                                                                    EXHIBIT 4(B)



                                                                  CONFORMED COPY


                                15 DECEMBER 1999




                                   TRUST DEED



                                  relating to a



                               (Euro)2,000,000,000
                         EURO MEDIUM TERM NOTE PROGRAMME



                                     between



                           TXU EASTERN FUNDING COMPANY
                                    as Issuer



                                       and



                               TXU EUROPE LIMITED
                                  as Guarantor



                                       and

                   THE LAW DEBENTURE TRUST CORPORATION P.L.C.
                                   as Trustee




                             Weil, Gotshal & Manges

                                TABLE OF CONTENTS


                                                                            Page


1        DEFINITIONS..........................................................1

2        AMOUNT AND ISSUE OF THE NOTES........................................9

3        FORMS OF THE NOTES..................................................12

4        FEES, DUTIES AND TAXES..............................................14

5        COVENANT OF COMPLIANCE..............................................14

6        CANCELLATION OF NOTES AND RECORDS...................................14

7        GUARANTEE...........................................................15

8        NON-PAYMENT.........................................................17

9        PROCEEDINGS, ACTION AND INDEMNIFICATION.............................17

10       APPLICATION OF MONEYS...............................................17

11       NOTICE OF PAYMENTS..................................................18

12       INVESTMENT BY TRUSTEE...............................................18

13       PARTIAL PAYMENTS....................................................19

14       COVENANTS BY THE ISSUER AND THE GUARANTOR...........................19

15       REMUNERATION AND INDEMNIFICATION OF TRUSTEE.........................22

16       SUPPLEMENT TO TRUSTEE ACT 1925......................................23

17       TRUSTEE'S LIABILITY.................................................27

18       TRUSTEE CONTRACTING WITH ISSUER AND GUARANTOR.......................27

19       WAIVER, AUTHORISATION AND DETERMINATION.............................28

20       MODIFICATION........................................................28

21       BREACH..............................................................28

22       HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER
         AND COUPONHOLDER....................................................28

23       NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS........................29

24       CURRENCY INDEMNITY..................................................29

25       NEW TRUSTEE.........................................................29

26       SEPARATE AND CO-TRUSTEES............................................30

27       TRUSTEE'S RETIREMENT AND REMOVAL....................................30

28       TRUSTEE'S POWERS TO BE ADDITIONAL...................................30

29       SUBSTITUTION........................................................30

30       NOTICES.............................................................32

                                TABLE OF CONTENTS

                                   (continued)


31       GOVERNING LAW.......................................................33

32       COUNTERPARTS........................................................33

THE FIRST SCHEDULE TERMS AND CONDITIONS OF THE NOTES.........................34

THE SECOND SCHEDULE  FORMS OF GLOBAL AND DEFINITIVE NOTES,
     RECEIPTS, COUPONS AND TALONS............................................63

THE THIRD SCHEDULE PROVISIONS FOR MEETING OF NOTEHOLDERS.....................94

THIS AGREEMENT is made on 15 December 1999 between the following parties.

(1) TXU EASTERN FUNDING COMPANY, a company incorporated under the laws of England, whose registered office is at The Adelphi, 1-11 John Adam Street, London, WC2N 6HT (the "ISSUER");

(2) TXU EUROPE LIMITED, a company incorporated under the laws of England, whose registered office is at The Adelphi, 1-11 John Adam Street, London, WC2N 6HT (the "GUARANTOR");

(3) THE LAW DEBENTURE TRUST CORPORATION P.L.C., a company incorporated under the laws of England, whose registered office is at Princes House, 95 Gresham Street, London EC2V 7LY, England (the "TRUSTEE", which expression shall, wherever the context so admits, include such company and all other persons or companies for the time being the trustee or trustees of these presents) as trustee for the Noteholders, the Receiptholders and the Couponholders (each as defined below).

WHEREAS

(A) By a resolution of the Board of Directors of the Issuer dated 6 August 1999 and a resolution of a committee of the Board of Directors of the Issuer dated 14 December 1999 it was resolved to establish a Euro Medium Term Note Programme pursuant to which the Issuer may from time to time issue Notes as set out herein. Notes up to a maximum nominal amount (calculated in accordance with Clause 3.5 of the Programme Agreement (as defined below)) from time to time outstanding of
          (Euro)2,000,000,000 (subject to increase as provided in the Programme Agreement) (the "PROGRAMME LIMIT") may be issued pursuant to the said Programme.

(B) By a resolution of the Board of Directors of the Guarantor dated 6 December 1999 and a resolution of a committee of the Board of Directors of the Guarantor dated 14 December 1999 the Guarantor has resolved to guarantee all Notes issued under the Programme by the Issuer.

(C) The Trustee has agreed to act as trustee of these presents for the benefit of the Noteholders, the Receiptholders and the Couponholders upon and subject to the terms and conditions of these presents.

NOW THIS TRUST DEED WITNESSES AND IT IS AGREED AND DECLARED as follows:

1         DEFINITIONS

1.1 In these presents unless there is anything in the subject or context inconsistent therewith the following expressions shall have the following meanings:

"AGENCY AGREEMENT" means the agreement dated 15 December 999, as amended and/or supplemented and/or restated from time to time, pursuant to which the Issuer and the Guarantor have appointed the Issuing and Paying Agent and the other Paying Agents in relation to all or any Series of the Notes and any other agreement for the time being in force appointing further or other Paying Agents or another Issuing and Paying Agent in relation to all or any Series of the Notes, or in connection with their duties, the terms of which have previously been approved in writing by the Trustee, together with any agreement for the time being in force amending or modifying with the prior written approval of the Trustee any of the aforesaid agreements;

"APPOINTEE" means any attorney, manager, agent, delegate or other person appointed by the Trustee under these presents;

"AUDITORS" means the auditors for the time being of the Guarantor or, in the event of their being unable or unwilling promptly to carry out any action reasonably requested of them pursuant to the provisions of these presents, such other firm of accountants as may be nominated by the Issuer and approved by the Trustee, such approval not to be unreasonably withheld, or, failing such nomination and/or approval, as may be nominated by the Trustee, in each case for the purposes of these presents;

"CALCULATION AGENT" means, in relation to all or any Series of the Notes, the person initially appointed as calculation agent in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement or, if applicable, any Successor calculation agent in relation to all or any Series of the Notes;

"CONDITIONS" means, in relation to the Notes of any Series, the terms and conditions endorsed on or incorporated by reference into the Note or Notes constituting such Series, such terms and conditions being in substantially the form set out in the First Schedule or in such other form, having regard to the terms of the Notes of the relevant Series, as may be agreed between the Issuer, the Trustee and the relevant Dealer(s) as modified and supplemented by the Pricing Supplement applicable to the Notes of the relevant Series, in each case as from time to time modified in accordance with the provisions of these presents and references in these presents to a particular numbered Condition shall be construed accordingly;

"COUPON" means an interest coupon appertaining to a Definitive Note (other than a Zero Coupon Note), such coupon being:

(a) if appertaining to a Note bearing interest at a fixed rate, in the form or substantially in the form set out in Part V A of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s); or

(b) if appertaining to a Floating Rate Note or a Note bearing interest at another variable rate, in the form or substantially in the form set out in Part V B of the Second Schedule or in such other form, having regard to the terms of issue of the Notes of the relevant Series, as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s); or

(c) if appertaining to a Definitive Note which is neither a Note bearing interest at a fixed rate nor a Floating Rate Note nor a Note bearing interest at another variable rate, in such form as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s), and includes, where applicable, the Talon(s) appertaining thereto and any replacements for Coupons and Talons issued pursuant to Condition 12;

"COUPONHOLDERS" means the several persons who are for the time being holders of the Coupons and includes, where applicable, the Talonholders;

"DEALERS" means Barclays Bank PLC, Chase Manhattan International Limited, Deutsche Bank AG London, Lehman Brothers International (Europe), Paribas, Tokyo-Mitsubishi International plc and any other entity which the Issuer and the Guarantor may appoint as a Dealer and notice of whose appointment has been given to the Issuing and Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement but excluding any entity whose appointment has been terminated in accordance with the provisions of the Programme Agreement and notice of such termination has been given to the Issuing and Paying Agent and the Trustee by the Issuer in accordance with the provisions of the Programme Agreement and references to a "RELEVANT DEALER" or "RELEVANT DEALER(S)" mean, in relation to any Tranche or Series of Notes, the Dealer or Dealers with whom the Issuer has agreed the issue of the Notes of such Tranche or Series and "DEALER" means any one of them;

"DEFINITIVE NOTE" means a Note in definitive form issued or, as the case may require, to be issued by the Issuer in accordance with the provisions of the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) in relation to the Programme in exchange for either a Temporary Global Note or part thereof or a Permanent Global Note (all as indicated in the applicable Pricing Supplement), such Note in definitive form being in the form or substantially in the form set out in Part III of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s) and having the Conditions endorsed thereon or, if permitted by the relevant Stock Exchange, incorporating the Conditions by reference (where applicable to this Trust Deed) as indicated in the applicable Pricing Supplement and having the relevant information supplementing, replacing or modifying the Conditions appearing in the applicable Pricing Supplement endorsed thereon or attached thereto and (except in the case of a Zero Coupon Note) having Coupons and, where appropriate, Receipts and/or Talons attached thereto on issue;

"DISTRIBUTION COMPLIANCE PERIOD" means the period expiring 40 days after the later of the relevant Issue Date of the Notes of a Tranche and the completion of the distribution of all Notes of such Tranche as determined by the Issuing and Paying Agent (based on information provided by the relevant Dealer(s)) and notified by the Issuing and Paying Agent to the Issuer and each of Euroclear and Cedelbank;

"EUROCLEAR" means Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System;

"EVENT OF DEFAULT" means any of the conditions, events or acts provided in Condition 10 to be events upon the happening of which the Notes of any Series would, subject only to notice by the Trustee as therein provided, become immediately due and repayable;

"EXTRAORDINARY RESOLUTION" has the meaning ascribed thereto in paragraph 20 of the Third Schedule;

"GLOBAL NOTE" means a Temporary Global Note and/or a Permanent Global Note, as the context may require;

"ISSUE DATE" means, in respect of any Note, the date of issue and purchase of such Note pursuant to and in accordance with the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s), being in the case of any Definitive Note represented initially by a Global Note, the same date as the issue of the Global Note which initially represented such Note;

"ISSUING AND PAYING AGENT" means, in relation to all or any Series of the Notes, Citibank, N.A. at its office at 5 Carmelite Street, London EC4Y 0PA or, if applicable, any Successor Issuing and Paying Agent in relation to all or any Series of the Notes;

"LIABILITY" means any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

"LONDON BUSINESS DAY" means a day (other than a Saturday or a Sunday) on which banks and foreign exchange markets are open for business in London;

"MONTH" means calendar month;

"NOTE" means a note issued pursuant to the Programme and denominated in such currency or currencies as may be agreed between the Issuer and the relevant Dealer(s) which has such maturity and denomination as may be agreed between the Issuer and the relevant Dealer(s) and issued or to be issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents and which shall initially be represented by, and comprised in, either (a) a Temporary Global Note which may (in accordance with the terms of such Temporary Global Note) be exchanged for Definitive Notes or a Permanent Global Note which Permanent Global Note may (in accordance with the terms of such Permanent Global Note) in turn be exchanged for Definitive Notes or (b) a Permanent Global Note which may (in accordance with the terms of such Permanent Global Note) be exchanged for Definitive Notes (all as indicated in the applicable Pricing Supplement) and includes an replacements for a Note issued pursuant to Condition 12;

"NOTEHOLDERS" means the several persons who are for the time being holders of outstanding Notes save that, in respect of the Notes of any Series, for so long as such Notes or any part thereof are represented by a Global Note deposited with a common depositary for Euroclear and Cedelbank, each person who is for the time being shown in the records of Euroclear or Cedelbank (other than Cedelbank, if Cedelbank shall be an accountholder of Euroclear and Euroclear, if Euroclear shall be an accountholder of Cedelbank) as the holder of a particular nominal amount of the Notes of such Series shall be deemed to be the holder of such nominal amount of such Notes (and the holder of the relevant Global Note shall be deemed not to be the holder) for all purposes of these presents other than with respect to the payment of principal or interest on such nominal amount of such Notes, the rights to which shall be vested, as against the Issuer, the Guarantor and the Trustee, solely in such common depositary and for which purpose such common depositary shall be deemed to be the holder of such nominal amount of such Notes in accordance with and subject to its terms and the provisions of these presents and the expression "NOTEHOLDER", "HOLDER" and "HOLDER OF NOTES" and related expressions shall be construed accordingly;

"NOTICE" means, in respect of a notice to be given to Noteholders, a notice validly given pursuant to Condition 16;

"OUTSTANDING" means, in relation to the Notes of all or any Series, all the Notes of such Series issued other than:

(a)       those Notes which have been redeemed pursuant to these presents;

(b) those Notes in respect of which the date for redemption in accordance with the Conditions has occurred and the redemption moneys (including all interest payable thereon) have been duly paid to the Trustee or to the Issuing and Paying Agent in the manner provided in the Agency Agreement (and, where appropriate, notice to that effect has been given to the relative Noteholders in accordance with Condition 16) and remain available for payment against presentation of the Notes and/or Receipts and/or Coupons;

(c) those Notes which have been purchased and cancelled in accordance with Condition 6(g);

(d)       those Notes which have become void under Condition 9;

(e) those mutilated or defaced Notes which have been surrendered and cancelled and in respect of which replacements have been issued pursuant to Condition 12;

(f) (for the purpose only of ascertaining the nominal amount of the Notes outstanding and without prejudice to the status for any other purpose of the Notes) those Notes which are alleged to have been lost, stolen or destroyed and in respect of which replacement notes have been issued pursuant to Condition 12; and

(g) any Temporary Global Note to the extent that it shall have been exchanged for Definitive Notes or a Permanent Global Note and any Permanent Global Note to the extent that it shall have been exchanged for Definitive Notes in each case pursuant to its provisions, the provisions of these presents and the Agency Agreement; and

PROVIDED THAT for each of the following purposes, namely:

(i) the right to attend and vote at any meeting of the holders of the Notes of any Series;

(ii) the determination of how many and which Notes of any Series are for the time being outstanding for the purposes of Clause 9.1, Conditions 10 and 11 and paragraphs 2, 5, 6 and 9 of the Third Schedule;

(iii) any discretion, power or authority (whether contained in these presents or vested by operation of law) which the Trustee is required, expressly or impliedly, to exercise in or by reference to the interests of the holders of the Notes of any Series; and

(iv) the determination by the Trustee whether any event, circumstance, matter or thing is, in its opinion, materially prejudicial to the interests of the holders of the Notes of any series,

those Notes of the relevant Series (if any) which are for the time being held by or on behalf of the Issuer, the Guarantor, any Subsidiary or holding company of the Issuer or the Guarantor or any other Subsidiary of any such holding company, in each case as beneficial owner, shall (unless and until ceasing to be so held) be deemed not to remain outstanding;

"PAYING AGENTS" means, in relation to all or any Series of the Notes, the several institutions (including, where the context permits, the Issuing and Paying Agent) at their respective specified offices initially appointed as paying agents in relation to such Notes by the Issuer and the Guarantor pursuant to the Agency Agreement and/or, if applicable, any Successor paying agents at their respective specified offices in relation to all or any Series of the Notes;

"PERMANENT GLOBAL NOTE" means a global note in the form or substantially in the form set out in Part II of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents either in exchange for the whole or part of any Temporary Global Note issued in respect of such Notes or on issue;

"POTENTIAL EVENT OF DEFAULT" means any condition, event or act which, with the lapse of time and/or the issue, making or giving of any notice, certification, declaration, demand, determination and/or request and/or the taking of any similar action and/or the fulfilment of any similar condition, would constitute an Event of Default;

"PRICING SUPPLEMENT" has the meaning set out in the Programme Agreement;

"PRINCIPAL SUBSIDIARY" at any time shall mean:

(a)       any Relevant Subsidiary; or

(b) any Subsidiary of the Guarantor (not being an Excluded Subsidiary or any other Subsidiary of the Guarantor 90 per cent. in principal amount of whose indebtedness for borrowed money is Project Finance Indebtedness);

          (i)       whose (A) gross profits on ordinary activities before tax or
                    (B) gross assets represent 20 per cent. or more of the consolidated gross profits on ordinary activities before tax of the Group or consolidated gross assets of the Group respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Group; or

          (ii) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferee Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (ii) (but without prejudice to the provisions of sub-paragraph (i) above), upon publication of its next audited financial statements.

A Report by the Auditors that, in their opinion, a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period, a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Noteholders;

"PROGRAMME" means the Euro Medium Term Note Programme established by, or otherwise contemplated in, the Programme Agreement;

"PROGRAMME AGREEMENT" means the agreement of even date herewith between the Issuer, the Guarantor and the Dealers named therein concerning the purchase of Notes to be issued pursuant to the Programme together with any agreement for the time being in force amending, replacing, novating or modifying such agreement and any accession letters and/or agreements supplemental thereto;

"PROGRAMME LIMITS" means the maximum aggregate principal amount of Notes that may be issued and outstanding at any time under the Programme, as such limit may be increased pursuant to the Programme Agreement;

"REDEMPTION AMOUNT" has the meaning ascribed thereto in the Conditions;

"RECEIPT" means a receipt attached on issue to a Definitive Note redeemable in instalments for the payment of an instalment of principal, such receipt being in the form or substantially in the form set out in Part IV of the Second Schedule or in such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Receipts issued pursuant to Condition 12;

"RECEIPTHOLDERS" means the several persons who are for the time being holders of the Receipts;

"REFERENCE BANKS" means the several banks initially appointed as reference banks in relation to the Notes and referred to in the Conditions and/or, if applicable, any Successor reference banks in relation to the Notes;

"RELEVANT DATE" has the meaning set out in Condition 8;

"RELEVANT SUBSIDIARY" has the meaning specified in Condition 10;

"REPAY", "REDEEM" and "PAY" shall each include both the others and cognate expressions shall be construed accordingly;

"SECURITIES ACT" means the United States Securities Act 1933, as amended;

"SERIES" means a Tranche of Notes together with any further Tranche or Tranches of Notes which are (i) expressed to be consolidated and form a single series and
(ii) identical in all respects (including as to listing) except for their respective Issue Dates, Interest Commencement Dates and/or Issue Prices and the expressions "NOTES OF THE RELEVANT SERIES", "HOLDERS OF NOTES OF THE RELEVANT SERIES" and related expressions shall be construed accordingly;

"STOCK EXCHANGE" means the Luxembourg Stock Exchange, or any other or further stock exchange(s) on which any Notes may from time to time be listed, and references in these presents to the "RELEVANT STOCK EXCHANGE" shall, in relation to any Notes, be references to the Stock Exchange on which such Notes are, from time to time, or are intended to be, listed;

"SUBSIDIARY" has the meaning given to it in Condition 4;

"SUCCESSOR" means, in relation to the Issuing and Paying Agent, the other Paying Agents, the Reference Banks and the Calculation Agent, any successor to any one or more of them in relation to the Notes which shall become such pursuant to the provisions of these presents and/or the Agency Agreement (as the case may be) and/or such other or further Issuing and Paying Agent, Paying Agents, reference banks or calculation agent (as the case may be) in relation to the Notes as may (with the prior approval of, and on terms previously approved by, the Trustee in writing) from time to time be appointed as such, and/or, if applicable, such other or further specified offices (in the former case being within the same city as those for which they are substituted) as may from time to time be nominated, in each case by the Issuer and the Guarantor, and (except in the case of the initial appointments and specified offices made under and specified in the Conditions and/or the Agency Agreement, as the case may be) notice of whose appointment or, as the case may be, nomination has been given to the Noteholders;

"TALONHOLDERS" means the several person who are for the time being holders of the Talons;

"TALONS" means the talons (if any) appertaining to, and exchangeable in accordance with the provisions therein contained for further Coupon appertaining to, the Definitive Notes (other than the Zero Coupon Notes), such talons being in the form substantially in the form set out in Part VI of the Second Schedule or in such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s) and includes any replacements for Talons issued pursuant to Condition 12;

"TEMPORARY GLOBAL NOTE" means a temporary global note in the form or substantially in the form set out in Part I of the Second Schedule with such modifications (if any) as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s), together with the copy of the applicable Pricing Supplement annexed thereto, comprising some or all of the Notes of the same Series, issued by the Issuer pursuant to the Programme Agreement or any other agreement between the Issuer and the relevant Dealer(s) relating to the Programme, the Agency Agreement and these presents;

"THESE PRESENTS" means this Trust Deed and the Schedules and any trust deed supplemental hereto and the Schedules (if any) thereto and the Notes, the Receipts, the Coupons, the Talons, the Conditions and, unless the context otherwise requires, the Pricing Supplements, all as from time to time modified in accordance with the provisions herein or therein contained;

"TRANCHE" means all Notes which are identical in all respects (including as to listing);

"TRUST CORPORATION" means a corporation entitled by rules made under the Public Trustee Act 1906 of Great Britain or entitled pursuant to any other comparable legislation applicable to a trustee in any other jurisdiction to carry out the functions of a custodian trustee;

words denoting the singular shall include the plural and vice versa;

words denoting one gender only shall include the other genders; and

words denoting persons only shall include firms and corporations and vice versa.

1.2       (a)       All references in these presents to any statute or any
                    provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under any such modification or re-enactment.

          (b) All references in these presents to guarantees or to an obligation being guaranteed shall be deemed to include respectively references to indemnities or to an indemnity being given in respect thereof.

          (c) All references in these presents to any action, remedy or method of proceeding for the enforcement of the rights of creditors shall be deemed to include, in respect of any jurisdiction other than England, references to such action, remedy or method of proceeding for the enforcement of the rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate to such action, remedy or method of proceeding described or referred to in these presents.

          (d) All references in these presents to Euroclear and/or Cedelbank shall, whenever the context so permits, be deemed to include references to any additional or alternative clearing system approved by the Trustee.

          (e) Unless the context otherwise requires words or expressions used in these presents shall bear the same meanings as in the Companies Act 1985 of Great Britain.

          (f) In this Trust Deed references to Schedules, Clauses, sub-clauses, paragraphs and sub-paragraphs shall be construed as references to the Schedules to this Trust Deed and to the Clauses, sub-clauses, paragraphs and sub-paragraphs of this Trust Deed respectively.

          (g) All references in these presents involving compliance by the Trustee with a test of reasonableness shall be deemed to include a reference to a requirement that such reasonableness shall be determined by reference primarily to the interests of the holders of the Notes of the relevant one or more Series as a class and in the event of any conflict between such interests and the interests of any other person, the former shall prevail as being paramount.

          (h) In these presents tables of contents and Clause headings are included for ease of reference and shall not affect the construction of these presents.

1.3 Words and expressions defined in these presents or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used herein unless the context otherwise requires or unless otherwise stated and provided that, in the event of inconsistency between the Agency Agreement and these presents, these presents shall prevail and, in the event of inconsistency between the Agency Agreement or these presents and the applicable Pricing Supplement, the applicable Pricing Supplement shall prevail.

1.4 Subject to the provisions of Condition 7(i), all references in these presents to the "RELEVANT CURRENCY" shall be construed as references to the currency in which payments in respect of the Notes and/or Receipts and/or Coupons of the relevant Series are to be made as indicated in the applicable Pricing Supplement.

1.5 All references in these presents to "LISTING" and "LISTED" shall include references to "QUOTATION" and "QUOTED" respectively.

2         AMOUNT AND ISSUE OF THE NOTES

2.1       AMOUNT OF THE NOTES, PRICING SUPPLEMENTS AND LEGAL OPINIONS  The
Notes will be issued in Series in an aggregate nominal amount from time to time outstanding not exceeding the Programme Limit from time to time and for the purpose of determining such aggregate nominal amount Clause 3.5 of the Programme Agreement shall apply.

By not later than 3.00 pm (London time) on the second London Business Day preceding each proposed Issue Date, the Issuer shall deliver or cause to be delivered to the Trustee a copy of the applicable Pricing Supplement and drafts of all legal opinions to be given in relation to the relevant issue and shall notify the Trustee in writing without delay of the relevant issue date and the nominal amount of the Notes to be issued. Upon the issue of the relevant Notes, such Notes shall become constituted by these presents without further formality.

On such occasions as the Trustee so requests (on the basis that the Trustee considers it necessary in view of a change (or proposed change) in applicable law affecting the Issuer or the Guarantor, these presents, the Programme Agreement or the Agency Agreement or the Trustee has other reasonable grounds), the Issuer or, as the case may be, the Guarantor will procure that further legal opinion(s) (relating, if applicable, to any such change or proposed change) in such form and with such content as the Trustee may require from the legal advisers specified in the Programme Agreement or such other legal advisers as the Trustee may require is/are delivered to the Trustee. Whenever such a request is made with respect to any Notes to be issued, the receipt of such opinion in a form satisfactory to the Trustee shall be a further condition precedent to the issue of those Notes.

2.2 COVENANT TO REPAY PRINCIPAL AND TO PAY INTEREST The Issuer covenants with the Trustee that it will, as and when the Notes of any Series or any of them or any instalment of principal in respect thereof becomes due and is to be redeemed in accordance with the Conditions, unconditionally pay or procure to be paid to or to the order of the Trustee in the relevant currency in immediately available funds the principal amount in respect of the Notes of such Series or the amount of such instalment becoming due for redemption on that date and (except in the case of Zero Coupon Notes) shall (subject to the provisions of the Conditions) in the meantime and until redemption in full of the Notes of such Series (both before and after any judgement or other order of a court of competent jurisdiction) unconditionally pay or procure to be paid to or to the order of the Trustee as aforesaid interest (which shall accrue from day to day) on the nominal amount of the Notes outstanding of such Series at rates and/or in amounts calculated from time to time in accordance with, or specified in, and on the dates provided for in, the Conditions (subject to Clause 2.4) PROVIDED THAT:

(a) every payment of principal or interest or other sum due in respect of the Notes made to or to the order of the Issuing and Paying Agent in the manner provided in the Agency Agreement shall be in satisfaction pro tanto of the relevant covenant by the Issuer in this Clause in relation to the Notes of such Series except to the extent that there is a default in the subsequent payment thereof in accordance with the Conditions to the Noteholders, Receiptholders or Couponholders (as the case may be);

(b) in the case of any payment of principal which is not made to the Trustee or the Issuing and Paying Agent on or before the due date or which is so made on or after accelerated maturity following an Event of Default, interest shall (subject, where applicable, as provided in the Conditions) continue to accrue on the nominal amount of the Notes (except in the case of Zero Coupon Notes to which the provisions of Condition 5(d) shall apply) (both before and after any judgement or other order of a court of competent jurisdiction) at the rates aforesaid up to and including the date which the Trustee determines to be the date on and after which payment is to be made in respect thereof as stated in a notice given to the holders of such Notes (such date to be not later than 30 days after the day on which the whole of such principal amount, together with an amount equal to the interest which has accrued and is to accrue pursuant to this proviso up to and including that date, has been received by the Trustee or the Issuing and Paying Agent); and

(c) in any case where payment of the whole or any part of the principal amount of any Note is improperly withheld or refused upon due presentation thereof (other than in circumstances contemplated by (b) above) interest shall accrue on the nominal amount of such Note (except in the case of Zero Coupon Notes to which the provisions of Condition 5(d) shall apply) payment of which has been so withheld or refused (both before and after any judgement or other order of a court of competent jurisdiction) at the rates aforesaid from the date of such withholding or refusal until the date on which, upon further presentation of the relevant Note, payment of the full amount (including interest as aforesaid) in the relevant currency payable in respect of such Note is made or (if earlier) the seventh day after notice is given to the relevant Noteholder(s) (whether individually or in accordance with Condition 16) that the full amount (including interest as aforesaid) in the relevant currency in respect of such
          Note is available for payment, provided that, upon further presentation thereof being duly made, such payment is made.

The Trustee will hold the benefit of this covenant on trust for the Noteholders, the Receiptholders and the Couponholders and itself in accordance with these presents.

2.3 TRUSTEE'S REQUIREMENTS REGARDING PAYING AGENTS ETC: At any time after an Event of Default or a Potential Event of Default shall have occurred and for so long as it shall be continuing in the opinion of the Trustee or the Notes of all or any Series shall otherwise have become due and repayable or the Trustee shall have received any money which it proposes to pay under Clause 10 to the relevant Noteholders, Receiptholders and/or Couponholders, the Trustee may:

(a) by notice in writing to the Issuer, the Guarantor, the Issuing and Paying Agent and the other Paying Agents require the Issuing and Paying Agent and the other Paying Agents pursuant to the Agency
          Agreement:

          (i) to act thereafter as Issuing and Paying Agent and other Paying Agents respectively of the Trustee in relation to payments to be made by or on behalf of the Trustee under the terms of these presents mutatis mutandis on the terms provided in the Agency Agreement (save that the Trustee's liability under any provisions thereof for the indemnification, remuneration and payment of out-of-pocket expenses of the Issuing and Paying Agent and the other Paying Agents shall be limited to the amounts for the time being held by the Trustee on the trusts of these presents relating to the Notes of the relevant Series and available for such purpose) and thereafter to hold all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons on behalf of the Trustee; or

          (ii) to deliver up all Notes, Receipts and Coupons and all sums, documents and records held by them in respect of Notes, Receipts and Coupons to the Trustee or as the Trustee shall direct in such notice provided that such notice shall be deemed not to apply to any documents or records which the Issuing and Paying Agent or relevant other Paying Agent is obliged not to release by any law or regulation; and

(b) by notice in writing to the Issuer and the Guarantor require each of them to make all subsequent payments in respect of the Notes, Receipts and Coupons to or to the order of the Trustee and not to the Issuing and Paying Agent and, with effect from the issue of any such notice to the Issuer and the Guarantor and until such notice is withdrawn, proviso (a) to Clause 2.2 relating to the Notes shall cease to have effect.

2.4 RATE OF INTEREST AFTER A DEFAULT: If the Notes bear interest at a floating or other variable rate and they become immediately due and repayable under Condition 10 the rate and/or amount of interest payable in respect of them will be calculated by the Calculation Agent at the same intervals as if such Notes had not become due and repayable, the first of which will commence on the expiry of the Interest Period during which the Notes of the relevant Series become so due and repayable mutatis mutandis in accordance with the provisions of Condition 5 except that the rates of interest need not be published, unless the Trustee requires publication.

2.5 CURRENCY OF PAYMENTS: All payments in respect of, under and in connection with these presents and the Notes of any Series to the Noteholders, Receiptholders and Couponholders shall be made in the relevant currency.

2.6       FURTHER NOTES: The Issuer shall be at liberty from time to time
(but subject always to the provisions of these presents) without the consent of the Noteholders, Receiptholders or Couponholders to create and issue further Notes ranking pari passu in all respects (or in all respects save for the date from which interest thereon accrues and the amount of the first payment of interest on such further Notes) and so that the same shall be consolidated and form a single series with the outstanding Notes of a particular Series.

2.7       SEPARATE SERIES: The Notes of each Series shall form a separate
Series of Notes and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise determine, the provisions of this Clause and of Clauses 3 to 24 (both inclusive), 26 and the Third Schedule shall apply mutatis mutandis separately and independently to the Notes of each Series and in such Clauses and Schedule the expressions "NOTES", "NOTEHOLDERS", "RECEIPTS", "RECEIPTHOLDERS", "COUPONS", "COUPONHOLDERS", "TALONS" and "TALONHOLDERS" shall be construed accordingly.

3         FORMS OF THE NOTES

3.1       GLOBAL NOTES:

(a) The Notes of each Tranche will be represented on issue by either a single Temporary Global Note or a single Permanent Global Note. Each Temporary Global Note shall be exchangeable for either Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, or a Permanent Global Note in each case in accordance with the provisions of such Temporary Global Note. Each Permanent Global Note shall be exchangeable for Definitive Notes together with, where applicable, Receipts and (except in the case of Zero Coupon Notes) Coupons and, where applicable, Talons attached, in accordance with the provisions of such Permanent Global Note. All Global Notes shall be prepared, completed and delivered to a common depository for Euroclear and Cedelbank in accordance with the provisions of the Programme Agreement or to another appropriate depository in accordance with any other agreement between the Issuer and the relevant Dealer(s) and, in each case, the Agency Agreement.

(b) Each Temporary Global Note shall be printed or typed in the form or substantially in the form set out in Part I of the Second Schedule and may be a facsimile. Each Temporary Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent. Each Temporary Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

(c) Each Permanent Global Note shall be printed or typed in the form or substantially in the form set out in Part II of the Second Schedule and may be a facsimile. Each Permanent Global Note shall have annexed thereto a copy of the applicable Pricing Supplement and shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent. Each Permanent Global Note so executed and authenticated shall be a binding and valid obligation of the Issuer and title thereto shall pass by delivery.

3.2      DEFINITIVE NOTES:

(a) The Definitive Notes, the Receipts, the Coupons and the Talons shall be to bearer in the respective forms or substantially in the respective forms set out in Parts III, IV, V and VI, respectively in the Second Schedule. The Definitive Notes, the Receipts, the Coupons and the Talons shall be serially numbered and, if listed or quoted, shall be security printed in accordance with the requirements (if any), from time to time, of the relevant Stock Exchange and the relevant Conditions shall be incorporated by reference (where applicable to these presents) into such Definitive Notes if permitted by the relevant Stock Exchange (if any), or, if not so permitted, the Definitive Notes shall be endorsed with or have attached thereto the relevant conditions, and, in either such case, the Definitive Notes shall have endorsed thereon or attached thereto a copy of the applicable Pricing Supplement (or the relevant provisions thereof). Title to the Definitive Notes, the Receipts, the Coupons and the Talons shall pass by delivery.

(b) The Definitive Notes shall be signed manually or in facsimile by a person duly authorised by the Issuer on behalf of the Issuer and shall be authenticated by or on behalf of the Issuing and Paying Agent. The Definitive Notes so executed and authenticated, and the Receipts, the Coupons and the Talons, upon execution and authentication of the relevant Definitive Notes, shall be binding and valid obligations of the Issuer. The Receipts, the Coupons and the Talons shall not be signed. No Definitive Note and none of the Receipts, Coupons or Talons appertaining to such Definitive Note shall be binding or valid until such Definitive Note shall have been executed and authenticated as aforesaid.

3.3 FACSIMILE SIGNATURES: The Issuer may use the facsimile signature of any person who at the date such signature is affixed to a Note is duly authorised by the Issuer notwithstanding that at the time of issue of any of the Notes he may have ceased for any reason to be so authorised.

3.4 PERSONS TO BE TREATED AS NOTEHOLDERS: Except as ordered by a court of competent jurisdiction or as required by law, the Issuer, the Guarantor, the Trustee, the Issuing and Paying Agent and the other Paying Agents (notwithstanding any notice to the contrary and whether or not it is overdue and notwithstanding any notation of ownership or writing thereon or notice of any previous loss or thereof) may (i) for the purpose of making payment thereon or on account thereof deem and treat the bearer of any Global Note, Definitive Note, Receipt or Coupon as the absolute owner thereof and of all rights thereunder free from all encumbrances, and shall not be required to obtain proof of such ownership or as to the identity of the bearer and (ii) for all other purposes deem and treat:

(a)       the bearer of any Definitive Note, Receipt, Coupon or Talon; and

(b) each person for the time being shown in the records of Euroclear or Cedelbank as having a particular nominal amount of Notes credited to his securities account,

as the absolute owner thereof and of all rights thereunder free from all encumbrances and shall not be required to obtain proof of such ownership (other than, in the case of any person for the time being so shown in such records, a certificate or letter of confirmation signed on behalf of Euroclear or Cedelbank or any other form of record made by any of them) or as to the identify of the bearer of any Global Note, Definitive Note, Receipt, Coupon or Talon.

3.5 CERTIFICATES OF EUROCLEAR AND CEDELBANK: The Issuer, the Guarantor and the Trustee may call for and, except in the case of manifest error, shall be at liberty to accept and place full reliance on as sufficient evidence thereof a certificate or letter of confirmation issued on behalf of Euroclear or Cedelbank or any form of record made by either of them or such other form of evidence and/or information and/or certification as it shall, in its absolute discretion, think fit to the effect that at any particular time or throughout any particular period any particular person is, was, or will be, shown in its records as the holder of a particular nominal amount of Notes represented by a Global Note and, if it does so rely, such letter of confirmation, form of record, evidence, information or certification shall be conclusive and binding on all concerned.

4         FEES, DUTIES AND TAXES

The Issuer will pay any stamp, issue, registration, documentary and other fees, duties and taxes, including interest and penalties, payable on or in connection with (i) the execution and delivery of these presents, (ii) the constitution and original issue of the Notes, the Receipts and the Coupons and (iii) any action taken by or on behalf of the Trustee or (where permitted under these presents so to do) any Noteholder, Receiptholder or Couponholder to enforce, or to resolve any doubt concerning these presents.

5         COVENANT OF COMPLIANCE

Each of the Issuer and the Guarantor covenants with the Trustee that it will comply with and perform and observe all the provisions of these presents which are expressed to be binding on it. The Conditions shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders. The Trustee shall be entitled to enforce the obligations of the Issuer and the Guarantor under the Notes, the Receipts and the Coupons as if the same were set out and contained in this Trust Deed, which shall be read and construed as one document with the Notes, the Receipts and the Coupons. The Trustee shall hold the benefit of this covenant upon trust for itself and the Noteholders, the Receiptholders and the Couponholders according to its and their respective interests.

6         CANCELLATION OF NOTES AND RECORDS

6.1 The Issuer shall procure that all Notes issued by it which are (i) redeemed or (ii) purchased and surrendered for cancellation by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor or
(iii) which being mutilated or defaced, have been surrendered and replaced pursuant to Condition 12 (together in each case with all unmatured Receipts and Coupons attached thereto or delivered therewith) and all relative Receipts and Coupons paid in accordance with the relevant Conditions or which, being mutilated or defaced, have been surrendered or replaced pursuant to Condition 12 shall forthwith be cancelled by or on behalf of the Issuer and a certificate stating:

(a) the aggregate principal amount of Notes which have been redeemed and the aggregate amounts in respect of Receipts and Coupons which have been paid;

(b)       the serial numbers of such Notes in definitive form and Receipts;

(c) the total numbers (where applicable, of each denomination) by maturity date of such Receipts and Coupons;

(d) the aggregate amount of interest paid (and the due dates of such payments) on Global Notes;

(e) the aggregate nominal amount of Notes (if any) which have been purchased by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor and cancelled and the serial numbers of such Notes in definitive form and the total number (where applicable, of each denomination) by maturity date of the receipts, Coupons and Talons attached thereto or surrendered therewith;

(f) the aggregate nominal amounts of Notes and Receipts and the aggregate amounts in respect of Coupons which have been so surrendered and replaced and the serial numbers of such Notes in definitive form and the total number where applicable, of each denomination) by maturity date of such Coupons and Talons;

(g) the total number (where applicable, of each denomination) by maturity date of the unmatured Coupons missing from Definitive Notes bearing interest at a fixed rate which have been redeemed or surrendered and replaced and the serial numbers of the Definitive Notes to which such missing unmatured Coupons appertained; and

(h) the total number (where applicable, of each denomination) by maturity date of Talons which have been exchanged for further Coupons,

shall be given to the Trustee by or on behalf of the Issuer as soon as possible and in any event within four months after the date of such redemption, purchase, payment, exchange or replacement (as the case may be). The Trustee may accept such certificate as conclusive evidence of redemption, purchase or replacement pro tanto of the Notes or payment of interest thereon or exchange of the relative Talons respectively and of cancellation of the relative Notes and Coupons.

6.2 The Issuer shall procure (i) that the Issuing and Paying Agent shall keep a full and complete record of all Notes, Receipts, Coupons and Talons issued by it (other than serial numbers of Receipts and Coupons) and of their redemption, purchase by or on behalf of the Issuer, the Guarantor or any Subsidiary of the Issuer or the Guarantor and of all replacement notes, receipts, coupons or talons issued in substitution for lost, stolen, mutilated, defaced or destroyed Notes, Receipts, Coupons or Talons (ii) that the Issuing and Paying Agent shall in respect of the Coupons of each maturity retain (in the case of Coupons other than Talons) until the expiry of 10 years from the Relevant Date in respect of such Coupons and (in the case of Talons indefinitely) either all paid or exchanged Coupons of that maturity or a list of the serial numbers of Coupons of that maturity still remaining unpaid or unexchanged and (iii) that such records and Coupons (if any) shall be made available to the Trustee at all reasonable times.

7         GUARANTEE

7.1 The Guarantor unconditionally and irrevocably guarantees that if the Issuer does not pay any sum payable by it under this Trust Deed, the Notes, the Receipts or the Coupons by the time and on the date specified for such payment (whether on the normal due date, on acceleration or otherwise), the Guarantor shall pay or procure to be paid that sum to or to the order of the Trustee, in the manner provided in Clause 2.2 (or if in respect of sums due under Clause 15 in pounds sterling in London in immediately available funds) before close of business on that date in the city to which payment is so to be made. Clauses 2.2(a), (b) and (c) shall apply (with consequential amendments as necessary) to such payments other than those in respect of sums due under Clause
15. All payments under the Guarantee by the Guarantor shall be made subject to Condition 8.

7.2 As between the Guarantor and the Trustee, the Noteholders and the Couponholders but without affecting the Issuer's obligations, the Guarantor shall be liable under this Clause as if it were the sole principal debtor and not merely a surety. Accordingly, it shall not be discharged, nor shall its liability be affected, by anything that would not discharge it or affect its liability if it were the sole principal debtor (including (1) any time, indulgence, waiver or consent at any time given to the Issuer or any other person, (2) any amendment to any other provisions of this Trust Deed or to the Conditions or to any security or other guarantee or indemnity, (3) the making or absence of any demand on the Issuer or any other person for payment, (4) the enforcement or absence of enforcement of this Trust Deed, the Notes, the Receipts or the Coupons or of any security or other guarantee or indemnity, (5) the taking, existence or release of any security, guarantee or indemnity, (6) the dissolution, amalgamation, reconstruction or reorganisation of the Issuer or any other person or (7) the illegality, invalidity or unenforceability of or any defect in any provision of this Trust Deed, the Notes, the Receipts or the Coupons or any of the Issuer's obligations under any of them).

7.3 The Guarantor's obligations under this Trust Deed are and shall remain in full force and effect by way of continuing security until no sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons. Furthermore, those obligations of the Guarantor are additional to, and not instead of, any security or other guarantee or indemnity at any time existing in favour of any person, whether from the Guarantor or otherwise and may be enforced without first having recourse to the Issuer, any other person, any security or any other guarantee or indemnity. The Guarantor irrevocably waives all notices and demands of any kind.

7.4 So long as any sum remains payable under this Trust Deed, the Notes, the Receipts or the Coupons;

(a) any right of the Guarantor, by reason of the performance of any of its obligations under this Clause, to be indemnified by the Issuer or to take the benefit of or to enforce any security or other guarantee or indemnity shall be exercised and enforced by the Guarantor only in such manner and on such written terms as the Trustee may require or approve; and

(b) any amount received or recovered by the Guarantor (a) as a result of any exercise of any such right or (b) in the dissolution, amalgamation, reconstruction or reorganisation of the Issuer shall be held in trust for the Trustee and immediately paid to the Trustee and the Trustee shall hold it on the trusts set out in Clause 10.

7.5 Any amount received or recovered by the Trustee (otherwise than as a result of a payment by the Issuer to the Trustee in accordance with Clause 2) in respect of any sum payable by the Issuer under this Trust Deed, the Notes, the Receipts or the Coupons may be placed in a suspense account and kept there for so long as the Trustee thinks fit.

7.6 The Guarantor shall on demand indemnify the Trustee, each Noteholder and each Couponholder against any cost, loss, expense or liability sustained or incurred by it as a result of it being required for any reason (including any bankruptcy, insolvency, winding-up, dissolution, or similar law of any jurisdiction) to refund all or part of any amount received or recovered by it in respect of any sum payable by the Issuer under this Trust Deed, any Note or the Receipts or Coupons relating to that Note and shall in any event pay to it on demand the amount as refunded by it.

7.7 If any moneys become payable by the Guarantor under this Guarantee, the Issuer shall not (except in the event of the liquidation of the Issuer) so long as any such moneys remain unpaid, pay any moneys for the time being due from the Issuer to the Guarantor.

7.8 As separate, independent and alternative stipulations, the Guarantor unconditionally and irrevocably agrees (1) that any sum that, although expressed to be payable by the Issuer under this Trust Deed, the Notes or the Receipts or Coupons, is for any reason (whether or not now existing and whether or not now known or becoming known to the Issuer, the Guarantor, the Trustee or any Noteholder or Couponholder) not recoverable from the Guarantor on the basis of a guarantee shall nevertheless be recoverable from it as if it were the sole principal debtor and shall be paid by it to the Trustee on demand and (2) as a primary obligation to indemnify the Trustee, each Noteholder and each Couponholder against any loss suffered by it as a result of any sum expressed to be payable by the Issuer under this Trust Deed, the Notes or the Receipts or Coupons not being paid on the date and otherwise in the manner specified in this Trust Deed or any payment obligation of the Issuer under this Trust Deed, the Notes, the Receipts or the Coupons being or becoming void, voidable or unenforceable for any reason (whether or not now existing and whether or not now known or becoming known to the Trustee, any Noteholder or any Couponholder), the amount of that loss being the amount expressed to be payable by the Issuer in respect of the relevant sum.

7.9 The obligations of the Guarantor under these presents are direct, unconditional, unsubordinated and (subject to the provisions of Condition 4) unsecured obligations of the Guarantor and (subject as aforesaid) rank and will rank equally with all other unsecured and unsubordinated obligations (subject as aforesaid) and save for certain obligations required to be preferred by law (other than subordinated obligations, if any) of the Guarantor, from time to time outstanding.

8         NON-PAYMENT

8.1 References in provisos (b) and (c) to Clause 2.2 and the provisions of any trust deed supplemental to this Trust Deed corresponding to provisos (b) and (c) to Clause 2.2 to "THE RATES AFORESAID" shall, in the event of the Notes having become immediately due and repayable, with effect from the expiry of the interest period during which such Notes become due and repayable, be construed as references to rates of interest calculated mutatis mutandis in accordance with the Conditions except that no notices need be published in respect thereof.

9         PROCEEDINGS, ACTION AND INDEMNIFICATION

9.1 The Trustee shall not be bound to take any proceedings mentioned in Condition 14 or any other action in relation to these presents unless respectively directed or requested to do so (i) by an Extraordinary Resolution or (ii) in writing by the holders of at least one-fifth in aggregate amount of the Notes then outstanding and in either case then only if it shall be indemnified to its satisfaction against all Liabilities to which it may thereby render itself liable or which it may incur by so doing.

9.2 Only the Trustee may enforce the provisions of these presents. No Noteholder, Receiptholder or Couponholder shall be entitled to proceed directly against the Issuer or the Guarantor to enforce the performance of any of the provisions of these presents unless the Trustee having become bound as aforesaid to take proceedings fails to do so within a reasonable period and such failure is continuing.

10        APPLICATION OF MONEYS

All moneys received by the Trustee under these presents from the Issuer or, as the case may be, the Guarantor (including any moneys which represent principal or interest in respect of Notes, Receipts or Coupons which have become void under Condition 9) shall be held by the Trustee upon trust to apply them (subject to Clause 12):

          FIRSTLY, in or towards payment or satisfaction of all amounts then due and unpaid under these presents, including, without limitation, Clauses 15 and/or 16.10, to the Trustee and/or any Appointee;

          SECONDLY, to the extent such moneys are attributable, in the opinion of the Trustee, to a particular Series of Notes, in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of that Series;

          THIRDLY in or towards payment pari passu and rateably of all principal and interest then due and unpaid in respect of the Notes of each other Series issued by the Issuer; and

          FOURTHLY in payment of the balance (if any) to the Issuer (without prejudice to, or liability in respect of, any question as to how such payment to the Issuer shall be dealt with as between the Issuer and any other person).

          Without prejudice to this Clause 10, if the Trustee holds any moneys which represent principal or interest in respect of Notes issued by the Issuer which have become void or in respect of which claims have been prescribed under Condition 9, the Trustee will hold such moneys on the above trusts.

11        NOTICE OF PAYMENTS

The Trustee shall give notice to the Noteholders in accordance with Condition 16 of the day fixed for any payment to them under Clause 10. Such payment may be made in accordance with Condition 7 and any payment so made shall be a good discharge to the Trustee.

12        INVESTMENT BY TRUSTEE

12.1 If the amount of the moneys at any time available for the payment of principal and interest in respect of the Notes issued by the Issuer under Clause 10 shall be less than 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding the Trustee may at its discretion invest such moneys in some or one of the investments authorised below. The Trustee at its discretion may vary such investments and my accumulate such investments and the resulting income until the accumulations, together with any other funds for the time being under the control of the Trustee and available for such purpose, amount to at least 10 per cent. of the nominal amount of the Notes issued by the Issuer then outstanding and then such accumulations and funds shall be applied under Clause 10.

12.2 Any moneys which under the trusts of these presents ought to or may be invested by the Trustee may be invested in the name or under the control of the Trustee in any investments or other assets in any part of the world, in each case authorised by English law for the investment by the trustees of trust moneys whether or not they produce income or by placing the same on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may think fit. If that bank or institution is the Trustee or a Subsidiary, holding or associated company of the Trustee, it need only account for an amount of interest equal to the amount of interest which would, at then current rates, be payable by it on such a deposit to an independent customer. The Trustee may at any time vary any such investments for or in to other investments authorised as referred to above or convert any moneys so deposited into any other currency and shall not be responsible for any loss resulting from any such investments or deposits,


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

whether due to depreciation in value, fluctuations in exchange rates or otherwise.

13        PARTIAL PAYMENTS

Upon any payment under Clause 10 (other than payment in full against surrender of a Note, Receipt or Coupon) the Note, Receipt or Coupon in respect of which such payment is made shall be produced to the Trustee or the Paying Agent by or through whom such payment is made and the Trustee shall or shall cause such Paying Agent to enface thereon a memorandum of the amount and the date of payment but the Trustee may in any particular case dispense with such production and enfacement upon such indemnity being given as it shall think sufficient.

14        COVENANTS BY THE ISSUER AND THE GUARANTOR

Each of the Issuer and the Guarantor covenants with the Trustee that, so long as any of the Notes remains outstanding (or, in the case of paragraphs (g), (h), (l), (m), (o) and (p), so long as any of such Notes or the relative Receipts or Coupons remains liable to prescription or, in the case of sub-paragraph (k), until the expiry of a period of 30 days after the Relevant Date) it shall:

(a) give or procure to be given to the Trustee such opinions, certificates and information as its shall require and in such form as it shall require (including without limitation the procurement of all such certificates called for by the Trustee pursuant to Clause 16.3) for the purpose of the discharge or exercise of the duties, trusts, powers, authorities and discretions vested in it under these presents or by operation of law;

(b) cause to be prepared and certified by its Auditors in respect of each financial accounting period accounts in such form as will comply with all relevant legal and accounting requirements and all requirements for the time being of the relevant Stock Exchange in relation to the Notes;

(c) at all times keep, and procure its Restricted Subsidiaries and its Principal Subsidiaries to keep, proper books of account and, at any time after an Event of Default or Potential Event of Default has occurred, so far as permitted by applicable law, allow the Trustee and any person appointed by the Trustee to whom the Issuer or, as the case may be, the Guarantor shall have no reasonable objection free access to such books of account at all reasonable times during normal business hours;

(d) send to the Trustee (in addition to any copies which it may be entitled as a holder of any securities of the Issuer) two copies in English of every balance sheet, profit and loss account, report, circular and notice of general meeting and any other document issued or sent to its shareholders together with any of the foregoing, and every document issued or sent to holders of securities other than its shareholders (including the Noteholders) as soon as practicable after the issue or publication thereof;

(e) forthwith after becoming aware of the same, give notice in writing to the Trustee of the coming into existence of any Security Interest which would require any security to be given in respect of the Notes pursuant to Condition 4 or of the occurrence of any Event of Default or any Potential Event of Default;

(f) give to the Trustee (i) within seven days after demand by the Trustee therefor and (ii) (without the necessity for any such demand) promptly after the publication of its audited accounts in respect of each financial year commencing with the financial year ending 31 March 2000 and in any event not later than 180 days after the end of each such financial year, a certificate signed by two Directors or one Director and the company secretary of (A) the Issuer and (B) the Guarantor; and
          (C) (only within seven days after demand to the Issuer or Guarantor by the Trustee therefore) a Principal Subsidiary requested by the Trustee, to the effect that as at a date not more than seven days before delivering such certificate (the "RELEVANT CERTIFICATION DATE") there did not exist and had not existed since the relevant certification date of the previous certificate (or in the case of the first such certificate the date hereof) any Event of Default or any Potential Event of Default to their knowledge, after reasonable enquiry (which, in the case of (A) and (B), for the avoidance of doubt, shall include reasonable enquiries of the Directors of each Principal Subsidiary), (or if such exists or existed specifying the same);

(g) at all times execute and do all such further documents, acts and things as may be necessary at any time or times in the reasonable opinion of the Trustee to enable it to discharge its functions under, or giving effect to, these presents;

(h) at all times to maintain an Issuing and Paying Agent, other Paying Agents and Reference Banks in accordance with the Conditions;

(i) use all reasonable endeavours to procure the Issuing and Paying Agent to notify the Trustee forthwith in the event that it does not, on or before the due date for any payment in respect of the Notes issued by it or any of them or any of the relative Receipts or Coupons, receive unconditionally pursuant to the Agency Agreement payment of the full amount in the requisite currency of moneys payable on such due date on all such Notes, Receipts or Coupons as the case may be;

(j) in the event of the unconditional payment to the Issuing and Paying Agent or the Trustee of any sum due in respect of the Notes or any of them or any of the relative Receipts or Coupons being made after the due date for payment thereof forthwith give or procure to be given notice to the Noteholders in accordance with Condition 16 that such payment has been made;

(k) use all reasonable endeavours to maintain the quotation or listing on the relevant Stock Exchange of those of the Notes which are quoted or listed on the relevant Stock Exchange or, if it is unable to do so having used such endeavours, use all reasonable endeavours to obtain and maintain a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets as the Issuer may (with the prior written approval of the Trustee) decide and shall also upon obtaining a quotation or listing of such Notes issued by it on such other stock exchange or exchanges or securities market or markets enter into a trust deed supplemental to this Trust Deed to effect such consequential amendments to these presents as the Trustee may require or as shall be requisite to comply with the requirements of any such stock exchange or securities market;

(l) give notice to the Noteholders in accordance with Condition 16 of any appointment, resignation or removal of any Issuing and Paying Agent, Calculation Agent, Reference Bank or other Paying Agent (other than the appointment of the initial Issuing and Paying Agent, Calculation Agent, Reference Banks and other Paying Agents) after having obtained the prior written approval of the Trustee thereto or any change of any Paying Agent's or Reference Bank's specified office and (except as provided by the Agency Agreement or the Conditions) at least 30 days prior to such event taking effect; PROVIDED ALWAYS THAT so long as any of the Notes remains liable to prescription in the case of the termination of the appointment of the Issuing and Paying Agent no such termination shall take effect until a new Issuing and Paying Agent has been appointed on terms previously approved in writing by the Trustee;

(m) obtain the prior written approval of the Trustee to, and promptly give to the Trustee two copies of, the form of every notice given to the holders of any Notes issued by it in accordance with Condition 16 (such approval, unless so expressed, not to constitute approval of any such notice for the purposes of Section 57 of the Financial Services Act 1986 of the United Kingdom if such notice is an investment advertisement (as therein defined));

(n) if the Issuer or the Guarantor shall become subject generally to the taxing jurisdiction of any territory or any political sub-division or any authority therein or thereof having power to tax other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, immediately upon becoming aware thereof notify the Trustee of such event and (unless the Trustee otherwise agrees) enter forthwith into a trust deed supplemental to this Trust Deed, giving to the Trustee an undertaking or covenant in form and manner satisfactory to the Trustee in terms corresponding to the terms of Condition 8 with the substitution for (or, as the case may be, the addition to) the references therein to the United Kingdom or any political sub-division thereof or any authority therein or thereof having power to tax of references to that other or additional territory or any political sub-division thereof or any authority therein or thereof having power to tax to whose taxing jurisdiction the Issuer or the Guarantor shall have become subject generally as aforesaid such trust deed also (where applicable) to modify Condition 6(c) so that such Condition shall make reference to the other or additional territory, any political sub-division thereof and any authority therein or thereof having power to tax;

(o) comply with and perform all its obligations under the Agency Agreement and use all reasonable endeavours to procure that the Issuing and Paying Agent and the other Paying Agents comply with and perform all their respective obligations thereunder and any notice given by the Trustee pursuant to Clause 2.3(a) and not make any amendment or modification to such Agreement without the prior written approval of the Trustee;

(p) in order to enable the Trustee to ascertain the nominal amount of the Notes of each Series issued by the Issuer for the time being outstanding for any of the purposes referred to in the proviso to the definition of "OUTSTANDING" in Clause 1, deliver to the Trustee as soon as practicable upon being so requested in writing by the Trustee a certificate in writing signed by two Directors or by one Director and the company secretary of the Issuer or by two Directors or one Director and the company secretary of the Guarantor, setting out the total number and aggregate nominal amount of the Notes of each Series issued which:

          (i) up to and including the date of such certificate have been purchased by the Issuer, the Guarantor, any Subsidiary or holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company and cancelled; and

          (ii) are at the date of such certificate held by, for the benefit of, or on behalf of the Issuer, the Guarantor any Subsidiary or holding company of the Issuer or the Guarantor or any other Subsidiary of such holding company;

(q) procure its Subsidiaries to comply with all applicable provisions of Condition 6(f);

(r) use all reasonable endeavours to procure that each of the Paying Agents makes available for inspection by Noteholders, Receiptholders and Couponholders at its specified office copies of these presents, the Agency Agreement and the then latest audited balance sheet and profit and loss account (consolidated if applicable) of the Issuer and the Guarantor;

(s) if, in accordance with the provisions of the Conditions, interest in respect of the Notes becomes payable at the specified office of any Paying Agent in the United States of America promptly give notice thereof to the relative Noteholders in accordance with Condition 16;

(t) give written notice to the Trustee (i) of any designation of any of its Subsidiaries as an Excluded Subsidiary and (ii) forthwith upon any such Excluded Subsidiary ceasing to be an Excluded Subsidiary for the purposes of Condition 10;

(u) give to the Trustee at the same time as sending to it the certificates referred to in paragraph (f) above, a certificate by the Auditors listing those Subsidiaries of the Issuer or, as the case may be, the Guarantor which as at the relevant certification date (as defined in paragraph (f) above) of the relevant certificate given under paragraph
          (f) above or, as the case may be, as at the last day of the most recently ended financial period of the Issuer or, as the case may be, the Guarantor, were Principal Subsidiaries for the purposes of Condition 10 and specifying Consolidated Net Tangible Assets of the Group for the purposes of Condition 4;

(v) give to the Trustee, as soon as reasonably practicable after the acquisition or disposal of any company which thereby becomes or ceases to be a Principal Subsidiary or after any transfer is made to any Subsidiary of the Issuer or, as the case may be, the Guarantor which thereby becomes a Material Subsidiary, a certificate by the Auditors to such effect;

(w) so long as any Relevant Licence is subsisting, to, and procure that its Relevant Subsidiaries, use its reasonable endeavours to maintain in full force and effect and promptly renew from time to time where necessary in the opinion of the Issuer, each Relevant Licence and to comply at all times with the terms of each Relevant Licence;

(x) give prior written notice to the Trustee of any proposed redemption pursuant to Condition 6(b) or 6(c) and, if it shall have given notice to the Noteholders of its intention to redeem any Notes pursuant to Condition 6(d), duly proceed to make drawings (if appropriate) and to redeem Notes accordingly; and

(y) promptly provide the Trustees with copies of all supplements and/or amendments and/or restatements of the Programme Agreement.

15        REMUNERATION AND INDEMNIFICATION OF TRUSTEE

15.1 The Issuer shall pay to the Trustee remuneration for its services as trustee of these presents such amounts as shall be agreed from time to time by exchange of letters between the Issuer and the Trustee. Such remuneration shall accrue from day to day and be payable (in priority to payments to Noteholders, Receiptholders and Couponholders) up to and including the date when, all the Notes having become due for redemption, the redemption moneys and interest thereon to the date of redemption have been paid to the Issuing and Paying Agent or the Trustee PROVIDED THAT if upon due presentation of any Note, Receipt or Coupon or any cheque payment of the moneys due in respect thereof is improperly withheld or refused, remuneration will commence again to accrue until payment to such Noteholder, Receiptholder or Couponholder is duly made.

15.2 In the event of the occurrence of an Event of Default or a Potential Event of Default or the Trustee considering it expedient or necessary or being requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents the Issuer shall pay to the Trustee such additional remuneration as shall be agreed between them.

15.3 The Issuer shall in addition pay to the Trustee an amount equal to the amount of any value added tax or similar tax chargeable in respect of its remuneration under these presents.

15.4      In the event of the Trustee and the Issuer failing to agree:

(a) (in a case to which Clause 15.1 above applies) upon the amount of the remuneration; or

(b) (in a case to which Clause 15.2 above applies) upon whether such duties shall be of an exceptional nature or otherwise outside the scope of the normal duties of the Trustee under these presents, or upon such additional remuneration, such matters shall be determined by a merchant or investment bank (acting as an expert and not as an arbitrator) selected by the Trustee and approved by the Issuer or, failing such approval, nominated (on the application of the Trustee) by the President for the time being of The Law Society of England and Wales (the expenses involved in such nomination and the fees of such merchant or investment bank being paid by the Issuer) and the determination of any such merchant or investment bank shall be final and binding upon the Trustee and the Issuer.

15.5 The Issuer shall, on written request, also pay or discharge all Liabilities properly incurred by the Trustee in relation to the preparation and execution of, the exercise of its powers and the performance of its duties under, and in any other manner in relation to, these presents, including but not limited to travelling expenses and any stamp, issue, registration, documentary and other taxes or duties paid or payable by the Trustee in connection with any action taken by or on behalf of the Trustee for enforcing, or resolving any doubt concerning, or for any other purpose in relation to, these presents.

15.6      All amounts payable pursuant to Clause 15.5 above and/or Clause
16.10 shall be payable by the Issuer on the date specified in a demand by the Trustee and in the case of payments actually made by the Trustee prior to such demand shall (if not paid within three days after such demand and the Trustee so requires) carry interest at the rate of two per cent. per annum above the Base Rate from time to time of National Westminster Bank Plc from the date specified in such demand, and in all other cases shall (if not paid on the date specified in such demand or, if later, within three days after such demand and, in either case, the Trustee so requires) carry interest at such rate from the date specified in such demand. All remuneration payable to the Trustee shall carry interest at such rate from the due date therefor.

15.7 Unless otherwise specifically stated in any discharge of these presents the provisions of this Clause, Clause 16.10 and Clause 24 shall continue in full force and effect notwithstanding such discharge.

15.8 The Trustee shall be entitled in its absolute discretion to determine in respect of which Series of Notes any Liabilities incurred under these presents have been incurred or to allocate any such Liabilities between the Notes of any Series.

16        SUPPLEMENT TO TRUSTEE ACT 1925

The Trustee shall have all the powers conferred upon trustees by the Trustee Act 1925 of England and Wales and by way of supplement thereto it is expressly declared as follows:

16.1 The Trustee may in relation to these presents act on the advice or opinion of any information obtained from any lawyer, valuer, accountant, surveyor, banker, broker, auctioneer or other expert whether obtained by the Issuer, the Guarantor, the Trustee or otherwise and shall not be responsible for any Liability occasioned by so acting. The Trustee may rely without liability to Noteholders, Receiptholders or Couponholders on any certificate or report prepared by the Auditors pursuant to the Conditions and/or the Trust Deed whether or not addressed to the Trustee.

16.2 Any such advice, opinion or information may be sent or obtained by letter, telex, telegram, facsimile transmission or cable and the Trustee shall not be liable for acting in good faith on any advice, opinion or information purporting to be conveyed by any such letter, telex, telegram, facsimile transmission or cable although the same shall contain some error or shall not be authentic.

16.3 The Trustee may call for and shall be at liberty to accept as sufficient evidence of any fact or matter or the expediency of any transaction or thing a certificate signed by two Directors or one Director and the company secretary of the Issuer or by two Directors or one Director and the company secretary of the Guarantor or by two Directors or one Director and the company secretary of the relevant Principal Subsidiary in respect of Clause 14(f) and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by it or any other person acting on such certificate.

16.4 The Trustee shall be at liberty to hold these presents and any other documents relating thereto or to deposit them in any part of the world with any banker or banking company or company whose business includes undertaking the safe custody of documents or lawyer or firm of lawyers considered by the Trustee to be of good repute and the Trustee shall not be responsible for or required to insure against any Liability incurred in connection with any such holding or deposit and may pay all sums required to be paid on account of or in respect of any such deposit.

16.5 The Trustee shall not be responsible for the receipt or application of the proceeds of the issue of any of the Notes by the Issuer, the exchange of any Global Note for another Global Note or Definitive Notes or the delivery of any Global Note or Definitive Notes to the person(s) entitled to it or them.

16.6 The Trustee shall not be bound to give notice to any person of the execution of any documents comprised or referred to in these presents or to take any steps to ascertain whether any Event of Default or any Potential Event of Default has occurred and, until it shall have actual knowledge or express notice pursuant to these presents to the contrary, the Trustee shall be entitled to assume that no Event of Default or Potential Event of Default has occurred and the Issuer and the Guarantor are observing and performing all its/their obligations under these presents.

16.7 Save as expressly otherwise provided in these presents, the Trustee shall have absolute and uncontrolled discretion as to the exercise or non-exercise of its trusts, powers, authorities and discretions under these presents (the exercise or non-exercise of which as between the Trustee and the Noteholders, the Receiptholders and the Couponholders shall be conclusive and binding on the Noteholders, the Receiptholders and the Couponholders) and shall not be responsible for any Liability which may result from their exercise or non-exercise.

16.8 The Trustee shall not be liable to any person by reason of having acted upon any Extraordinary Resolution in writing or any Extraordinary Resolution or other resolution purporting to have been passed at any meeting of the holders of Notes of all or any Series in respect whereof minutes have been made and signed even though subsequent to its acting it may be found that there was some defect in the constitution of the meeting or the passing of the resolution, (in the case of an Extraordinary Resolution in writing) that not all such holders had signed the Extraordinary Resolution or that for any reason the resolution was not valid or binding upon such holders and the relative Receiptholders and Couponholders.

16.9 The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any Note, Receipt or Coupon purporting to be such and subsequently found to be forged or not authentic.

16.10 Without prejudice to the right of indemnity by law given to trustees, the Issuer and the Guarantor shall indemnify the Trustee and every Appointee and keep it or him indemnified against all Liabilities to which it or he may be or become subject or which may be incurred by it or him in the execution or purported execution of any of its or his trusts, authorities, powers, duties and discretions under these presents or its or his functions under any such appointment or in respect of any other matter or thing done or omitted in any way relating to these presents or any such appointment.

16.11 Any consent or approval given by the Trustee for the purposes of these presents may be given on such terms and subject to such conditions (if any) as the Trustee thinks fit and notwithstanding anything to the contrary in these presents may be given retrospectively.

16.12 The Trustee shall not (unless and to the extent ordered so to do by a court of competent jurisdiction) be required to disclose to any Noteholder, Receiptholder or Couponholder any information (including, without limitation, information of a confidential, financial or price sensitive nature) made available to the Trustee by the Issuer, the Guarantor or any other person in connection with these presents and no Couponholder, Receiptholder or Couponholder shall be entitled to take any action to obtain from the Trustee any such information.

16.13 Where it is necessary or desirable for any purpose in connection with these presents to convert any sum from one currency to another it shall (unless otherwise provided by these presents or required by law) be converted at such rate or rates, in accordance with such method and as at such date for the determination of such rate of exchange, as may be agreed by the Trustee in consultation with the Issuer and any rate, method and date so agreed shall be binding on the Issuer, the Guarantor, the Noteholders, the Receiptholders and the Couponholders.

16.14 The Trustee as between itself and the Noteholders, the Receiptholders and the Couponholders may determine all questions and doubts arising in relation to any of the provisions of these presents. Every such determination, whether or not relating in whole or in part to the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Noteholders, the Receiptholders and the Couponholders.

16.15 In connection with the exercise by it of any of its trusts, powers, authorities, duties or discretions under these presents (including, without limitation, any modification, waiver, authorisation or determination), the Trustee shall have regard to the general interests of the Noteholders as a class but shall not have regard to any interests arising from circumstances particular to individual Noteholders, Receiptholders or Couponholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of such exercise for individual Noteholders, Receiptholders or Couponholders (whatever their number) resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory or any political sub-division thereof and the Trustee shall not be entitled to require, nor shall any Noteholder, Receiptholder or Couponholder be entitled to claim, from the Issuer, the Guarantor, the Trustee or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders, the Receiptholders or Couponholders except to the extent already provided for in Condition 8 and/or any undertaking given in addition thereto or in substitution therefor under these presents.

16.16 Any trustee of these presents being a lawyer, accountant, broker or other person engaged in any profession or business shall be entitled to charge and be paid all usual and proper professional and other charges for business transacted and acts done by him or his firm in connection with the trusts of these presents and also his reasonable charges in addition to disbursements for all other work and business done and all time spent by him or his firm in connection with matters arising in connection with these presents.

16.17 The Trustee may whenever it thinks fit delegate by power of attorney or otherwise to any person or persons or fluctuating body of persons (whether being a joint trustee of these presents or not) all or any of its trusts, powers, authorities, duties and discretions under these presents. Such delegation may be made upon such terms (including power to sub-delegate) and subject to such conditions and regulations as the Trustee may in the interests of the Noteholders think fit. Provided that the Trustee shall have exercised reasonable care in the selection of any such delegate the Trustee shall not be under any obligation to supervise the proceedings or acts of any such delegate or sub-delegate or be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such delegate or sub-delegate. The Trustee shall within a reasonable time after any such delegation or any renewal, extension or termination thereof give notice thereof to the Issuer.

16.18 The Trustee may in the conduct of the trusts of these presents instead of acting personally employ and pay an agent (whether being a lawyer or other professional person) to transact or conduct, or concur in transacting or conducting, any business and to do, or concur in doing, all acts required to be done in connection with these presents (including the receipt and payment of money). Provided that the Trustee shall have exercised reasonable care in the selection of any such agent the Trustee shall not be in any way responsible for any Liability incurred by reason of any misconduct or default on the part of any such agent or be bound to supervise the proceedings or acts of any such agent.

16.19 The Trustee shall not be responsible for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto and shall not be liable for any failure to obtain any licence, consent or other authority for the execution, delivery, legality, effectiveness, adequacy, genuineness, validity, performance, enforceability or admissibility in evidence of these presents or any other document relating or expressed to be supplemental thereto.

16.20 The Trustee may call for any certificate or other document to be issued by Euroclear or Cedelbank as to the nominal amount of Notes represented by a Global Note standing to the account of any person. Any such certificate or other document shall be conclusive and binding for all purposes. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear or Cedelbank and subsequently found to be forged or not authentic.

16.21 The Trustee shall not be responsible to any person for failing to request, require or receive any legal opinion relating to the Notes of any Series or for checking or commenting upon the content of any such legal opinion.

16.22 The Trustee shall not be concerned, and need not enquire, as to whether or not any Notes are issued in breach of the Programme Limit.

17        TRUSTEE'S LIABILITY

Nothing in these presents shall in any case in which the Trustee has failed to show the degree of care and diligence required of it as trustee having regard to the provisions of these presents conferring on it any trusts, powers, authorities or discretions exempt the Trustee from or indemnify it against any liability for breach of trust of which it may be guilty in relation to its duties under these presents.

18        TRUSTEE CONTRACTING WITH ISSUER AND GUARANTOR

Neither the Trustee nor any director or officer or holding company, Subsidiary or associated company of a corporation acting as a trustee under these presents shall by reason of its or his fiduciary position be in any way precluded from:

(a) entering into or being interested in any contract or financial or other transaction or arrangement with the Issuer or the Guarantor or any person or body corporate associated with the Issuer or the Guarantor (including without limitation any contract, transaction or arrangement of a banking or insurance nature or any contract, transaction or arrangement in relation to the making of loans or the provision of financial facilities or financial advice to, or the purchase, placing or underwriting of or the subscribing or procuring subscriptions for or otherwise acquiring, holding or dealing with, or acting as paying agent in respect of, the Notes or any other notes, bonds, stocks, shares, debenture stock, debentures or other securities of, the Issuer or the Guarantor or any person or body corporate associated as aforesaid);

(b) accepting or holding the trusteeship of any trust deed constituting or securing any other securities issued by or relating to the Issuer or the Guarantor or any such person or body corporate so associated or any other office of profit under Issuer or the Guarantor or any such person or body corporate so associated; or

(c) exercising and enforcing its rights, complying with its obligations and performing its duties under or in relation to any such contract, transaction or arrangement as is referred to in (a) above or, as the case may be, any such trusteeship or office of profit as is referred to in (b) above without regard to the interests of the Noteholders and notwithstanding that the same may be contrary or prejudicial to the interests of the Noteholders and shall not be responsible for any Liability occasioned to the Noteholders thereby and shall be entitled to retain and shall not be in any way liable to account for any profit made or share of brokerage or commission or remuneration or other amount or benefit received thereby or in connection therewith.

Where any holding company, Subsidiary or associated company of the Trustee or any director or officer of the Trustee acting other than in his capacity as such a director or officer has any information, the Trustee shall not thereby deemed also to have knowledge of such information and, unless it shall have actual knowledge of such information, shall not be responsible for any loss suffered by Noteholders resulting from the Trustee's failing to take such information into account in acting or refraining from acting under or in relation to these presents.

19        WAIVER, AUTHORISATION AND DETERMINATION

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders and without prejudice to its rights in respect of any subsequent breach, Event of Default or Potential Event of Default from time to time and at any time but only if and in so far as in its opinion the interests of the Noteholders shall not be materially prejudiced thereby waive or authorise any breach or proposed breach by the Issuer or the Guarantor of any of the covenants or provisions contained in these presents or determine that any Event of Default or Potential Event of Default shall not be treated as such for the purposes of these presents PROVIDED ALWAYS THAT the Trustee shall not exercise any powers conferred on it by this Clause in contravention of any express direction given by Extraordinary Resolution or by a request under Condition 10 but so that no such direction or request shall affect any waiver, authorisation or determination previously given or made. Any such waiver, authorisation or determination may be given or made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding on the Noteholders, the Receiptholders and Couponholders and, if, but only if, the Trustee shall require, shall be notified by the Issuer to the Noteholders in accordance with Condition 16 as soon as practicable thereafter.

20        MODIFICATION

The Trustee may without the consent or sanction of the Noteholders, the Receiptholders or the Couponholders at any time and from time to time concur with the Issuer and the Guarantor in making any modification (i) to these presents (other than the proviso to paragraph 5 of the Third Schedule or any matters referred to in that proviso) which in the opinion of the Trustee it may be proper to make PROVIDED that the Trustee is of the opinion that such modification will not be materially prejudicial to the interests of the Noteholders or (ii) to these presents if in the opinion of the Trustee such modification is of a formal, minor or technical nature or to correct a manifest error or to comply with mandatory provisions of law. Any such modification may be made on such terms and subject to such conditions (if any) as the Trustee may determine, shall be binding upon the Noteholders, the Receiptholders and the Couponholders and, unless the Trustee agrees otherwise, shall be notified by the Issuer to the Noteholders in accordance with Condition 16 as soon as practicable thereafter.

21        BREACH

Any breach of or failure to comply with any such terms and conditions as are referred to in Clauses 19 and 20 shall constitute a default by the Issuer or, as the case may be, the Guarantor in the performance or observance of a covenant or provision binding on it under or pursuant to these presents.

22        HOLDER OF DEFINITIVE NOTE ASSUMED TO BE RECEIPTHOLDER AND
          COUPONHOLDER

Wherever in these presents the Trustee is required or entitled to exercise a power, trust, authority, duty or discretion under these presents, except as ordered by a court of competent jurisdiction or as required by applicable law, the Trustee shall, notwithstanding that it may have express notice to the contrary, assume that each Noteholder is the holder of all Receipts and Coupons appertaining to each Definitive Note of which he is the holder.

23        NO NOTICE TO RECEIPTHOLDERS OR COUPONHOLDERS

Neither the Trustee nor the Issuer shall be required to give any notice to the Receiptholders or Couponholders for any purpose under these presents and the Receiptholders or Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the Noteholders in accordance with Condition 16.

24        CURRENCY INDEMNITY

24.1 The Issuer and the Guarantor shall severally indemnify the Trustee, every Appointee, the Noteholders, the Receiptholders and the Couponholders and keep them indemnified against:

(a) any Liability incurred by any of them arising from the non-payment by the Issuer or the Guarantor of any amount due to the Trustee or the Noteholders and the relative Receiptholders or Couponholders under these presents by reason of any variation in the rates of exchange between those used for the purposes of calculating the amount due under a judgment or order in respect thereof and those prevailing at the date of actual payment by the Issuer or, as the case may be, the Guarantor ; and

(b) any deficiency arising or resulting from any variation in rates of exchange between (i) the date as of which the local currency equivalent of the amounts due or contingently due under these presents (other than this Clause) is calculated for the purposes of any bankruptcy, insolvency or liquidation of the Issuer or the Guarantor and (ii) the final date for ascertaining the amount of claims in such bankruptcy, insolvency or liquidation. The amount of such deficiency shall be deemed not to be reduced by any variation in rates of exchange occurring between the said final date and the date of any distribution of assets in connection with any such bankruptcy, insolvency or liquidation.

24.2 The above indemnities shall constitute obligations of the Issuer or, as the case may be, the Guarantor separate and independent from its other obligations under the other provisions of these presents and shall apply irrespective of any indulgence granted by the Trustee or the Noteholders, the Receiptholders or the Couponholders from time to time and shall continue in full force and effect notwithstanding the judgment or filing of any proof or proofs in any bankruptcy, insolvency or liquidation of the Issuer or, as the case may be, the Guarantor for a liquidated sum or sums in respect of amounts due under these presents (other than this Clause). Any such deficiency as aforesaid shall be deemed to constitute a loss suffered by the Noteholders, the Receiptholders and the Couponholders and no proof or evidence of any actual loss shall be required by the Issuer or, as the case may be, the Guarantor or its liquidator or liquidators.

25        NEW TRUSTEE

The power to appoint a new trustee of these presents shall be vested in the Issuer but no person shall be appointed who shall not previously have been approved by an Extraordinary Resolution. One or more persons may hold office as trustee or trustees of these presents but such trustee or trustees shall be or include a Trust Corporation. Whenever there shall be more than two trustees of these presents the majority of such trustees shall be competent to execute and exercise all the duties, powers, trusts, authorities and discretions vested in the Trustee by these presents provided that a Trust Corporation shall be included in such majority. Any appointment of a new trustee of these presents shall as soon as practicable thereafter be notified by the Issuer to the Issuing and Paying Agent and, in accordance with Condition 16, the Noteholders.

26        SEPARATE AND CO-TRUSTEES

26.1 Notwithstanding the provisions of Clause 25 above, the Trustee may, upon giving prior written notice to each Issuer and the Guarantor (but without the consent of the Issuer, the Guarantor or the Noteholders, Receiptholders or Couponholders), appoint any person established or resident in any jurisdiction (whether a Trust Corporation or not) to act either as a separate trustee or as a co-trustee jointly with the Trustee:

(a) if the Trustee considers such appointment to be in the interests of the Noteholders;

(b) for the purposes of conforming to any legal requirements, restrictions or conditions in any jurisdiction in which any particular act or acts is or are to be performed; or

(c) for the purposes of obtaining a judgment in any jurisdiction or the enforcement in any jurisdiction of either a judgment already obtained or any of the provisions of these presents against the Issuer or, as the case may be, the Guarantor.

26.2 The Issuer irrevocably appoints the Trustee to be its attorney in its name and on its behalf to execute any such instrument of appointment. Such a person shall (subject always to the provisions of these presents) have such trusts, powers, authorities and discretions (not exceeding those conferred on the Trustee by these presents) and such duties and obligations as shall be conferred or imposed by the instrument of appointment. The Trustee shall have power in like manner to remove any such person. Such reasonable remuneration as the Trustee may pay to any such person, together with any attributable Liabilities incurred by it in performing its function as such separate trustee or co-trustee, shall for the purposes of these presents be treated as Liabilities incurred by the Trustee.

27        TRUSTEE'S RETIREMENT AND REMOVAL

A trustee of these presents may retire at any time on giving not less than three months' prior written notice to the Issuer without giving any reason and without being responsible for any Liabilities incurred by reason of such retirement. The Noteholders may be Extraordinary Resolution remove any trustee or trustees for the time being of these presents. The Issuer undertakes that in the event of the only trustee of these presents which is a Trust Corporation giving notice under this Clause or being removed by Extraordinary Resolution they will use all reasonable endeavours to procure that a new trustee of these presents being a Trust Corporation is appointed as soon as reasonably practicable thereafter. The retirement or removal of any such trustee shall not become effective until a successor trustee being a Trust Corporation is appointed.

28        TRUSTEE'S POWERS TO BE ADDITIONAL

The powers conferred upon the Trustee by these presents shall be in addition to any powers which may from time to time be vested in the Trustee by the general law or as a holder of any of the Notes, Receipts or Coupons.

29        SUBSTITUTION

29.1      (a)  The Trustee may at any time agree with the Issuer and the
               Guarantor

               (i) without the consent of the Noteholders, Receiptholders and Couponholders to the substitution in place of the Issuer (or of the previous substitute under this Clause) as the principal debtor under these presents, or

               (ii) with the consent of the Noteholders, to the substitution in place of the Guarantor (or of the previous substitute under this Clause) as the principal obligor under the Guarantee of any Company

               (such substituted company being, in each case, hereinafter called the "NEW COMPANY") and provided further that a trust deed is executed or some other form of undertaking is given by the New Company in form and manner satisfactory to the Trustee, agreeing to be bound by the provisions of these presents with any consequential amendments which the Trustee may deem appropriate as fully as if the New Company had been named in these presents as the principal debtor in place of the Issuer (or of the previous substitute under this Clause) or, as the case may be, the Guarantor (or of the previous substitute under the Clause) (and for the avoidance of doubt, where the New Company has been substituted in place of the Issuer, that the Guarantor execute a new or supplementary trust deed so that references to the "Issuer" in Section 7 hereof are to the New Company).

          (b)  The following further conditions shall apply to (a) above:

               (i) the Issuer, the Guarantor and the New Company shall comply with such other requirements as the Trustee may direct in the interests of the Noteholders;

               (ii) each rating agency which, at the request of the Issuer, shall have assigned a credit rating to the Notes shall have confirmed in writing to the Trustee that the substitution by itself and the circumstances pertaining to the substitution will not result in a downgrading of the then current credit rating assigned to the Notes by such rating agency;

               (iii) where the New Company is incorporated, domiciled or
                    resident in, or subject generally to the taxing jurisdiction of, a territory other than or in addition to the United Kingdom or any political sub-division or any authority therein or thereof having power to tax, undertakings or covenants shall be given by the New Company in terms corresponding to the provisions of Condition 8 with the substitution for (or, as the case may be, the addition to) the references to the United Kingdom of references to that other or additional territory in which the New Company is incorporated, domiciled or resident or to whose taxing jurisdiction it is subject and (where applicable) Condition 6(c) shall be modified accordingly;

               (iv) (in the case of the substitution of the Issuer only) without prejudice to the rights of reliance of the Trustee under the immediately following paragraph (v), the Trustee is satisfied that the relevant transaction is not materially prejudicial to the interests of the Noteholders; and

               (v) (in the case of the substitution of the Issuer only) if two Directors of the New Company (or other officers acceptable to the Trustee) shall certify that the New Company is solvent at the time at which the relevant transaction is proposed to be effected (which certificate the Trustee may rely upon absolutely) the Trustee shall not be under any duty to have regard to the financial condition, profits or prospects of the New Company or to compare the same with those of the Issuer or the previous substitute under this Clause as applicable.

29.2 Any such trust deed or undertaking shall, if so expressed, operate to release the Issuer or, as the case may be the Guarantor, or the previous substitute as aforesaid from all of its obligations quaas principal debtor under these presents. Not later than 14 days after the execution of such documents and compliance with such requirements, the New Company shall give notice thereof in a form previously approved by the Trustee to the Noteholders in the manner provided in Condition 16. Upon the execution of such documents and compliance with such requirements, the New Company shall be deemed to be named in these presents as the principal debtor in place of the Issuer or, as the case may be the Guarantor, (or in place of the previous substitute under this Clause) under these presents and these presents shall be deemed to be modified in such manner as shall be necessary to give effect to the above provisions and, without limitation, references in these presents to the Issuer or, as the case may be the Guarantor, shall, unless the context otherwise requires, be deemed to be or include references to the New Company.

30        NOTICES

Any notice or demand to the Issuer, the Guarantor or the Trustee to be given, made or served for any purposes under these presents shall be given, made or served by sending the same by pre-paid post (first class if inland, first class airmail if overseas) or facsimile transmission or by delivering it by hand as follows:

to the Issuer:             TXU Eastern Funding Company
                           Wherstead Park
                           PO Box 40
                           Wherstead
                           Ipswich
                           Suffolk IP9 2AQ

                           (Attention:  Group Treasurer
                           Facsimilie No: (44-1473)-555035)

to the Guarantor:          TXU Europe Limited
                           Wherstead Park
                           PO Box 40
                           Wherstead
                           Ipswich
                           Suffolk IP9 2AQ

                           (Attention:  Group Treasurer
                           Facsimilie No: (44-1473)-555035)

to the Trustee:            Princes House
                           95 Gresham Street
                           London
                           EC2V    7LY

                           (Attention: the Manager - Trust Management)
                           Facsimile No. (44-171) - 696 5261

or to such other address or facsimile number as shall have been notified (in accordance with this Clause) to the other parties hereto and any notice or demand sent by post as aforesaid shall be deemed to have been given, made or served three days in the case of inland post or seven days in the case of overseas post after despatch and any notice or demand sent by facsimile transmission as aforesaid shall be deemed to have been given, made or served 24 hours after the time of despatch provided that in the case of a notice or demand given by facsimile transmission (i) if the time of despatch thereof is outside normal business hours of the recipient, such notice shall be deemed to have been given, made or served 24 hours after the time of the commencement of normal business hours of the recipient next following the time of despatch of the notice and (ii) such notice or demand shall forthwith be confirmed by post. The failure of the addressee to receive such confirmation shall not invalidate the relevant notice or demand given by facsimile transmission.

31        GOVERNING LAW

These presents are governed by, and shall be construed in accordance with, English law.

32        COUNTERPARTS

This Trust Deed and any trust deed supplemental hereto may be executed and delivered in any number of counterparts, all of which, taken together, shall constitute one and the same deed and any party to this Trust Deed or any trust deed supplemental hereto may enter into the same by executing and delivering a counterpart.

IN WITNESS whereof this Trust Deed has been executed as a deed by the Issuer, the Guarantor and the Trustee and delivered on the date stated on page 1.

                               THE FIRST SCHEDULE

                        TERMS AND CONDITIONS OF THE NOTES

The following is the text of the terms and conditions that, subject to completion and amendment and as supplemented or varied in accordance with the provisions of the relevant Pricing Supplement, shall be applicable to the Notes in definitive form (if any) issued in exchange for the Global Note(s) representing each Series. Either (i) the full text of the relevant provisions of these terms and conditions together with the relevant provisions of the Pricing Supplement or (ii) these terms and conditions as so completed, amended, supplemented or varied (and subject to simplification by the deletion of non-applicable provisions), shall be endorsed on such Notes. Words and expressions defined in the Trust Deed or the Agency Agreement or used in the applicable Pricing Supplement shall have the same meanings where used in these Conditions unless the context otherwise requires or unless otherwise stated provided that, in the event of inconsistency between the Agency Agreement and the Trust Deed, the Trust Deed will prevail and, in the event of inconsistency between the Agency Agreement or the Trust Deed and the applicable Pricing Supplement, the applicable Pricing Supplement will prevail. Those definitions will be endorsed on the definitive Notes. References in the Conditions to "Notes" are to the Notes of one Series only, not to all Notes that may be issued under the Programme.

This Note is one of a Series of Notes issued by TXU Eastern Funding Company (the "Issuer") constituted by a Trust Deed (as amended or supplemented as at the date of issue of the Notes (the "Issue Date"), the "Trust Deed") dated 15 December 1999 between the Issuer, TXU Europe Limited (the "Guarantor") and The Law Debenture Trust Corporation p.l.c. (the "Trustee", which expression shall include all persons for the time being the trustee or trustees under the Trust
Deed) as trustee for the Noteholders (as defined below). These terms and conditions (the "Conditions") include summaries of, and are subject to, the detailed provisions of the Trust Deed, which includes the form of the Notes, Receipts, Coupons and Talons referred to below. An Agency Agreement (as amended or supplemented as at the Issue Date, the "Agency Agreement") dated 15 December 1999 has been entered into in relation to the Notes between the Issuer, the Guarantor, the Trustee, Citibank, N.A. as initial issuing and paying agent and the other agents named in it. The issuing and paying agent, the paying agents and the calculation agent(s) for the time being (if any) are referred to below respectively as the "Issuing and Paying Agent", the "Paying Agents" (which expression shall include the Issuing and Paying Agent) and the "Calculation Agent(s)". Copies of the relevant Pricing Supplement, Trust Deed and the Agency Agreement are available for inspection during usual business hours at the registered office of the Trustee (presently at Princes House, 95 Gresham Street, London EC2V 7LY) and at the specified offices of the Paying Agents.

The Noteholders, the holders of the interest coupons (the "Coupons") appertaining to interest bearing Notes and, where applicable in the case of such Notes, talons for further Coupons (the "Talons") (the "Couponholders") and the holders of the receipts for the payment of instalments of principal (the "Receipts") (the "Receiptholders") relating to Notes of which the principal is payable in instalments are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and the relevant Pricing Supplement and are deemed to have notice of those provisions applicable to them of the Agency Agreement.

1.        FORM, DENOMINATION AND TITLE

The Notes are issued in bearer form in the Denomination(s) shown thereon.

The Notes are serially numbered and are issued with Coupons (and, where appropriate, a Talon) attached, save in the case of Notes that do not bear interest in which case references to interest (other than in relation to interest due after the Maturity Date), Coupons and Talons in these Conditions are not applicable. Any Note the principal amount of which is redeemable in instalments is issued with one or more Receipts attached.

Title to the Notes and the Receipts, Coupons and Talons shall pass by delivery. Except as ordered by a court of competent jurisdiction or as required by law, the holder (as defined below) of any Note, Receipt, Coupon or Talon shall be deemed to be and may be treated as its absolute owner for all purposes whether or not it is overdue and regardless of any notice of ownership, trust or an interest in it, any writing on it or its theft or loss and no person shall be liable for so treating the holder.

In these Conditions, "Noteholder" means the bearer of any Note and the Receipts relating to it, "holder" (in relation to a Note, Receipt, Coupon or Talon) means the bearer of any Note, Receipt, Coupon or Talon (as the case may be) and capitalised terms have the meanings given to them herein or in the relevant Pricing Supplement.

References in these Conditions to terms specified on a Note shall be deemed to include references to terms specified in the applicable Pricing Supplement issued in respect of a Tranche which includes such Note (each a "Pricing Supplement"). Capitalised terms used in these Conditions in respect of a Note, and not specifically defined in these Conditions, have the meaning given to them in the applicable Pricing Supplement issued in respect of a Tranche which includes such Note. Additional provisions relating to the Notes may be contained in the Pricing Supplement or specified on the Note and will take effect as if originally specified in these Conditions.

2.        GUARANTEE

The Guarantor has unconditionally and irrevocably guaranteed the due and punctual payment of all sums expressed to be payable from time to time by the Issuer under the Trust Deed, the Notes issued by it, and the relative Receipts and Coupons. Its obligations in that respect (the "Guarantee") are contained in the Trust Deed.

3.        STATUS

The Notes and the Receipts and Coupons constitute (subject to Condition 4) direct, unconditional, unsubordinated and unsecured obligations of the Issuer and shall at all times rank pari passu and without any preference among themselves. The payment obligations of the Issuer under the Notes and the Receipts and Coupons and of the Guarantor under the Guarantee shall, save for such exceptions as may be provided by applicable legislation and subject to Condition 4, at all times rank at least equally with all other direct, unconditional, unsubordinated and unsecured indebtedness and monetary obligations of the Issuer and the Guarantor respectively, present and future.

4.        NEGATIVE PLEDGE

(a) So long as any of the Notes remains outstanding (as defined in the Trust Deed) neither the Issuer nor the Guarantor will, nor will the Issuer or the Guarantor permit any Restricted Subsidiary to create, incur, guarantee or assume any Debt secured by a Security Interest on any Principal Property or on any shares of stock or indebtedness of any Restricted Subsidiary, without effectively providing concurrently with the creation, incurrence, guarantee or assumption of such Debt that the Notes and the Guarantee will be secured equally and rateably with (or prior to) such Debt, so long as such Debt will be so secured, except that this restriction will not apply to:

          (i) Security Interests on property, shares of stock or indebtedness of any corporation, other limited liability entity or partnership (a "corporation") existing at the time such corporation becomes a Subsidiary of, as the case may be, the Issuer, the Guarantor or any Restricted Subsidiary, provided that any such Security Interest was not created in contemplation of such Subsidiary becoming such a Subsidiary;

          (ii) Security Interests on property or shares of stock existing at the time of acquisition thereof or to secure the payment of all or any part of the purchase price thereof or all or part of the cost of the improvement, construction, alteration or repair of any building, equipment or facilities or of any other improvements on all or any part of such property or to secure any Debt incurred prior to, at the time of, or within twelve months after, in the case of shares of stock, the acquisition of such shares and, in the case of property, the later of the acquisition, the completion of construction (including any improvements, alterations or repairs on an existing property) or the commencement of commercial operation of such property, which Debt is incurred for the purpose of financing all or any part of the purchase price thereof or all or part of the cost of improvement, construction, alteration or repair thereon;

          (iii) Security Interests existing on 15 December 1999;

          (iv) Security Interests on property owned or held by any corporation or on shares of stock, other equity interests or indebtedness of any corporation, in either case existing at the time such corporation is merged into or consolidated or amalgamated with either the Issuer, the Guarantor or a Subsidiary of either of them or at the time of a sale, lease or other disposition of property of a corporation or a sale or other disposition of stock of a corporation as an entirety or substantially as an entirety to the Issuer, the Guarantor or a Subsidiary of either of them;

          (v) Security Interests arising by operation of law (other than by reason of default);

          (vi) Security Interests to secure Debt incurred in the ordinary course of business and maturing not more than 12 months from the date incurred;

          (vii) Security Interests to secure indebtedness for borrowed money incurred in connection with a specifically identifiable project where the Security Interest relates to a Principal Property with respect to which such project has been undertaken (including Principal Property consisting of the shares of capital stock of Subsidiaries the business of which is undertaking such project) and recourse of the creditors in respect of such Security Interest is substantially limited to such project and Principal Property;

          (viii) Security Interests arising under any options, futures, swaps, short sale contracts or similar or related instruments which relate to the purchase or sale of securities, commodities or currencies;

          (ix) Security Interests for any tax, assessment or other governmental charge or levy not yet delinquent or which are being contested in good faith by appropriate proceedings diligently conducted, if such reserve or other appropriate provision, if any, as shall be required by generally accepted accounting principles in the United Kingdom, shall have been made therefor;

          (x) any Security Interests arising over accounts with banks and financial institutions as a result of netting and set-off arrangements existing with those banks and financial institutions which have extended cash management facilities to the Guarantor or any of its Subsidiaries;

          (xi) any Security Interests incurred or deposits made in the ordinary course of business, including, but not limited to (A) any mechanic's, materialman's, carrier's, workmen's, vendor's or other like liens, (B) any liens securing amounts in connection with worker's compensation, unemployment insurance or other types of such security and (C) any easements, rights-of-way, restrictions and other similar charges which do not materially impair the use of the affected property for the purposes for which it is held by the Guarantor or any of its Subsidiaries;

          (xii) any Security Interests in favour of the Issuer or the Guarantor from any of their Subsidiaries; and

          (xiii) any extension, renewal or replacement (or successive extensions, renewals or replacements), as a whole or in part, of any Security Interests referred to in paragraphs (i) to (xiii), inclusive, above or of any Debt secured thereby; provided that the principal amount of Debt secured thereby shall not exceed the principal amount of Debt so secured at the time of such extension, renewal or replacement (plus any related fees and expenses), and that such extension, renewal or replacement Security Interest shall be limited to all or any part of the same property or shares of stock that secured the Security Interest extended, renewed or replaced (plus improvements on such property), or property received or shares of stock issued in substitution or exchange therefor.

          Notwithstanding the foregoing, the Issuer and the Guarantor may create, incur, guarantee or assume Debt secured by a Security Interest which would otherwise be subject to the foregoing restriction in an aggregate amount which, together with all other such Debt of the Issuer and the Guarantor and its Attributable Debt in respect of Sale and Leaseback Transactions does not at the time exceed 10 per cent. of Consolidated Net Tangible Assets. There shall be excluded from this calculation Attributable Debt in respect of Sale and Leaseback Transactions (as defined in Condition 4(b) below) permitted because the Issuer or, as the case may be, the Guarantor would be entitled to create, incur, guarantee or assume such Debt secured by a Security Interest on the property to be leased without equally and rateably securing the Notes pursuant to this Condition 4(a) and other than Sale and Leaseback Transactions the proceeds of which have been applied as provided in Condition 4(b)(iii).

(b) So long as any of the Notes remains outstanding (as defined in the Trust Deed), the Issuer and the Guarantor will not, and will not permit any Restricted Subsidiary to, enter into any arrangement with any person (not including any Subsidiary of it) providing for the leasing by the Issuer, Guarantor or Restricted Subsidiary for a period, including renewals, in excess of three years, of any Principal Property which has been owned by the Issuer, Guarantor or Restricted Subsidiary, as the case may be, for more than 270 days and which has been or is to be sold or transferred by the Issuer, Guarantor or Restricted Subsidiary, as the case may be, to such person (a "Sale and Leaseback Transaction") unless, after giving effect thereto, the aggregate of all Attributable Debt with respect to all such Sale and Leaseback Transactions plus all Debt incurred, issued, assumed or guaranteed and secured by a Security Interest (with the exception of Debt secured by a Security Interest on property that the Issuer, the Guarantor and any Restricted Subsidiary would be entitled to create, incur, issue, guarantee or assume without equally and rateably securing the Notes pursuant to Condition 4(a)) does not exceed 10 per cent. of Consolidated Net Tangible Assets. This restriction shall not apply to any Sale and Leaseback Transaction if:

          (i) the Issuer, Guarantor or Restricted Subsidiary would be entitled to create, incur, issue, guarantee or assume Debt secured by a Security Interest on the Principal Property to be leased (in an amount at least equal to the Attributable Debt with respect to such Sale and Leaseback Transaction) without equally and rateably securing the Security Interest pursuant to Condition 4(a);

          (ii) within a period commencing twelve months prior to the receipt of Net Proceeds (as defined below) of the Sale and Leaseback Transaction and ending twelve months after the receipt of such Net Proceeds, the Issuer, the Guarantor or any Restricted Subsidiary has expended or will expend for purchase, construction, repair, alteration of or addition to any Principal Property (including capital improvements thereon) an amount equal to (a) the greater of (x) the net proceeds received from such Sale and Leaseback Transaction and (y) the fair market value of the Principal Property so sold at the time of entering into such transaction, as determined by its Board of Directors of the Issuer, the Guarantor or the Restricted Subsidiary, as the case may be, (the greater of the sums specified in clauses (x) and (y) being referred to herein as the "Net Proceeds") or (b) a part of the Net Proceeds and the Issuer, Guarantor or any Restricted Subsidiary elects to apply the balance of such Net Proceeds in the manner described in the following paragraph (iii); or

          (iii) the Issuer, the Guarantor or any Restricted Subsidiary within twelve months after the consummation of any such Sale and Leaseback Transaction, applies an amount equal to the Net Proceeds (less any part of the Net Proceeds to be expended for Principal Property as provided under paragraph (ii)(b) above) to the retirement or repayment of Funded Debt of the Issuer ranking pari passu with the Notes or Funded Debt of a Restricted Subsidiary. No retirement referred to in paragraph (iii) may be effected by payment at maturity or pursuant to any mandatory sinking fund or prepayment provision (unless such repayment is required due to the receipt of the Net Proceeds).

In these Conditions:

"Attributable Debt" means as to any lease in respect of a Sale and Leaseback Transaction, as of the date of determination, the lesser of (i) the fair value of the property subject to the Sale and Leaseback Transaction (as determined by the Board of Directors of the Guarantor) and (ii) the present value (discounted at a rate equal to the weighted average of the rate of interest on all Notes then issued and outstanding under the Programme, compounded semi-annually) of the total amount of rent required to be paid under such lease during the remaining term thereof, including any period for which such lease has been extended. Such rental payments shall not include amounts payable by or on behalf of the lessee on account of maintenance and repairs, insurance, taxes, assessments, water rates and similar charges.

"Consolidated Net Tangible Assets" means the aggregate amount of total assets of the Guarantor and its consolidated Subsidiaries after deducting therefrom (i) all current liabilities and (ii) all goodwill, trade names, trademarks, patents and other like intangible assets, as shown on the audited consolidated balance sheet contained in the latest annual report to shareholders of the Guarantor.

"Debt" means any notes, bonds, debentures or other similar evidences of indebtedness.

"Funded Debt" means any indebtedness which by its terms or by the terms of any instrument or agreement relating thereto matures, or which is otherwise payable or unpaid, more than one year from, or is directly or indirectly renewable or extendible at the option of the debtor to a date more than one year from the date of creation thereof.

"Principal Property" means (i) any interests in (a) coal or gas, reserves or producing properties, including any building, structure or other facility thereon including underground or surface mines; (b) any electricity generation facility or transmission or distribution network, or (c) any contracts for the purchase or sale of electricity or gas or contracts for differences relating to electricity prices, other than such contracts or portions thereof which in the aggregate are, in the opinion of the Board of Directors of the Guarantor, not of material importance to the business of the Guarantor and its Subsidiaries taken as a whole, and (ii) any shares of capital stock of any Subsidiary owning any such property or contract.

"Restricted Subsidiary" means any Subsidiary of the Guarantor which owns a Principal Property.

"Security Interest" means any mortgage, charge, pledge, security interest, lien or other similar encumbrance.

"Subsidiary" means a subsidiary within the meaning of Section 736 of the Companies Act 1985.

5.        INTEREST AND OTHER CALCULATIONS

(a)       Interest Rate and Accrual

          Each Note bears interest on its outstanding nominal amount from the Interest Commencement Date at the rate per annum (expressed as a percentage) equal to the Interest Rate, such interest being payable in arrear on each Interest Payment Date. Interest shall cease to accrue on each Note on the due date for redemption unless, upon due presentation, payment of principal is improperly withheld or refused, in which event interest shall continue to accrue (as well after as before judgment) at the Interest Rate in the manner provided in this Condition 5 to the Relevant Date (as defined in Condition 8).

(b)       Business Day Convention

          If any date referred to in these Conditions that is specified to be subject to adjustment in accordance with a Business Day Convention would otherwise fall on a day that is not a Business Day, then, if the Business Day Convention specified is (i) the Floating Rate Business Day Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event (A) such date shall be brought forward to the immediately preceding Business Day and (B) each subsequent such date shall be the last Business Day of the month in which such date would have fallen had it not been subject to adjustment, (ii) the Following Business Day Convention, such date shall be postponed to the next day that is a Business Day, (iii) the Modified Following Business Day

          Convention, such date shall be postponed to the next day that is a Business Day unless it would thereby fall into the next calendar month, in which event such date shall be brought forward to the immediately preceding Business Day or (iv) the Preceding Business Day Convention, such date shall be brought forward to the immediately preceding Business Day.

(c)       Interest Rate on Floating Rate Notes

          Subject to paragraph (v) below, if the Interest Rate is specified in the Pricing Supplement as being Floating Rate, the Interest Rate for each Interest Accrual Period shall be determined by the Calculation Agent at or about the Relevant Time on the Interest Determination Date in respect of each Interest Accrual Period in accordance with the following:

          (i) If the Primary Source for the Floating Rate is a Page, subject as provided below, the Interest Rate shall be:

               (x) the Relevant Rate (where such Relevant Rate on such Page is a composite quotation or is customarily supplied by an entity); or

               (y) the arithmetic mean of the Relevant Rates of the person whose Relevant Rates appear on that Page, in each case appearing on such Page at the Relevant Time on the Interest Determination Date;

          (ii) if the Page specified in the Pricing Supplement as a Primary Source permanently ceases to quote the Relevant Rate(s) but such quotations(s) is/are available from another page, section or other part of such information service selected by the Calculation Agent (the "Replacement Page"), the Replacement Page shall be substituted as the Primary Source for Interest Rate quotations and if no Replacement Page exists but such quotation(s) is/are available from a page, section or other part of a different information service selected by theCalculation Agent and approved by the Issuer (the "Secondary Replacement Page"), the Secondary Replacement Page shall be substituted as the Primary Source for Interest Rate quotations;

          (iii) if the Primary Source for the Floating Rate is Reference Banks (as defined below) or if sub-paragraph (i)(x) applies and no Relevant Rate appears on the Page at the Relevant Time on the Interest Determination Date or if sub-paragraph (i)(y) above applies and fewer than two Relevant Rates appear on the Page at the Relevant Time on the Interest Determination Date, subject as provided below, the Interest Rate shall be the arithmetic mean of the Relevant Rates that each of the Reference Banks is quoting to leading banks in the Relevant Financial Centre at the Relevant Time on the Interest Determination Date, as determined by the Calculation Agent;

          (iv) if paragraph (iii) above applies, and the Calculation Agent determines that fewer than two Reference Banks are so quoting Relevant Rates, subject as provided below, the Interest Rate shall be the arithmetic mean of the rates per annum (expressed as a percentage) that the Calculation Agent determines to be the rates (being the nearest equivalent to the Benchmark) in respect of a Representative Amount of the Relevant Currency that at least two out of the five leading banks selected by the Calculation Agent in the principal financial centre of the country of the Relevant Currency (the "Principal Financial Centre") selected by the Calculation Agent are quoting at or about the Relevant Time on the date on which such banks would customarily quote such rates for a period commencing on the Effective Date for a period equivalent to the Specified Duration (x) to leading banks carrying on business in Europe, or (if the Calculation Agent determines that fewer than two of such banks are so quoting to leading banks in Europe) (y) to leading banks carrying on business in the Principal Financial Centre, except that, if fewer than two of such banks are so quoting to leading banks in the Principal Financial Centre, the Interest Rate shall be the Interest Rate determined on the previous Interest Determination Date (after readjustment for any difference between any Margin, Rate Multiplier or Maximum or Minimum Interest Rate applicable to the preceding Interest Accrual Period and to the relevant Interest Accrual Period); and

          (v) where the Relevant Currency is Euro and the Interest Rate is specified as being Floating Rate, provisions relating to the calculation and determination of interest will be specified in the relevant Pricing Supplement.

(d)       Interest Rate on Zero Coupon Notes

          Where a Note the Interest Rate of which is specified in the Pricing Supplement to be Zero Coupon is repayable prior to the Maturity Date and is not paid when due, the amount due and payable prior to the Maturity Date shall be the Redemption Amount of such Note. As from the Maturity Date, the Interest Rate for any overdue principal of such Note shall be a rate per annum (expressed as a percentage) equal to the Amortisation Yield (as defined in Condition 6(b)).

(e) Margin, Maximum/Minimum Interest Rates, Instalment Amounts and Redemption Amounts, Rate Multipliers and Rounding

          (i) If any Margin or Rate of Multiplier is specified in the Pricing Supplement (either (x) generally, or (y) in relation to one or more Interest Accrual Periods), an adjustment shall be made to all Interest Rates, in the case of (x), or the Interest Rates for the specified Interest Accrual Periods, in the case of (y), calculated in accordance with Condition 5(c) above by adding (if a positive number) or subtracting the absolute value (if a negative number) of such Margin or multiplying by such Rate Multiplier, subject always to the next paragraph.

          (ii) If any Maximum or Minimum Interest Rate, Instalment Amount or Redemption Amount is specified in the Pricing Supplement, then any Interest Rate, Instalment Amount or Redemption Amount shall be subject to such maximum or minimum, as the case may be.

          (iii) For the purposes of any calculations required pursuant to these Conditions (unless otherwise provided in the Pricing Supplement),
               (x) all percentages resulting from such calculations shall be rounded, if necessary, to the nearest one hundred-thousandth of a percentage point (with halves being rounded up), (y) all figures shall be rounded to seven significant figures (with halves being rounded up) and (z) all currency amounts that fall due and payable shall be rounded to the nearest unit of such currency

               (with halves being rounded up), save in the case of yen, which shall be rounded down to the nearest yen. For these purposes "unit" means, with respect to any currency other than Euro, the lowest amount of such currency that is available as legal tender in the country of such currency and, with respect to Euro, means
               (Euro)0.01.

(f)       Calculations

          The amount of interest payable in respect of any Note for any period shall be calculated by multiplying the product of the Interest Rate and the outstanding nominal amount of such Note by the Day Count Fraction, unless an Interest Amount (or a formula for its calculation) is specified in respect of such period, in which case the amount of interest payable in respect of such Note for such period shall equal such Interest Amount (or be calculated in accordance with such formula). Where any Interest Period comprises two or more Interest Accrual Periods, the amount of interest payable in respect of such Interest Period shall be the sum of the amounts of interest payable in respect of each of those Interest Accrual Periods.

(g) Determination and Publication of Interest Rates, Interest Amounts, Redemption Amounts and Instalment Amounts

          As soon as practicable after the Relevant Time on each Interest Determination Date or such other time on such date as the Calculation Agent may be required to calculate any Redemption Amount or Instalment Amount, obtain any quote or make any determination or calculation, it shall determine the Interest Rate and calculate the amount of interest payable (the "Interest Amounts") in respect of each Denomination of the Notes for the relevant Interest Accrual Period, calculate the Redemption Amount or Instalment Amount, obtain such quote or make such determination or calculation, as the case may be, and cause the Interest Rate and the Interest Amounts for each Interest Period and the relevant Interest Payment Date and, if required to be calculated, the Redemption Amount or any Instalment Amount to be notified to the Trustee, the Issuer, each of the Paying Agents, the Noteholders, any other Calculation Agent appointed in respect of the Notes that is to make a further calculation upon receipt of such information and, if the Notes are listed on a stock exchange and the rules of such exchange so require, such exchange as soon as possible after their determination but in no event later that (i) thecommencement of the relevant Interest Period, if determined prior to such time, in the case of notification to such exchange of an Interest Rate and Interest Amount, or (ii) in all other cases, the fourth Business Day after such determination. Where any Interest Payment Date or Interest Period Date is subject to adjustment pursuant to Condition 5(b), the Interest Amounts and the Interest Payment Date so published may subsequently be amended (or appropriate alternative arrangements made with the consent of the Trustee by way adjustment) without notice in the event of any extension or shortening of the Interest Period. If the Notes become due and payable under Condition 10, the accrued interest and the Interest Rate payable in respect of the Notes shall nevertheless continue to be calculated as previously in accordance with this Condition but no publication of the Interest Rate or the Interest Amount so calculated need be made unless the Trustee otherwise requires. The determination of each Interest Rate, Interest Amount, Redemption Amount and Instalment Amount, obtaining of each quote and the making of each determination or calculation by the Calculation Agent(s) shall (in the absence of manifest error) be final and binding upon all parties.

(h)       Determination or Calculation by Trustee

If the Calculation Agent does not at any time for any reason determine or calculate the Interest Rate for an Interest Period or any Interest Amount, Instalment Amount or Redemption Amount, the Trustee shall do so (or shall appoint an agent on its behalf to do so) and such determination or calculation shall be deemed to have been made by the Calculation Agent. In doing so, the Trustee shall apply the foregoing provisions of this Condition, with any necessary consequential amendments, to the extent that, in its opinion, it can do so, and, in all other respects it shall do so in such manner as it shall deem fair and reasonable in all the circumstances.

(i)       Definitions

In these Conditions, unless the context otherwise requires, the following defined terms shall have the meanings set out below:

"Business Day" means:

(i) in the case of a specified currency other than Euro, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the principal financial centre for that currency; and/or

(ii)      in the case of Euro, a day on which the TARGET system is operating;
          and/or

(iii) in the case of a specified currency with one or more financial centres, a day (other than a Saturday or Sunday) on which commercial banks and foreign exchange markets settle payments in the specified currency in the specified financial centre or, if no financial centre is specified, generally in each of such financial centres.

"Day Count Fraction" means, in respect of the calculation of an amount of interest on any Note for any period of time (whether or not constituting an Interest Period, the "Calculation Period"):

(i) if "Actual/365" or "Actual/Actual (ISDA)" is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 365 (or, if any portion of that Calculation Period falls in a leap year, the sum of (A) the actual number of days in that portion of the Calculation Period falling in a leap year divided by 366 and
          (B) the actual number of days in that portion of the Calculation Period falling in a non-leap year divided by 365);

(ii) if "Actual/365 (Fixed)" is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 365;

(iii) if "Actual/360" is specified in the Pricing Supplement, the actual number of days in the Calculation Period divided by 360;

(iv) if "30/360", "360/360" or "Bond Basis" is specified in the Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months (unless (a) the last day of the Calculation Period is the 31st day of a month but the first day of the Calculation Period is a day other than the 30th or 31st day of a month, in which case the month that includes that last day shall not be considered to be shortened to a 30-day month, or (b) the last day of the Calculation Period is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month));

(v) if "30E/360" or "Eurobond Basis" is specified in the Pricing Supplement, the number of days in the Calculation Period divided by 360 (the number of days to be calculated on the basis of a year of 360 days with 12 30-day months, without regard to the date of the first day or last day of the Calculation Period unless, in the case of a Calculation Period ending on the Maturity Date, the Maturity Date is the last day of the month of February, in which case the month of February shall not be considered to be lengthened to a 30-day month); and

(vi) if "Actual/Actual (Bond)" is specified in the Pricing Supplement, (a) if the Calculation Period is the same as or shorter than the Interest Accrual Period during which it falls, the Calculation Period divided by (x) such Interest Accrual Period times (y) the Number of Interest Accrual Periods that would occur in one calendar year assuming that interest would be payable in respect of the whole of such year or (b) if the Calculation Period starts in one Interest Accrual Period and ends in another, the sum of (A) the number of days in such Calculation Period falling within the first Interest Accrual Period divided by (x) such first Interest Accrual Period times (y) the Number of Interest Accrual Periods and (B) the calculation in (A), but substituting "second Interest Accrual Period" for "first Interest Accrual Period".

"Effective Date" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the date specified as such in the Pricing Supplement or, if none is so specified, the first day of the Interest Accrual Period to which such Interest Determination Date relates.

"Interest Accrual Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Period Date and each successive period beginning on (and including) an Interest Period Date and ending on (but excluding) the next succeeding Interest Period Date.

"Interest Commencement Date" means the Issue Date or such other date as may be specified in the Pricing Supplement.

"Interest Determination Date" means, with respect to an Interest Rate and Interest Accrual Period, the date specified as such in the Pricing Supplement or, if none is so specified, the first day of such Interest Accrual Period if the Relevant Currency is Sterling or the day falling two Business Days in London for the Relevant Currency prior to the first day of such Interest Accrual Period if the Relevant Currency is not Sterling.

"Interest Period" means the period beginning on (and including) the Interest Commencement Date and ending on (but excluding) the first Interest Payment Date and each successive period beginning on (and including) an Interest Payment Date and ending on (but excluding) the next succeeding Interest Payment Date.

"Interest Period Date" means each Interest Payment Date unless otherwise specified in the Pricing Supplement.

"Interest Rate" means the rate of interest payable from time to time in respect of this Note and that is either specified or calculated in accordance with the provisions in the Pricing Supplement.

"Page" means such page, section, caption, column or other part of a particular information service (including, but not limited to, Reuters and the Telerate Page Service ("Telerate")) as may be specified for the purpose of providing a Relevant Rate or such other page, section, caption, column or other part as may replace it on that information service or on such other information service, in each case may be nominated by the person or organisation providing or sponsoring the information appearing there for the purpose of displaying rates or prices comparable to that Relevant Rate.

"Reference Banks" means the institutions specified as such in the Pricing Supplement or, if none, four (or, if the Relevant Financial Centre is Helsinki, five) major banks selected by the Calculation Agent in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the Benchmark.

"Relevant Currency" means the currency specified in the Pricing Supplement or, if none is specified, the currency in which the Notes are denominated.

"Relevant Financial Centre" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the financial centre as may be specified as such in the Pricing Supplement or, if none is so specified, the financial centre with which the relevant Benchmark (which, in the case of Euro, shall be as specified in the Pricing Supplement) is most closely connected or, if none is so connected, London.

"Relevant Rate" means the Benchmark for a Representative Amount of the Relevant Currency for a period (if applicable or appropriate to the Benchmark) equal to the Specified Duration commencing on the Effective Date.

"Relevant Time" means, with respect to any Interest Determination Date, if the Relevant Currency is not Euro, the local time in the Relevant Financial Centre specified in the Pricing Supplement or, if none is specified, the local time in the Relevant Financial Centre at which it is customary to determine bid and offered rates in respect of deposits in the Relevant Currency in the interbank market in the Relevant Financial Centre and, if the Relevant Currency is Euro, the time specified in the relevant Pricing Supplement.

"Representative Amount" means, with respect to any Interest Rate which is Floating Rate to be determined on an Interest Determination Date, the amount specified as such in the Pricing Supplement or, if none is specified, an amount that is representative for a single transaction in the relevant market at the time.

"Specified Duration" means, with respect to any Floating Rate to be determined on an Interest Determination Date, the duration specified in the Pricing Supplement or, if none is specified, a period of time equal to the relative Interest Accrual Period, ignoring any adjustment pursuant to Condition 5(b).

"TARGET System" means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET) System.

(j)       Calculation Agent and Reference Banks

The Issuer shall procure that there shall at all times be four Reference Banks (or such other number as may be required) with offices in the Relevant Financial Centre (or, if the Relevant Currency is Euro, in such place or places as are specified in the relevant Pricing Supplement) and one or more Calculation Agents if provision is made for them in the Pricing Supplement and for so long as any
Note is outstanding (as defined in the Trust Deed). If any Reference Bank (acting through its relevant office) is unable or unwilling to continue to act as a Reference Bank, then the Issuer shall (with the prior approval of the Trustee) appoint another Reference Bank with an office in the Relevant Financial Centre to act as such in its place. Where more than one Calculation Agent is appointed in respect of the Notes, references in these Conditions to the

Calculation Agent shall be construed as each Calculation Agent performing its respective duties under the Conditions. If the Calculation Agent is unable or unwilling to act as such or if the Calculation Agent fails duly to establish the Interest Rate for an Interest Period or Interest Accrual Period or to calculate any Interest Amount, Instalment Amount or the Redemption Amount or to comply with any other requirement, the Issuer shall (with the prior approval of the Trustee) appoint a leading bank or investment banking firm engaged in the interbank market (or, if appropriate, money, swap or over-the-counter index options market) that is most closely connected with the calculation or determination to be made by the Calculation Agent (acting through its principal London office or any other office actively involved in such market) to act as such in its place. The Calculation Agent may not resign its duties without a successor having been appointed as aforesaid.

(k)       Certificates to be Final

All certificates, communications, opinions, determinations, calculations, quotations and decisions given, expressed, made or obtained for the purposes of the provisions of this Condition 5, whether by the Calculation Agent or the Trustee, shall (in the absence of wilful default, bad faith or manifest error) be binding on the Issuer, the Calculation Agent, the Trustee, the other Paying Agents and all Noteholders, Receiptholders and Couponholders and (in the absence as aforesaid) no liability to the Issuer, the Noteholders, the Receiptholders or the Couponholders shall attach to the Calculation Agent or the Trustee in connection with the exercise or non-exercise by them of their powers, duties and discretions pursuant to such provision.

6.        REDEMPTION, PURCHASE AND OPTIONS

(a)       Redemption by Instalments and Final Redemption

          (i) Unless previously redeemed, purchased and cancelled as provided in this Condition 6 or the relevant Instalment Date (being one of the dates so specified hereon) is deferred pursuant to the Issuer's or any Noteholder's option in accordance with Condition 6(d) or 6(e), each Note that provides for Instalment Dates and Instalment Amounts shall be partially redeemed on each Instalment Date at the related Instalment Amount specified in the Pricing Supplement. The outstanding nominal amount of each such Note shall be reduced by the Instalment Amount (or, if such Instalment Amount is calculated by reference to a proportion of the nominal amount of such Note, such proportion) for all purposes with effect from the related Instalment Date, unless payment of the Instalment Amount is improperly withheld or refused on presentation of the Note and related Receipt, in which case, such amount shall remain outstanding until the Relevant Date relating to such Instalment Amount.

          (ii) Unless previously redeemed, purchased and cancelled as provided below, or its maturity is extended pursuant to the Issuer's or any Noteholder's option in accordance with Condition 6(d) or 6(e), each Note shall be finally redeemed on the Maturity Date specified in the Pricing Supplement at its Redemption Amount (which, unless otherwise provided in the Pricing Supplement is its nominal amount) or, in the case of a Note falling within paragraph (i) above, its final Instalment Amount.

(b)       Early Redemption of Zero Coupon Notes

          (i) The Redemption Amount payable in respect of any Note that does not bear interest prior to the Maturity Date, the Redemption Amount of which is not linked to an index and/or a formula, upon redemption of such Note pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 shall be the Amortised Face Amount (calculated as provided below) of such Note. (ii) Subject to the provisions of paragraph (iii) below, the Amortised Face Amount of any such Note shall be the scheduled Redemption Amount of such Note on the Maturity Date discounted at a rate per annum (expressed as a percentage) equal to the Amortisation Yield (which, if none is shown in the Pricing Supplement, shall be such rate as would produce an Amortised Face Amount equal to the issue price of the Notes if they were discounted back to their issue price on the Issue Date) compounded annually. Where such calculation is to be made for a period of less than one year, it shall be made on the basis of the Day Count Fraction specified in the applicable Pricing Supplement.

          (iii) If the Redemption Amount payable in respect of any such Note upon its redemption pursuant to Condition 6(c) or upon it becoming due and payable as provided in Condition 10 is not paid when due, the Redemption Amount due and payable in respect of such Note shall be the Amortised Face Amount of such Note as defined in paragraph (ii) above, except that such paragraph shall have effect as though the reference therein to the date on which the Note becomes due and payable were replaced by a reference to the Relevant Date. The calculation of the Amortised Face Amount in accordance with this sub-paragraph shall continue to be made (as well after as before judgment) until the Relevant Date, unless the Relevant Date falls on or after the Maturity Date, in which case the amount due and payable shall be the scheduled Redemption Amount of such Note on the Maturity Date together with any interest that may accrue in accordance with Condition 5(d).

(c)       Redemption for Taxation Reasons

          If, as a result of any amendment to or change in the laws or regulations of the United Kingdom or of any political subdivision thereof or any authority therein or thereof having power to tax or any change in the official or generally accepted interpretation or application of such laws or regulations which becomes effective on or after the date of the Trust Deed, the Issuer has or will become obliged to pay any additional amounts as described in Condition 8 or the Guarantor would be unable for reasons outside its control to procure payment by the Issuer and in making payments itself would be required to pay such additional amounts (and such amendment or change has been evidenced by the delivery by the Issuer on behalf of the Guarantor or, as the case may be, the Guarantor to the Trustee (who shall accept such certificate and opinion as sufficient evidence thereof) of (i) a certificate signed by either two directors of the Issuer or one director and the company secretary of the Issuer on behalf of the Issuer or, as the case may be, the Guarantor, stating that such amendment or change has occurred (irrespective of whether such amendment or change is then effective) describing the facts leading thereto and stating that such requirement cannot be avoided by the Issuer or Guarantor taking reasonable measures available to it and
          (ii) an opinion of independent legal advisers of recognised standing to the effect that such amendment or change has occurred (irrespective of whether such amendment or change is then effective)), the Issuer may (having given not less than 30 nor more than 90 days' notice to the Trustee and to the holders in accordance with Condition 16) redeem all, but not some only, of the Notes (other than Notes in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(d) prior to any notice being given under this Condition 6(c)) at their Redemption Amount, together with accrued interest to the date fixed for such redemption, provided that no such notice of redemption shall be given earlier than 90 days prior to the earliest date on which the Issuer would be required to pay such additional amounts were a payment in respect of the Notes then due.

(d)       Redemption at the Option of the Issuer and Exercise of Issuer's Option

          If so provided in the Pricing Supplement, the Issuer may, subject to compliance with all relevant laws, regulations and directives, on giving irrevocable notice to the Noteholders falling within the Issuer's Option Period, redeem, or exercise any Issuer's option in relation to, all or, if so provided, some of the Notes (other than Notes in respect of which the Issuer shall have given a notice of redemption pursuant to Condition 6(c) prior to any notice being given under this Condition 6(d)) in the nominal amount or integral multiples thereof and on the date or dates so provided. Any such redemption of Notes shall be at their Redemption Amount together with interest accrued to the date fixed for redemption.

          All Notes in respect of which any such notice is given shall be redeemed, or the Issuer's option shall be exercised, on the date specified in such notice in accordance with this Condition. In the case of a partial redemption or a partial exercise of any Issuer's option, the notice to Noteholders shall also contain the certificate numbers of the Notes to be redeemed or in respect of which such option has been exercised, which shall have been drawn in such place as the Trustee may approve and in such manner as it deems appropriate, subject to compliance with any applicable laws and stock exchange requirements. So long as the Notes are listed on the Luxembourg Stock Exchange or any other stock exchange and the rules of the relevant stock exchange so require, the Issuer shall, once in each year in which there has been a partial redemption of the Notes, cause to be published in a leading newspaper of general circulation in Luxembourg or as specified by such other stock exchange, a notice specifying the aggregate nominal amount of Notes outstanding and a list of the Notes drawn for redemption but not surrendered.

(e)       Redemption at the Option of Noteholders and Exercise of Noteholders'
          Options

          If so provided in the Pricing Supplement, the Issuer shall, at the option of the holder of any such Note, redeem such Note on the date or dates so provided at its Redemption Amount together with interest accrued to the date fixed for redemption.

          To exercise such option or any other Noteholders' option that may be set out hereon the holder must deposit such Note (together with all unmatured Receipts and Coupons and unexchanged Talons) with any Paying Agent at its specified office, together with a duly completed option exercise notice ("Exercise Notice") in the form obtainable from any Paying Agent within the Noteholders' Option Period. No Note so deposited and option exercised may be withdrawn without the prior consent of the Issuer, except that such Note will be returned to the relevant Noteholder by the Paying Agent with which it has been deposited if, prior to the due date for its redemption or the exercise of the option, the Note becomes immediately due and payable or if upon due presentation payment of the redemption moneys is not made or exercise of the option is denied.

(f)       Purchases

          The Issuer, the Guarantor and any of its Subsidiaries may to the extent permitted by applicable law, at any time purchase Notes (provided that all unmatured Receipts and Coupons and unexchanged Talons relating thereto are attached thereto or surrendered therewith) in the open market or otherwise at any price. The Notes so purchased, while held by or on behalf of the Issuer, the Guarantor or any of its Subsidiaries shall not entitle the holder to vote at any meetings of Noteholders and shall not be deemed to be outstanding for the purposes of calculating quorums at meetings of the Noteholders or for the purposes of Conditions 10, 11 and 14.

(g)       Cancellation

          All Notes purchased by or on behalf of the Issuer, the Guarantor or any of its Subsidiaries shall be surrendered for cancellation, by surrendering each such Note together with all unmatured Receipts and Coupons and all unexchanged Talons to the Issuing and Paying Agent and if so surrendered, shall, together with all Notes redeemed by the Issuer, be cancelled forthwith (together with all unmatured Receipts and Coupons and unexchanged Talons attached thereto or surrendered therewith). Any Notes so surrendered for cancellation may not be reissued or resold and the obligations of the Issuer and the Guarantor in respect of any such Notes shall be discharged.

7.        PAYMENTS AND TALONS

(a)       Method of Payment

          Payments of principal and interest in respect of the Notes shall, subject as mentioned below, be made against presentation and surrender of the relevant Receipts (in the case of payments of Instalment Amounts other than on the due date for redemption and provided that the Receipt is presented for payment together with its relative Note), Notes (in the case of all other payments of principal and, in the case of interest as specified in Condition 7(e)(vi)) or Coupons (in the case of interest, save as specified in Condition 7(e)(ii)), as the case may be, at the specified office of any Paying Agent outside the United States by a cheque payable in the currency in which such payment is due drawn on, or, at the option of the holder, by transfer to an account denominated in that currency with, a bank in the principal financial centre for that currency; provided that, in the case of Euro, the transfer may be to, or the cheque drawn on, a Euro account with a bank in Europe.

(b)       Payments in the United States

          Notwithstanding the foregoing, if any Notes are denominated in U.S. dollars, payments in respect thereof may be made at the specified office of any Paying Agent in New York City in the same manner as aforesaid if (i) the Issuer shall have appointed Paying Agents with specified offices outside the United States with the reasonable expectation that such Paying Agents would be able to make payment of the amounts on the Notes in the manner provided above when due, (ii) payment in full of such amounts at all such offices is illegal or effectively precluded by exchange controls or other similar restrictions on payment or receipt of such amounts and (iii) such payment is then permitted by United States law, without involving, in the opinion of the Issuer, any adverse tax consequence to the Issuer.

(c)       Payments Subject to Fiscal Laws

          All payments are subject in all cases to any applicable fiscal or other laws, regulations and directives, but without prejudice to the provisions of Condition 8. No commissions or expenses shall be charged to the Noteholders or Couponholders in respect of such payments.

(d)       Appointment of Agents

          The Issuing and Paying Agent, the Paying Agents and the Calculation Agent initially appointed by the Issuer and their respective specified offices are listed below. The Issuing and Paying Agent, the Paying Agents and the Calculation Agent act solely as agents of the Issuer and do not assume any obligation or relationship of agency or trust for or with any Noteholder or Couponholder (save in the event they act for the Trustee under Clause 2(3) of the Agency Agreement). The Issuer reserves the right at any time with the approval of the Trustee to vary or terminate the appointment of the Issuing and Paying Agent, any other Paying Agent or the Calculation Agent and to appoint additional or other Paying Agents, provided that the Issuer shall at all times maintain (i) an Issuing and Paying Agent, (ii) one or more Calculation Agent(s) where the Conditions so require, (iii) Paying Agents having specified offices in at least two major European cities (including Luxembourg so long as the Notes are listed as the Luxembourg Stock Exchange); (iv) such other agents as may be required by the rules of any other stock exchange on which the Notes may be listed, in each case, as approved by the Trustee and (v) in the event of the adoption of the European Union directive relating to withholding tax presented to the Council of Ministers of the European Union by the European Commission in May 1998, a Paying Agent with a specified office in a city approved by the Trustee outside the European Union.

(e)       Unmatured Coupons and Receipts and Unexchanged Talons

          (i) Unless the Pricing Supplement provides that the relative Coupons are to become void upon the date for redemption of those Notes, Notes should be surrendered for payment together with all unmatured Coupons (if any) appertaining thereto, failing which an amount equal to the face value of each missing unmatured Coupon (or, in the case of payment not being made in full, the proportion of the amount of such missing unmatured Coupon that the sum of principal so paid bears to the total principal due) shall be deducted from the Redemption Amount due for payment. Any amount so deducted shall be paid in the manner mentioned above against surrender of such missing Coupon within a period of 10 years from the Relevant Date for the payment of such principal (whether or not such Coupon has become void pursuant to Condition
               9).

          (ii) If the Pricing Supplement so provides, upon the due date for redemption of any Note, unmatured Coupons relating to such Note (whether or not attached) shall become void and no payment shall be made in respect of them.

          (iii) Upon the due date for redemption of any Note, any unexchanged Talon relating to such Note (whether or not attached) shall become void and no Coupon shall be delivered in respect of such Talon.

          (iv) Upon the due date for redemption of any Note that is redeemable in instalments, all Receipts relating to such Note having an Instalment Date falling on or after such due date (whether or not attached) shall become void and no payment shall be made in respect of them.

          (v) Where any Note is presented for redemption without all unmatured Coupons and any unexchanged Talon relating to it, redemption shall be made only against the provision of such indemnity as the Issuer may reasonably require.

          (vi) If the due date for redemption of any Note is not a due date for payment of interest, interest accrued from the preceding due date for payment of interest or the Interest Commencement Date, as the case may be, shall only be payable against presentation (and surrender if appropriate) of the relevant Note. Interest accrued on a Note that only bears interest after its Maturity Date shall be payable on redemption of such Note against presentation of the relevant Note.

(f)       Talons

          On or after the Interest Payment Date for the final Coupon forming party of a Coupon sheet issued in respect of any Note, the Talon forming part of such Coupon sheet may be surrendered at the specified office of the Issuing and Paying Agent in exchange for a further Coupon sheet (and if necessary another Talon for a further Coupon sheet) (but excluding any Coupons that may have become void pursuant to Condition 9).

(g)       Non-Business Days

          If any date for payment in respect of any Note, Receipt or Coupon is not a business day in the place of presentation, the holder shall not be entitled to payment until the next following business day nor to any interest or other sum in respect of such postponed payment. In this paragraph, "business day" means a day (other than Saturday or a Sunday) on which banks and foreign exchange markets are open for business in the relevant place of presentation, in such jurisdictions as shall be specified as "Business Day Jurisdictions" hereon and:

          (i) (in the case of a payment in a currency other than Euro) where payment is to be made by transfer to an account maintained with a bank in the Relevant Currency, on which foreign exchange transactions may be carried on in the Relevant Currency in the principal financial centre of the country of such currency or

          (ii) (in the case of a payment in Euro) on which banks are open for business and carrying out transactions in Euro in the jurisdiction in which the Euro account specified by the payee is located and a day on which the TARGET system is open.

(h)       Euro Notes

          References in these Conditions to the "Euro" are to the currency which was introduced at the start of the third stage of the European economic and monetary union pursuant to Article 123 of the Treaty establishing the European Communities as amended (the "Treaty").

(i)       Redenomination

          Where redenomination is specified in the Pricing Supplement as being applicable, the Issuer may, without the consent of the Trustee, the Noteholders and the Couponholders, on giving prior notice to the Trustee, the Issuing and Paying Agent, Euroclear and Cedelbank and at least 30 days' prior notice to the Noteholders in accordance with

          Condition 16, elect that, with effect from the Redenomination Date specified in the notice, the Notes shall be redenominated in Euro. If so specified in the applicable Pricing Supplement, such Notes, upon redenomination into Euro, may be consolidated and form a single series with the outstanding Notes of another series, all in accordance with Condition 16.

          Unless otherwise specified in the applicable Pricing Supplement, the election will have effect as follows:

          (i) the Notes and the Receipts shall be deemed to be redenominated in Euro in the denomination of Euro 0.01 with a nominal amount for each Note and Receipt equal to the nominal amount of that Note or Receipt in the Relevant Currency, converted into Euro at the Established Rate, provided that, if the Issuer determines, with the consent of the Trustee and the Issuing and Paying Agent, that the then market practice in respect of the redenomination into Euro of internationally offered securities is different from the provisions specified above, such provisions shall be deemed to be amended so as to comply with such market practice and the Issuer shall promptly notify the Noteholders in accordance with Condition 16, the Stock Exchange (if any) on which the Notes are listed and the Relevant Paying Agents of such deemed amendments;

          (ii) save to the extent that an Exchange Notice has been given in accordance with paragraph (iv) below, the amount of interest due in respect of the Notes will be calculated by reference to the aggregate nominal amount of Notes presented (or, as the case may be, in respect of which Coupons are presented) for payment by the relevant holder and the amount of such payment shall be rounded down to the nearest (Euro)0.01;

          (iii) if definitive Notes are required to be issued after the Redenomination Date, they shall be issued at the expense of the Issuer in the denominations of (Euro)1,000, (Euro)10,000,
               (Euro)100,000 and (but only to the extent of any remaining amounts less than (Euro)1,000 or such smaller denominations as the Trustee and the Issuing and Paying Agent may approve)
               (Euro)0.01 and such other denominations as the Trustee and the Issuing and Paying Agent shall determine and as shall be notified to the Noteholders in accordance with Condition 16;

          (iv) if definitive Notes have been issued prior to the Redenomination Date, all unmatured Coupons and Talons denominated in the Relevant Currency (whether or not attached to the Notes) will become void with effect from the date on which the Issuer gives notice (the "Exchange Notice") that replacement Euro-denominated Notes, Receipts, Coupons and Talons are available for exchange (provided that such Notes, Receipts, Coupons and/or Talons are so available) and no payments will be made in respect of them. The payment obligations contained in any Notes and Receipts so issued will also become void on that date although those Notes and Receipts will continue to constitute valid exchange obligations of the Issuer. The Paying Agents (at the offices specified below and which will, in every case, include the Paying Agent in Luxembourg) will issue new Euro-denominated Notes, Receipts, Coupons and Talons in exchange for Notes, Receipts, Coupons and Talons denominated in the Relevant Currency in such manner as the Trustee and the Issuing and Paying Agent may specify and as shall be notified to the Noteholders in the Exchange Notice. No

               Exchange Notice may be given less than 15 days prior to any date for payment of principal or interest on the Notes;

          (v) after the Redenomination Date, all payments in respect of the Notes, the Receipts and the Coupons, other than payments of interest in respect of periods commencing before the Redenomination Date, will be made solely in Euro as though references in the Notes to the Relevant Currency were to Euro. Payments will be made in Euro by credit or transfer to a Euro account (or any other account to which Euro may be credited or transferred) specified by the payee or, at the option of the payee, by a Euro cheque;

          (vi) if the Notes are Fixed Rate Notes and interest for any period commencing on or after the Redenomination Date is required to be calculated for a period ending other than on an Interest Payment Date, it will be calculated by applying the Interest Rate to each Denomination, multiplying such sum by the applicable Day Count Fraction and rounding the resultant figure to the nearest sub-unit of the Relevant Currency, half of any such sub-unit being rounded upwards or otherwise in accordance with applicable market convention; and

          (vii) if the Notes are Floating Rate Notes, the Pricing Supplement will specify any relevant changes to the provisions relating to interest.

In these Conditions, the following expressions have the following meanings:

          "Established Rate" means the rate for the conversion of the Relevant Currency (including compliance with rules relating to roundings in accordance with applicable European Community regulations) into Euro established by the Council of the European Union pursuant to Article 123 of the Treaty establishing the European Communities, as amended.

          "Redenomination Date" means the date (being, in the case of interest bearing Notes, a date for payment of interest under the Notes) specified by the Issuer as such in the notice given to the Noteholders as described above and which falls on or after the date on which the country of the Relevant Currency first participates in the third stage of European economic and monetary union or otherwise participates in European economic and monetary union in a manner with similar effect to such third stage.

8.        TAXATION

All payments of principal and interest in respect of the Notes, the Receipts and the Coupons by the Issuer or the Guarantor shall be made free and clear of, and without withholding or deduction for, any taxes, duties, assessments or governmental charges of whatever nature imposed, levied, collected, withheld or assessed by or within the United Kingdom or any authority therein or thereof having power to tax, unless such withholding or deduction is required by law. In that event, the Issuer or, as the case may be, the Guarantor, shall pay such additional amounts as shall result in receipt by the Noteholders and Couponholders of such amounts as would have been received by them had no such withholding or deduction been required, except that no such additional amounts shall be payable with respect to any Note, Receipt or Coupon:

(a) to, or to a third party on behalf of, a holder who is liable to such taxes, duties, assessments or governmental charges in respect of such Note, Receipt or Coupon by reason of his having some connection with the United Kingdom other than the mere holding of the Note, Receipt or Coupon; or

(b) presented for payment more than 30 days after the Relevant Date except to the extent that the holder of it would have been entitled to such additional amounts on presenting it for payment on the thirtieth day; or

(c)       presented for payment in the United Kingdom.

As used in these Conditions, "Relevant Date" in respect of any Note, Receipt or Coupon means the date on which payment in respect of it first becomes due or (if any amount of the money payable is improperly withheld or refused) the date on which payment in full of the amount outstanding is made or (if earlier) the date seven days after that on which notice is duly given to the Noteholders that, upon further presentation of the Note, Receipt or Coupon being made in accordance with the Conditions, such payment will be made, provided that payment is in fact made upon such presentation. Reference to these Conditions to (i) "principal" shall be deemed to include any premium payable in respect of the Notes, all Instalment Amounts, Redemption Amounts, Amortised Face Amounts and all other amounts in the nature of principal payable pursuant to Condition 6 or any amendment or supplement to it, (ii) "interest" shall be deemed to include all Interest Amounts and all other amounts payable pursuant to Condition 5 or any amendment or supplement to it and (iii) "principal" and/or "interest" shall be deemed to include any additional amounts that may be payable under this Condition or any undertaking given in addition to or in substitution for it under the Trust Deed.

9.        PRESCRIPTION

Claims against the Issuer for payment in respect of the Notes, Receipts and Coupons (which, for this purpose, shall not include Talons) shall be prescribed and become void unless made within 10 years (in the case of principal) or five years (in the case of interest) from the appropriate Relevant Date in respect of them.

10.       EVENTS OF DEFAULT

The Trustee at its discretion may, and if so requested in writing by the holders of at least one-quarter in nominal amount of the Notes then outstanding or if so directed by an Extraordinary Resolution of the Noteholders shall, subject to being indemnified to its satisfaction, (but, in the case of the happening of any of the events mentioned in sub-paragraphs (b), (c), (e), (f), (g) and (h) below, only if the Trustee shall have certified in writing to the Issuer that such event is, in its opinion, materially prejudicial to the interests of the Noteholders), give notice to the Issuer that the Notes are, and they shall accordingly thereby forthwith become, immediately due and repayable at their Redemption Amount together with accrued interest (as provided in the Trust Deed) if any of the following events (each an "Event of Default") shall have occurred (unless such Event of Default has been remedied to the satisfaction of the Trustee):

(a) if default is made for a period of three Business Days or more in the payment of any principal or Redemption Amount or Instalment Amount or Amortised Face Amount (in the case of a Zero Coupon Note) (whether becoming due on redemption or otherwise) in respect of any Notes pursuant to Condition 6 or for a period of 21 days or more in the payment of any interest due in respect of the Notes or any of them; or

(b) if the Issuer or the Guarantor fails to perform or observe any of its other obligations under the Notes, the Guarantee or the Trust Deed and (except where the Trustee shall have certified to the Issuer in writing that it considers such failure to be incapable of remedy in which case no such notice or continuation as is hereinafter mentioned will be required) such failure continues for the period of 60 days (or such longer period as the Trustee may in its absolute discretion permit) next following the service by the Trustee of notice on the Issuer requiring the same to be remedied; or

(c) if (i) any other indebtedness for borrowed money of the Issuer, the Guarantor or any Principal Subsidiary becomes due and repayable prior to its stated maturity by reason of an event of default or (ii) any such indebtedness for borrowed money is not paid when due or, as the case may be, within any applicable grace period (as originally provided) or (iii) the Issuer, the Guarantor or any Principal Subsidiary fails to pay when due (or, as the case may be, within any originally applicable grace period) any amount payable by it under any present or future guarantee for, or indemnity in respect of, any indebtedness for borrowed money of any person or (iv) any security given by the Issuer, the Guarantor or any Principal Subsidiary for any indebtedness for borrowed money of any person or for any guarantee or indemnity of indebtedness for borrowed money of any person becomes enforceable by reason of default in relation thereto and steps are taken to enforce such security, provided that the aggregate amount of the relevant indebtedness for borrowed money in respect of which any one or more of the events mentioned above in this sub-paragraph (c) has or have occurred equals or exceeds U.S.$50,000,000 or its equivalent in other currencies (as determined by the Trustee), and for the purposes of this sub-paragraph (c), "indebtedness for borrowed money" shall exclude Project Finance Indebtedness; or

(d) if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of the Issuer or the Guarantor, save for the purpose of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement on terms previously approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of the Noteholders) or by an Extraordinary Resolution of the Noteholders; or

(e) if any order shall be made by any competent court or any resolution shall be passed for the winding up or dissolution of a Principal Subsidiary, save for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction or other similar arrangement (i) not involving or arising out of the insolvency of such Principal Subsidiary and under which all the surplus assets of such Principal Subsidiary are transferred to the Issuer, the Guarantor or any of their Subsidiaries (other than an Excluded Subsidiary) or (ii) the terms of which have previously been approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed having regard to the interests of Noteholders) or by an Extraordinary Resolution of the Noteholders; or

(f) if the Issuer, the Guarantor or any Principal Subsidiary shall cease to carry on the whole or substantially the whole of its business, save in each case for the purposes of amalgamation, merger, consolidation, reorganisation, reconstruction, or other similar arrangement (i) not involving or arising out of the insolvency of the Issuer, the Guarantor or such Principal Subsidiary and under which all or substantially all of its assets are transferred to another member or members of the Group (other than an Excluded Subsidiary) or to a transferee or transferees which is or are, or immediately upon such transfer become(s), a Principal Subsidiary or Principal Subsidiaries, or (ii) under which all or substantially all of its assets are transferred to a third party or parties (whether associates or not) for full consideration by the Issuer, the Guarantor or a Principal Subsidiary on an arm's length basis or (iii) the terms of which have previously been approved in writing by the Trustee or by an

          Extraordinary Resolution of the Noteholders, provided that if neither the Issuer nor any Relevant Subsidiary holds an Electricity Licence, the Issuer shall be deemed to have ceased to carry on the whole or substantially the whole of its business (and neither of exceptions (i) and (ii) shall apply); or

(g) if the Issuer, the Guarantor or any Principal Subsidiary shall suspend or announce its intention to suspend payment of its debts generally or shall be declared or adjudicated by a competent court to be unable, or shall admit in writing its inability, to pay its debts generally (within the meaning of Section 123(1) or (2) of the Insolvency Act
          1986) as they fall due, or shall be adjudicated or found insolvent by a competent court or shall enter into any composition or other similar arrangement with its creditors generally under Section 1 of the Insolvency Act 1986; or

(h) if a receiver, administrative receiver, administrator or other similar official shall be appointed in relation to the Issuer, the Guarantor or any Principal Subsidiary or in relation to the whole or substantial part of the undertaking or assets of any of them or a distress, execution or other process shall be levied or enforced upon or sued out against, or any encumbrancer shall take possession of, the whole or a substantial part of the assets of any of them and in any of the foregoing cases it or he shall not be paid out or discharged within 90 days (or such longer period as the Trustee may in its absolute discretion permit); or

(i) TXU Europe Limited ceases to own directly or indirectly at least a majority of the ordinary share capital of TXU Europe Group plc and all Principal Subsidiaries; or

(j) any of the obligations of the Guarantor under the Trust Deed are not (or are claimed by the Guarantor not to be) or cease to be in full force and effect.

For the purposes of sub-paragraph (g) above, Section 123(1)(a) of the Insolvency Act 1986 shall have effect as if for "(pound)750" there was substituted "(pound)250,000". Neither the Issuer, the Guarantor nor any Principal Subsidiary shall be deemed to be unable to pay its debts for the purposes of sub-paragraph
(g) above if any such demand as is mentioned in Section 123(1)(a) of the Insolvency Act 1986 is being contested in good faith by the Issuer, the Guarantor or the relevant Principal Subsidiary with recourse to all appropriate measures and procedures or if any such demand is satisfied before the expiration of such period as may be stated in any notice given by the Trustee under this Condition.

In these Conditions:

          "Auditors" means the auditors for the time being of the Guarantor or, in the event of their being unable or unwilling to carry out any action requested of them pursuant to the Trust Deed, such other firm of chartered accountants as the Trustee may in writing approve for the purpose.

          "Electricity Act" means the Electricity Act 1989 as amended or re-enacted from time to time and all subordinate legislation made pursuant thereto.

          "Electricity Licence" means any licence granted or issued by any relevant authority or person in the United Kingdom or by or pursuant to any primary or secondary legislation which entitles the person holding such licence to generate and/or transmit and/or distribute and/or supply electricity (other than a second tier supply licence) in the United Kingdom or any part thereof.

          "Excluded Subsidiary" means any Subsidiary of the Guarantor:

          (i) which is a single purpose company whose principal assets and business comprise the ownership, acquisition, development and/or operation of assets comprising a Project;

          (ii) in its capacity as a partner in, and whose only material asset is its interest in, a single purpose partnership whose principal assets and business comprise a Project;

          (iii) none of whose indebtedness for borrowed money in respect of the financing of such ownership, acquisition, development and/or operation of such assets comprising a Project is subject to any recourse whatsoever to any member of the Group (other than such Subsidiary or another Excluded Subsidiary) in respect of the repayment thereof, except as expressly referred to in sub-paragraph (ii) of the definition of Project Finance Indebtedness; and

          (iv) which has been designated as such by the Guarantor by written notice to the Trustee, provided that the Guarantor may give notice to the Trustee at any time that any Excluded Subsidiary is no longer an Excluded Subsidiary, whereupon it shall cease to be an Excluded Subsidiary.

          "Generation Licence" means the electricity generation licence granted by the Secretary of State to Eastern Merchant Generation Limited under the Electricity Act as in effect on the date of the relevant Pricing Supplement.

          "Group" means the Guarantor and its Subsidiary Undertakings and "member of the Group" shall be construed accordingly.

          "indebtedness for borrowed money" means any present or future indebtedness (whether being principal, premium, interest or other amounts) for or in respect of (i) money borrowed, (ii) liabilities under or in respect of any acceptance or acceptance credit, or (iii) any notes, bonds, debentures, debenture stock, loan stock or other securities offered, issued or distributed whether by way of public offer, private placing, acquisition consideration or otherwise and whether issued for cash or in whole or in part or for a consideration other than cash.

          "PES Licence" means the public electricity supply licence granted by the Secretary of State to Eastern Electricity plc under the Electricity Act (but for the avoidance of doubt excluding for this purpose any second tier licence) as in effect on the date of the relevant Pricing Supplement.

          "Principal Subsidiary" at any time shall mean:

          (i)  any Relevant Subsidiary; or

          (ii) any Subsidiary of the Guarantor (not being an Excluded Subsidiary or any other Subsidiary of the Guarantor 90 per cent. in principal amount of whose indebtedness for borrowed money is Project Finance Indebtedness);

               (A)  whose (a) gross profits on ordinary activities before tax or
                    (b) gross assets represent 25 per cent. or more of the consolidated gross profits on ordinary activities before tax of the Group or consolidated gross assets of the Group, respectively, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary and the then latest audited consolidated financial statements of the Group; or

               (B) to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary of the Issuer which immediately prior to such transfer is a Principal Subsidiary, whereupon the transferor Subsidiary shall cease to be a Principal Subsidiary under the provisions of this sub-paragraph (B) (but without prejudice to the provisions of sub-paragraph (A) above), upon publication of its next audited financial statements.

          A Report by the Auditors that, in their opinion, a Subsidiary of the Guarantor is or is not or was or was not at any particular time or throughout any specified period, a Principal Subsidiary shall, in the absence of manifest error, be conclusive and binding on the Issuer, the Guarantor, the Trustee and the Noteholders.

          "Project" means any project or investment (these terms being treated as including a series of related projects or investments and any modifications thereto or developments or expansions of such projects or investments).

          "Project Finance Indebtedness" means any present or future indebtedness incurred to finance the ownership, acquisition, development and/or operation of a Project, whether or not a Project of a member of the Group:

          (i)  which is incurred by an Excluded Subsidiary; or

          (ii) in respect of which the person or persons to whom any such indebtedness is or may be owed by the relevant borrower (whether or not a member of the Group) has or have no recourse whatsoever to any member of the Group (other than an Excluded Subsidiary) for the repayment thereof other than:

               (A) recourse for amounts limited to the aggregate cash flow or net cash flow received or receivable by it (other than historic cash flow or historic net cash flow) from such Project; and/or

               (B) recourse for the purpose only of enabling amounts to be claimed in respect of such indebtedness in an enforcement of any encumbrance given by such borrower over the assets comprised in such Project or the income, cash flow or other proceeds, deriving therefrom (or given by any shareholder or the like in the borrower over its shares or the like in the capital of the borrower) to secure such indebtedness, provided that (a) the extent of such recourse is limited solely to the amount of any recoveries made on any such enforcement, and (b) such person or persons is/are not entitled, by virtue of any right or claim arising out of or in connection with such indebtedness, to commence proceedings for the winding up or dissolution of any member of the Group (other than an Excluded Subsidiary) or to appoint or procure the appointment of any receiver, trustee or similar person or officer in respect of any member of the Group (other than an Excluded Subsidiary) or any of its assets (save for the assets the subject of such encumbrance); and/or

               (C) recourse under any form of assurance, undertaking or support, which recourse is limited to a claim for damages (other than liquidated damages and damages required to be calculated in a specified way) for breach of an obligation (not being a payment obligation or an obligation to procure payment by another or an indemnity in respect thereof or any obligation to comply to or procure compliance by another with any financial ratios or other tests of financial condition) by any member of the Group (other than an Excluded Subsidiary).

          "Relevant Licences" means the Generation Licence and the PES Licence and, in any such case, and from time to time any other licence or licences relating to the generation and distribution of electricity granted to the Guarantor and/or any Relevant Subsidiary and "Relevant Licence" shall be construed accordingly.

          "Relevant Subsidiary" means a member of the Group that holds a Relevant Licence.

          "Secretary of State" means the Secretary of State for Trade and Industry (or any successor).

          "Subsidiary Undertaking" shall have the meaning given to it by Section 258 of the Companies Act 1985 (but, in relation to the Guarantor, shall exclude any undertaking (as defined in the Companies Act 1985) whose accounts are not included in the then latest published audited consolidated accounts of the Guarantor, or (in the case of an undertaking which has first become a subsidiary undertaking of a member of the Group since the date as at which any such audited accounts were prepared) would not have been so included or consolidated if it had become so on or before that date).

11.       MEETINGS OF NOTEHOLDERS, MODIFICATION, WAIVER AND SUBSTITUTION

(a)       Meetings of Noteholders

          The Trust Deed contains provisions for convening meetings of Noteholders to consider matters affecting their interests, including the modification of any of the terms and conditions of the Notes or any provisions of the Trust Deed. Any such modification may be made if sanctioned by an Extraordinary Resolution. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Notes for the time being outstanding or at any adjourned meeting one or more persons being or representing Noteholders whatever the nominal amount of the Notes held or represented, unless the business of such meeting includes consideration of proposals, inter alia (i) to postpone the maturity or redemption of the Notes, any Instalment Date or any date for payment of any interest or Interest Amount on the Notes, (ii) to reduce or cancel the amount of principal payable on redemption of, or any Instalment Amount of, or any premium payable on redemption of, the Notes, (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes, (iv) if a Minimum and/or a Maximum Interest Rate, Instalment Amount or Redemption Amount is shown hereon, to reduce any such Minimum and/or Maximum, (v) to vary any method of, or basis for, calculating the Redemption Amount, including the method of calculating the Amortised Face Amount, (vi) to vary the currency or currencies of payment or denomination of the Notes, (vii) to take any steps that as specified hereon may only be taken following approval by an Extraordinary Resolution to which the special quorum provisions apply, (viii) to modify the provisions concerning the quorum required at any meeting of Noteholders or the majority required to pass the Extraordinary Resolution or (ix) the sanctioning of any scheme or proposal for the exchange or conversion of Notes, in which case the necessary quorum shall be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-third, in nominal amount of the Notes for the time being outstanding. Any Extraordinary Resolution duly passed shall be binding on Noteholders (whether or not they were present at the meeting at which such resolution was passed) and on all Couponholders.

          These Conditions may be amended, modified or varied in relation to any Series of Notes by the terms of the relevant Pricing Supplement in relation to such Series.

(b)       Modification of the Trust Deed

          The Trustee may agree, without the consent of the Noteholders or Couponholders, to (i) any modification of any of the provisions of the Trust Deed, the Notes or the Coupons that is in the opinion of the Trustee, of a formal, minor or technical nature or is made to correct a manifest error, and (ii) any other modification (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed that is in the opinion of the Trustee not materially prejudicial to the interests of the Noteholders. Any such modification, authorisation or waiver shall be binding on the Noteholders and theCouponholders and, if the Trustee so requires, such modification shall be notified to the Noteholders as soon as practicable.

(c)       Substitution

          The Trust Deed contains provisions permitting the Trustee to agree, subject to such amendment of the Trust Deed and such other conditions as the Trustee may require, without the consent of the Noteholders or the Couponholders, to the substitution of any other company in place of the Issuer or of any previous substituted company as principal debtor under the Trust Deed and the Notes and, with the consent of the Noteholders by Extraordinary Resolution, to the substitution of any other company in place of the Guarantor or of any previous substituted company as Guarantor under the Trust Deed and the Notes.

(d)       Entitlement of the Trustee

          In connection with the exercise of its functions (including but not limited to those referred to in this Condition) the Trustee shall have regard to the interests of the Noteholders as a class and shall not have regard to the consequences of such exercise for individual Noteholders or Couponholders and the Trustee shall not be entitled to require, nor shall any Noteholder or Couponholder be entitled to claim, from the Issuer or the Guarantor any indemnification or payment in respect of any tax consequence of any such exercise upon individual Noteholders or Couponholders.

12.       REPLACEMENT OF NOTES, CERTIFICATES, RECEIPTS, COUPONS AND TALONS

If a Note, Receipt, Coupon or Talon is lost, stolen, mutilated, defaced or destroyed, it may be replaced, subject to applicable laws, regulations and stock exchange regulations, at the specified office of the Issuing and Paying Agent or such other Paying Agent as may from time to time be designated by the Issuer for the purpose and notice of whose designation is given to Noteholders in accordance with Condition 16, in each case on payment by the claimant of the fees and costs incurred in connection therewith and on such terms as to evidence, security and indemnity (which may provide, inter alia, that if the allegedly lost, stolen or destroyed Note, Receipt, Coupon or Talon is subsequently presented for payment or, as the case may be, for exchange for further Coupons, there shall be paid to the Issuer on demand the amount payable by the Issuer in respect of such Notes, Receipts, Coupons or further Coupons) and otherwise as the Issuer may reasonably require. Mutilated or defaced Notes, Receipts, Coupons or Talons must be surrendered before replacements will be issued.

13.       FURTHER ISSUES

The Issuer may from time to time without the consent of the Noteholders or Couponholders create and issue further securities either having the same terms and conditions as the Notes in all respects (or in all respects except for the first payment of interest on them) and so that such further issue shall be consolidated and form a single series with the outstanding securities of any series (including the Notes) or upon such terms as the Issuer may determine at the time of their issue. References in these Conditions to the Notes include (unless the context requires otherwise) any other securities issued pursuant to this Condition and forming a single series with the Notes. Any further securities forming a single series with the outstanding securities of any series (including the Notes) constituted by the Trust Deed or any deed supplemental to it shall, and any other securities may (with the consent of the Trustee), be constituted by the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the Noteholders and the holders of securities of other series where the Trustee so decides.

14.       ENFORCEMENT

At any time after the Notes become due and payable, the Trustee may, at its discretion and without further notice, institute such proceedings against the Issuer as it may think fit to enforce the terms of the Trust Deed, but it need not take any such proceedings unless (a) it shall have been so directed by an Extraordinary Resolution or so requested in writing by holders of at least one-fifth in nominal amount of the Notes outstanding, and (b) it shall have been indemnified to its satisfaction. No Noteholder, Receiptholder or Couponholder may proceed directly against the Issuer or the Guarantor unless the Trustee, having become bound so to proceed fails to do so within a reasonable time and such failure is continuing.

15.       INDEMNIFICATION OF THE TRUSTEE

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility. The Trustee is entitled to enter into business transactions with the Issuer or the Guarantor and any entity related to the Issuer or the Guarantor without accounting for any profit.

16.       NOTICES

Notices to the holders of Notes shall be valid if published in a daily newspaper of general circulation in London (which is expected to be the Financial Times) and so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of such Exchange so require, in a daily newspaper with general circulation in Luxembourg (which is expected to be the Luxemburger Wort). The Issuer shall also ensure that notices are duly published in a manner which complies with the rules and regulations of any other stock exchange on which the Notes are, for the time being, listed. Any such notice shall be deemed to have been given on the date of such publication or, if published more than once or on different dates, on the first date on which publication is made, as provided above. Couponholders shall be deemed for all purposes to have notice of the contents of any notice given to the holders of Notes in accordance with this Condition.

17.       GOVERNING LAW AND JURISDICTION

The Trust Deed, the Notes, the Receipts, the Coupons and the Talons are governed by, and shall be construed in accordance with, English law.

                               THE SECOND SCHEDULE

           FORMS OF GLOBAL AND DEFINITIVE NOTES, RECEIPTS, COUPONS AND
                                     TALONS

                                     PART I

                          FORM OF TEMPORARY GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.]1

[THE NOTES CONSTITUTE [COMMERCIAL PAPER/SHORTER TERM DEBT SECURITIES/LONGER TERM DEBT SECURITIES]2 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THE NOTES IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THE NOTES HAS BEEN GUARANTEED BY TXU EUROPE LIMITED, WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION]3



                           TXU EASTERN FUNDING COMPANY
                                 (THE "ISSUER")
               (incorporated with unlimited liability in England)

                               (Euro)2,000,000,000
                         EURO MEDIUM TERM NOTE PROGRAMME

                  Unconditionally and irrevocably guaranteed by
                               TXU EUROPE LIMITED
                (incorporated with limited liability in England)

                              TEMPORARY GLOBAL NOTE

This Note is a Temporary Global Note in respect of a duly authorised issue of Notes of the Issuer (the "NOTES") as are specified in the Pricing Supplement applicable to the Notes (the "PRICING SUPPLEMENT"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the


-----------------------------

1 This legend can be deleted if the Notes have an initial maturity of 365 days or less.

2 Include "commercial paper" if Notes must be redeemed before their first anniversary. Include "shorter term debt securities" if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. Include "longer term debt securities" if Notes may not be redeemed before their third anniversary.

3 This legend is to be included only for Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are accepted in the UK.

information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions and the Trust Deed shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "TRUST DEED") dated 15 December 1999 and made between (inter alios) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject as hereinafter provided and subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Issuing and Paying Agent at 5 Carmelite Street, London EC4Y 0PA, England or such other specified office as may be specified for the purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of any instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III, or IV of Schedule One hereto or in Schedule Two hereto.

Payments of principal and interest (if any) due prior to the Exchange Date (as defined below) will only be made to the bearer hereof to the extent that there is presented to the Issuing and Paying Agent by Cedelbank or Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in Part VII of the Second Schedule to the Trust Deed. The bearer of this Global Note will not (unless upon due presentation of this Global Note for exchange, delivery of the appropriate number of Definitive Notes (together, if applicable, with the Receipts, Coupons and Talons appertaining thereto in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust
Deed) or, as the case may be, issue and delivery (or, as the case may be, endorsement) of the Permanent Global Note is improperly withheld or refused and such withholding or refusal is continuing at the relevant payment date) be entitled to receive any payment hereon due on or after the Exchange Date

On or after the date (the "EXCHANGE DATE") which is the later of (i) 40 days after the Issue Date and (ii) the expiry of the applicable Distribution Compliance Period (as defined in the Trust Deed), this Global Note may be exchange (free of charge) in whole or in part for, as specified in the Pricing Supplement, either Definitive Notes and (if applicable) Receipts, Coupons and/or Talons (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) or a Permanent Global Note in or substantially in the form set out in Part II of the Second Schedule to the Trust Deed (together with the Pricing Supplement attached thereto) upon notice being given by Euroclear and/or Cedelbank acting on the instructions of any holder of an interest in this Global Note and subject, in the case of Definitive Notes, to such notice period as is specified in the Pricing Supplement. If Definitive Notes and (if applicable) Receipts, Coupons and/or Talons have already been issued in exchange for all the Notes represented for the time being by the Permanent Global Note, then this Global Note may only thereafter be exchanged for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons pursuant to the terms hereof. Presentation of this Global Note for exchange shall be made by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Issuing and Paying Agent specified above. The Issuer shall procure that Definitive Notes or (as the case may be) the Permanent Global Note shall be so issued and delivered in exchange for only that portion of this Global Note in respect of which there shall have been presented to the Issuing and Paying Agent by Euroclear or Cedelbank a certificate in or substantially in the form set out in Part VII of the Second Schedule to the Trust Deed to the effect that it has received from or in respect of a person entitled to a particular nominal amount of the Notes represented by this Global Note (as shown by its records) a certificate in or substantially in the form of Certificate "A" as set out in Part VII of the Second Schedule to the Trust Deed. On an exchange of the whole of this Global Note, this Global Note shall be surrendered to the Issuing and Paying Agent. On an exchange of part only of this Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of this Global Note so exchanged. On any exchange of this Global Note for a Permanent Global Note, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two to the Permanent Global Note and the relevant space in Schedule Two thereto recording such exchange shall be signed by or on behalf of the Issuer.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects (except as otherwise provided herein) be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in Parts III, IV, V and VI (as applicable) of the Second Schedule to the Trust Deed.

For so long as this Temporary Global Note is held on behalf of Euroclear or Cedelbank, or any other clearing system as shall have been approved by the Trustee (the "ALTERNATIVE CLEARING SYSTEM"), notices required to be given to Holders may be given by their being delivered to Euroclear and Cedelbank or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions, except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

Each person (other than Euroclear or Cedelbank) who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Issuing and Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

This Global Note is governed by, and shall be construed in accordance with, English law and the Issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., London office, as Issuing and Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of ..........................

TXU EASTERN FUNDING COMPANY

By:      ..............................

         DULY AUTHORISED

Authenticated by
Citibank, N.A.
as Issuing and Paying Agent.


By:      ..............................

         AUTHORISED OFFICER

                                  SCHEDULE ONE

                                     PART I

                                INTEREST PAYMENTS

Date made   Interest Payment   Total amount of   Amount of      Confirmation of
            Date               interest payable  interest paid  payment by or on
                                                                behalf of the
                                                                Issuer


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

                                     PART II

                          PAYMENT OF INSTALMENT AMOUNTS

Date made    Total amount of   Amount of       Remaining        Confirmation of
             Instalment        Instalment      nominal amount   payment by or on
             Amounts payable   Amounts paid    of this Global   behalf of the
                                               Note following   Issuer
                                               such payment*


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

                                    PART III

                                   REDEMPTIONS

Date made    Total amount of   Amount of       Remaining        Confirmation of
             principal payable principal paid  nominal amount   redemption by or
                                               of this Global   on behalf of the
                                               Note following   Issuer
                                               such redemption*


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                     PART IV

                           PURCHASE AND CANCELLATIONS

Date made      Part of nominal        Remaining nominal       Confirmation of
               amount of this Global  amount of this Global   purchase and
               Note purchased and     Note following such     cancellation by or
               cancelled              purchase and            on behalf of the
                                      cancellation*           Issuer


-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

                                  SCHEDULE TWO

                                    EXCHANGES
                  FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE

   THE FOLLOWING EXCHANGES OF A PART OF THIS GLOBAL NOTE FOR DEFINITIVE NOTES
              OR A PART OF A PERMANENT GLOBAL NOTE HAVE BEEN MADE:

Date made      Nominal amount of      Remaining nominal      Notation made by or
               this Global Note       amount of this Global  on behalf of the
               exchanged for          Note following such    Issuer
               Definitive Notes or a  exchange*
               part of a Permanent
               Global Note


-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                     PART II

                          FORM OF PERMANENT GLOBAL NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.]4

[THE NOTES CONSTITUTE [COMMERCIAL PAPER/SHORTER TERM DEBT SECURITIES/LONGER TERM DEBT SECURITIES]5 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTICE HAS BEEN GUARANTEED BY TXU EUROPE LIMITED WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION]6

                           TXU EASTERN FUNDING COMPANY
                                 (THE "ISSUER")
               (incorporated with unlimited liability in England)


                               (Euro)2,000,000,000
                         EURO MEDIUM TERM NOTE PROGRAMME

                  Unconditionally and irrevocably guaranteed by
                               TXU EUROPE LIMITED
                (incorporated with limited liability in England)3


                              PERMANENT GLOBAL NOTE

This Note is a Permanent Global Note in respect of a duly authorised issue of Notes of the Issuer (the "NOTES") as are specified in the Pricing Supplement applicable to the Notes (the "PRICING SUPPLEMENT"), a copy of which is annexed hereto. References herein to the Conditions shall be to the Terms and Conditions of the Notes as set out in the First Schedule to the Trust Deed (as defined below) as supplemented, replaced and modified by the Pricing Supplement but, in the event of any conflict between the provisions of the said Conditions and the information in the Pricing Supplement, the Pricing Supplement will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Global Note. This Global Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified and/or supplemented and/or restated from time to time, the "TRUST DEED") dated


--------------------------------------------------------------------------------
* See most recent entry in Part II, III or IV of Schedule One or in this Schedule Two in order to determine this amount.

4 This legend can be deleted if the Notes have an initial maturity of 365 days or less.

5 Include "commercial paper" if Notes must be redeemed before their first anniversary. Include "shorter term debt securities if Notes may not be redeemed before their first anniversary but must be redeemed before their third anniversary. include "longer term debt securities" if Notes may not be redeemed before their third anniversary.

6 This legend is to be included only for Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are accepted in the UK.

15 December 1999 and made between (inter alios) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on each Instalment Date (if the Notes are repayable in instalments) and on the Maturity Date and/or on such earlier date(s) as all or any of the Notes represented by this Global Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable under the Conditions in respect of such Notes on each such date and to pay interest (if any) on the nominal amount of the Notes from time to time represented by this Global Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed, upon presentation and, at maturity, surrender of this Global Note at the specified office of the Issuing and Paying Agent at 5 Carmelite Street, London EC4Y 0PA, England or such other specified office as may be specified for this purpose in accordance with the Conditions or at the specified office of any of the other Paying Agents located outside the United States, its territories and possessions (except as provided in the Conditions) from time to time appointed by the Issuer in respect of the Notes. On any redemption or payment of an instalment or interest being made in respect of, or purchase and cancellation of, any of the Notes represented by this Global Note details of such redemption, payment, purchase and cancellation (as the case may be) shall be entered by or on behalf of the Issuer in Schedule One hereto and the relevant space in Schedule One hereto recording any such redemption, payment, purchase and cancellation (as the case may be) shall be signed by or on behalf of the Issuer. Upon any such redemption, payment of an instalment, purchase and cancellation the nominal amount of this Global Note and the Notes represented by this Global Note shall be reduced by the nominal amount of such Notes so redeemed or purchased and cancelled or the amount of such instalment. The nominal amount from time to time of this Global Note and of the Notes represented by this Global Note following any such redemption, payment of an instalment, purchase and cancellation as aforesaid or any exchange as referred to below shall be the nominal amount most recently entered in the relevant column in Part II, III or IV of Schedule One hereto or in Schedule Two hereto.

[On any exchange of the Temporary Global Note issued in respect of the Notes for this Global Note or any part hereof, details of such exchange shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such exchange shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of the Temporary Global Note so exchanged.]7

[Upon any further Tranche of Notes of this Series being issued, details of such increase in the size of the Series shall be entered by or on behalf of the Issuer in Schedule Two hereto and the relevant space in Schedule Two hereto recording such increase shall be signed by or on behalf of the Issuer, whereupon the nominal amount of this Global Note and the Notes represented by this Global Note shall be increased by the nominal amount of such further Tranche.]8

This Global Note may be exchanged (free of charge) in whole, but not in part, for Definitive Notes and (if applicable) Receipts, Coupons and/or Talons in or substantially in the forms set out in Parts III, IV, V and VI of the Second Schedule to the Trust Deed (on the basis that all the appropriate details have been included on the face of such Definitive Notes and (if applicable) Receipts, Coupons and/or Talons and the relevant information supplementing, replacing or


-----------------------------

7    Delete where the issue is made in accordance with TEFRA C.

8    Delete where the issue is made in accordance with TEFRA D.

modifying the Conditions appearing in the Pricing Supplement has been endorsed on or attached to such Definitive Notes) either, as specified in the applicable Pricing Supplement.

(i) upon not less than 60 days' written notice being given to the Issuing and Paying Agent by Morgan Guaranty Trust Company of New York, Brussels office, as operator of the Euroclear System ("EUROCLEAR") and/or Cedelbank, (acting on the instructions of any holder of an interest in this Global Note); or

(ii)      upon the occurrence of an Exchange Event.

          An "EXCHANGE EVENT" means:

          (1)  an Event of Default has occurred and is continuing;

          (2) the Issuer has been notified that either Euroclear or Cedelbank has been closed for business for a continuous period of 14 days (other than by reason of holiday, statutory or otherwise) or has announced an intention permanently to cease business or has in fact done so and no alternative clearing system satisfactory to the Trustee is available; or

          (3) the Issuer has or will become obliged to pay additional amounts as provided for or referred to in Condition 8 which would not be required were the Notes in definitive form.

If this Global Note is exchangeable following the occurrence of an Exchange
Event:

          (i) the Issuer will promptly give notice to Noteholders in accordance with Condition 16 upon the occurrence of such Exchange Event; and

          (ii) Euroclear and/or Cedelbank (acting on the instructions of any holder of an interest in this Global Note) or the Trustee may give notice to the Issuing and Paying Agent requesting exchange and, in the event of the occurrence of an Exchange Event as described in (3) above, the Issuer may also give notice to the Issuing and Paying Agent requesting exchange. Any such exchange shall occur on a date specified in the notice not more than 60 days after the date of receipt of the first relevant notice by the Issuing and Paying Agent.

The first notice requesting exchange in accordance with the above provisions shall give rise to the issue of Definitive Notes for the total nominal amount of Notes represented by this Global Note.

Any such exchange as aforesaid will be made upon presentation of this Global Note by the bearer hereof on any day (other than a Saturday or Sunday) on which banks are open for business in London at the office of the Issuing and Paying Agent specified above.

The aggregate nominal amount of Definitive Notes issued upon an exchange of this Global Note will be equal to the aggregate nominal amount of this Global Note. Upon exchange of this Global Note for Definitive Notes, the Issuing and Paying Agent shall cancel it or procure that it is cancelled.

Until the exchange of the whole of this Global Note as aforesaid, the bearer hereof shall (subject as provided in the next paragraph) in all respects be entitled to the same benefits as if he were the bearer of Definitive Notes and the relative Receipts, Coupons and/or Talons (if any) in the form(s) set out in

Parts III, IV, V and VI (as applicable) of the Second Schedule of the Trust
Deed.

Each person (other than Euroclear or Cedelbank) who is for the time being shown in the records of Euroclear or Cedelbank as the holder of a particular nominal amount of the Notes represented by this Global Note (in which regard any certificate or other document issued by Euroclear or Cedelbank as to the nominal amount of such Notes standing to the account of any person shall be conclusive and binding for all purposes save in the case of manifest error) shall be treated by the Issuer, the Trustee, the Issuing and Paying Agent and any other Paying Agent as the holder of such nominal amount of such Notes for all purposes other than with respect to the payment of principal and interest on such nominal amount of such Notes, the right to which shall be vested, as against the Issuer, solely in the bearer of this Global Note in accordance with and subject to the terms of this Global Note and the Trust Deed.

For so long as this Permanent Global Note is held on behalf of Euroclear or Cedelbank, or any other clearing system as shall have been approved by the Trustee (the "ALTERNATIVE CLEARING SYSTEM"), notices required to be given to Holders may be given by their being delivered to Euroclear and Cedelbank or, as the case may be, the Alternative Clearing System, rather than by publication as required by the Conditions, except that, so long as the Notes are listed on the Luxembourg Stock Exchange and the rules of that Exchange so require, notices shall also be published in a leading newspaper having general circulation in Luxembourg (which is expected to be the Luxemburger Wort).

This Global Note is governed by, and shall be construed in accordance with, English law and the issuer submits to the jurisdiction of the English courts for all purposes in connection with this Global Note.

This Global Note shall not be valid unless authenticated by Citibank, N.A., as Issuing and Paying Agent.

IN WITNESS whereof the Issuer has caused this Global Note to be signed manually or in facsimile by a person duly authorised on its behalf.

Issued as of...........................

TXU EASTERN FUNDING COMPANY


By:....................................
         DULY AUTHORISED


Authenticated by
Citibank, N.A.
as Issuing and Paying Agent


By:....................................
         AUTHORISED OFFICER

                                  SCHEDULE ONE

                                     PART I

                                INTEREST PAYMENTS

                                                                Confirmation of
                                                                payment by or on
            Interest Payment  Total amount of    Amount of      behalf of the
Date made   Date              interest payable   interest paid  Issuer


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

                                     PART II

                          PAYMENT OF INSTALMENT AMOUNTS

                                               Remaining
                                               nominal amount   Confirmation of
             Total amount of   Amount of       of this Global   payment by or on
             Instalment        Instalment      Note following   behalf of the
Date made    Amounts payable   Amounts paid    such payment*    Issuer


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                    PART III

                                   REDEMPTION

                                               Remaining
                                               nominal amount   Confirmation of
                                               of this Global   redemption by or
            Total amount of    Amount of       Note following   on behalf of the
Date made   principal payable  principal paid  such redemption* Issuer


-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------

-----------  ---------------   --------------- ---------------  ---------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                     PART IV

                           PURCHASES AND CANCELLATIONS

                                      Remaining nominal      Confirmation of
               Part of nominal        amount of this Global  purchase and
               amount of this Global  Note following such    cancellation by or
               Note purchased and     purchase and           on behalf of the
Date made      cancelled              cancellation*          Issuer


-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------

-------------- ---------------------  ---------------------  ------------------


* See most recent entry in Part II, III or IV or Schedule Two in order to determine this amount.

                                  SCHEDULE TWO

                           [EXCHANGES]1 [INCREASES]2
                  FOR DEFINITIVE NOTES OR PERMANENT GLOBAL NOTE
             [Nominal amount of   [Amount of increase   Nominal amount of   Notation made by
             Temporary Global     in nominal amount     this Global Note    or on behalf of the
             Note exchanged for   of this Global Note   following such      Issuer
             this Global Note]1   following issue of    [exchange]1
                                  further Tranche]2     [increase]2
Date made


-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----

-----------  ------------------   -------------------   -----------------   -------------------
  -----             ---                   ---                  ---                 ----


-----------------------------
1    Delete where the issue is made in accordance with TEFRA C.

                                    PART III

                             FORM OF DEFINITIVE NOTE

[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTION S165(J) AND 1287(A) OF THE INTERNAL REVENUE CODE.]3

[THE NOTES CONSTITUTE [COMMERCIAL PAPER/SHORTER TERM DEBT SECURITIES/LONGER TERM DEBT SECURITY]4 ISSUED IN ACCORDANCE WITH REGULATIONS MADE UNDER SECTION 4 OF THE BANKING ACT 1987. THE ISSUER OF THIS NOTE IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION (AS SUCH TERMS ARE DEFINED IN THE BANKING ACT 1987 (EXEMPT TRANSACTIONS) REGULATIONS 1997). REPAYMENT OF THE PRINCIPAL AND PAYMENT OF ANY INTEREST OR PREMIUM IN CONNECTION WITH THIS NOTE HAS BEEN GUARANTEED BY TXU EUROPE LIMITED, WHICH IS NOT AN AUTHORISED INSTITUTION OR A EUROPEAN AUTHORISED INSTITUTION].5

                           TXU EASTERN FUNDING COMPANY
                                 (THE "ISSUER")
               (incorporated with unlimited liability in England)

                               (Euro)2,000,000,000
                         EURO MEDIUM TERM NOTE PROGRAMME

                  Unconditionally and irrevocably guaranteed by
                               TXU EUROPE LIMITED
                (incorporated with limited liability in England)

               [SPECIFIED CURRENCY AND NOMINAL AMOUNT OF TRANCHE]
                                    NOTES DUE
                               [YEAR OF MATURITY]

This Note is one of a Series of Notes referred to above each of the Issuer ("NOTES"). References herein to the Conditions shall be to the Terms and Conditions [endorsed hereon/set out in the First Schedule to the Trust Deed (as defined below) which shall be incorporated by reference herein and have effect as if set out herein] as supplemented, replaced and modified by the relevant information (appearing in the Pricing Supplement (the "PRICING SUPPLEMENT")) endorsed hereon but, in the event of any conflict between the provisions of the said Conditions and such information in the Pricing Supplement, such information will prevail. Words and expressions defined in the Conditions shall bear the same meanings when used in this Note. This Note is issued subject to, and with the benefit of, the Conditions and a Trust Deed (such Trust Deed as modified


--------------------------------------------------------------------------------

2    Delete where the issue is made in accordance with TEFRA D.

3 This legend can be deleted if the Notes have an initial maturity of 365 days or less.

4 Include "commercial paper" if Notes must be redeemed before their first anniversary. Include "shorter term debt securities" if Notes may not be deemed before their first anniversary but must be redeemed before their third anniversary. Include "longer term debt securities" if Notes may not redeemed before their third anniversary.

5 This legend is to be included only for Notes (including Notes denominated in Sterling) in respect of which the issue proceeds are accepted in the UK.

and/or supplemented and/or restated from time to time, the "TRUST DEED") dated 15 December 1999 and made between (inter alia) the Issuer and The Law Debenture Trust Corporation p.l.c. as trustee for the holders of the Notes.

The Issuer, subject to and in accordance with the Conditions and the Trust Deed, promises to pay to the bearer hereof on [each Instalment Date and]the Maturity Date or on such earlier date as this Note may become due and repayable in accordance with the Conditions and the Trust Deed, the amount payable on redemption of this Note and to pay interest (if any) on the nominal amount of this Note calculated and payable as provided in the Conditions and the Trust Deed together with any other sums payable under the Conditions and the Trust Deed.

This Note shall not be valid unless authenticated by Citibank, N.A. as Issuing and Paying Agent.

IN WITNESS whereof this Note has been executed on behalf of the Issuer.

Issued as of ..........................

TXU EASTERN FUNDING COMPANY



By: ...................................
                DULY AUTHORISED

Authenticated by
Citibank, N.A.
as Issuing and Paying Agent.

By: ...................................
                AUTHORISED OFFICER

                                  [CONDITIONS]


[Conditions to be set out in the First Schedule to this Trust Deed or such other form as may be agreed between the Issuer, the Issuing and Paying Agent, the Trustee and the relevant Dealer(s), but shall not be endorsed if not required by the relevant Stock Exchange]

                               PRICING SUPPLEMENT


[Here to be set out the text of the relevant information supplementing, replacing or modifying the Conditions which appears in the Pricing Supplement relating to the Notes]

                                     PART IV

                                 FORM OF RECEIPT

                           TXU EASTERN FUNDING COMPANY

                    [CURRENCY AND NOMINAL AMOUNT OF TRANCHE]
                                    NOTES DUE
                               [YEAR OF MATURITY]

                                 SERIES NO. [ ]



Receipt for the sum of [ ] being the instalment of principal payable in accordance with the Terms and Conditions applicable to the Notes to which this Receipt appertains (the "CONDITIONS") on [ ].

This Receipt is issued subject to and in accordance with the Conditions which shall be binding upon the holder of this Receipt (whether or not it is for the time being attached to such Note) and is payable at the specified office of any of the Paying Agents set out on the reverse of the Note to which this Receipt appertains (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders).

This Receipt must be presented for payment together with this Note to which it appertains. The Issuer shall have no obligation in respect of any Receipt presented without the Note to which it appertains or any unmatured Receipts.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (J) AND 1287(A) OF THE INTERNAL REVENUE CODE.

                                     PART V

                                 FORM OF COUPON

On the front:

                           TXU EASTERN FUNDING COMPANY


                    [CURRENCY AND NOMINAL AMOUNT OF TRANCHE]
                                    NOTES DUE
                               [YEAR OF MATURITY]

                                 SERIES NO. [ ]

[Coupon appertaining to a Note in the denomination of [Currency and Denomination]].6

                                     PART A

[FOR FIXED RATE NOTES:

This Coupon is payable to bearer, separately      Coupon for
negotiable and subject to the Terms and           [        ]
Conditions of the said Notes.                     due on [        ],[        ]]

                                     PART B

[FOR FLOATING RATE NOTES OR VARIABLE INTEREST NOTES:

Coupon for the amount due in accordance with the Terms and Conditions endorsed on, attached to or incorporated by reference into the said Notes on [the Interest Payment Date falling in [ ] [ ]/ [ ]].

This Coupon is payable to the bearer, separately negotiable and subject to such Terms and Conditions, under which it may become void before its due date.]

7[ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (J) AND 1287(A) OF THE INTERNAL REVENUE CODE.]


-----------------------------

6    Delete where the Notes are all of the same denomination.

7    Only for Coupons relating to Notes with a maturity of 365 days or more.

                                     PART VI

                                  FORM OF TALON

On the front:

                           TXU EASTERN FUNDING COMPANY

                    [CURRENCY AND NOMINAL AMOUNT OF TRANCHE]
                                    NOTES DUE
                               [YEAR OF MATURITY]

                                 SERIES NO. [ ]

[Talon appertaining to a Note in the denominations of [Currency and Denomination]]1.

On and after [ ] further Coupons [and a further Talon]2 appertaining to the Note to which this Talon appertains will be issued at the specified office of any of the Paying Agents set out on the reverse hereof (and/or any other or further Paying Agents and/or specified offices as may from time to time be duly appointed and notified to the Noteholders) upon production and surrender of this Talon.

This Talon may, in certain circumstances, become void under the Terms and Conditions endorsed on the Note to which this Talon appertains.

ANY UNITED STATES PERSON (AS DEFINED IN THE INTERNAL REVENUE CODE OF THE UNITED STATES) WHO HOLDS THIS OBLIGATION WILL BE SUBJECT TO LIMITATIONS UNDER THE UNITED STATES INCOME TAX LAWS, INCLUDING THE LIMITATIONS PROVIDED IN SECTIONS 165 (J) AND 1287(A) OF THE INTERNAL REVENUE CODE.


-----------------------------

1    Delete where the Notes are all of the same denomination.

2    Not required on last Coupon Sheet.

On the back of Receipts, Coupons and Talons:


                            ISSUING AND PAYING AGENT

                                 CITIBANK, N.A.
                               5 Carmelite Street
                                 London EC4Y 0PA

                                  PAYING AGENT

                         KREDIETBANK SA LUXEMBOURGEOISE
                           43, Boulevard Royal L-2955
                                   Luxembourg

                                    PART VII

                     FORM OF CERTIFICATE TO BE PRESENTED BY
                             EUROCLEAR OR CEDELBANK

                           TXU EASTERN FUNDING COMPANY

               (Euro)2,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME

                               (THE "SECURITIES")



This is to certify that, based solely on certifications we have received in writing, by tested telex or by electronic transmission from member organisations appearing in our records as persons being entitled to a portion of the nominal amount set forth below (our "Member Organisations") substantially to the effect set forth in the temporary Global Note representing the Securities, as of the date hereof, [ ] nominal amount of the above-captioned Securities (i) is owned by persons that are not citizens or residents of the United States, domestic partnerships, domestic corporations or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United States persons"), (ii) is owned by United States persons that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Sections 1.165-12(c)(l)(v) ("financial institutions") purchasing their own account for resale, or (b) acquired the Securities through foreign branches of United States financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution has agreed, on its own behalf or through its agent, that we may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) is owned by United States or foreign financial institutions for purposes of resale during the distribution compliance period (as defined in U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and to the further effect that United States or foreign financial institutions described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) have certified that they have not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(3) of Regulation S under the Securities Act of 1933, as amended, then this is also to certify with respect to such principal amount of Securities set forth above that, except as set forth below, we have received in writing, by tested telex or by electronic transmission, from our Member Organisations entitled to a portion of such principal amount, certifications with respect to such portion, substantially to the effect set forth in the temporary Global Note representing the Securities.

We further certify that (i) that we are not making available herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) any portion of the temporary Global Note excepted in such certifications and
(ii) that as of the date hereof we have not received any notification from any of our Member Organisations to the effect that the statements made by such Member Organisations with respect to any portion of the part submitted herewith for exchange (or, if relevant, exercise of any rights or collection of any interest) are no longer true and cannot be relied upon as of the date hereof.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

          Dated:              , 200[ ]14

          Yours faithfully,

          [Morgan Guaranty Trust
          Company of New York,
          Brussels office,
          as operator of the Euroclear
          System]

          or

          [Cedelbank]

          By:...............................


-----------------------------

14 To be dated no earlier than the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

                                 CERTIFICATE "A"

                           TXU EASTERN FUNDING COMPANY

               (Euro)2,000,000,000 EURO MEDIUM TERM NOTE PROGRAMME


                               (THE "SECURITIES")


This is to certify that as of the date hereof, and except as set forth below, the above-captioned Securities held by you for our account (i) are owned by person(s) that are not citizens or residents of the United States, domestic partnerships, domestic corporations, or any estate or trust the income of which is subject to United States Federal income taxation regardless of its source ("United Sates person(s)"), (ii) are owned by United States person(s) that (a) are foreign branches of United States financial institutions (as defined in U.S. Treasury Regulations Section 1.165-12(c)(1)(v)) ("financial institutions") purchasing for their own account or for resale, or (b) acquired the Securities through foreign branches of United Sates financial institutions and who hold the Securities through such United States financial institutions on the date hereof (and in either case (a) or (b), each such United States financial institution hereby agrees, on its own behalf or through its agent, that you may advise the Issuer or the Issuer's agent that it will comply with the requirements of
Section 165(j)(3)(A), (B) or (C) of the Internal Revenue Code of 1986, as amended, and the regulations thereunder), or (iii) are owned by United States or foreign financial institution(s) for purposes of resale during the distribution compliance period (as defined in the U.S. Treasury Regulations Section 1.163-5(c)(2)(i)(D)(7)), and in addition if the owner of the Securities is a United States or foreign financial institution described in Clause (iii) above (whether or not also described in Clause (i) or (ii)) this is to further certify that such financial institution has not acquired the Securities for purposes of resale directly or indirectly to a United States person or to a person within the United States or its possessions.

If the Securities are of the category contemplated in Section 230.903(c)(2) of Regulation S under the Securities Act of 1933, as amended, (the "Act") then this is also to certify that, except as set forth below, the Securities are beneficially owned by (a) non-U.S. person(s) who purchased the Securities in transactions which did not require registration under the Act. As used in this paragraph, the term "U.S. person" has the meaning given to it by Regulation S under the Act.

As used herein, "United States" means the United States of America (including the States and the District of Columbia); and its "possessions" include Puerto Rico, the U.S. Virgin Islands, Guam, American Samoa, Wake Island and the Northern Mariana Islands.

We undertake to advise you promptly by tested telex on or prior to the date on which you intend to submit your certification relating to the Securities held by you for our account in accordance with your operating procedures if any applicable statement herein is not correct on such date, and in the absence of any such notification it may be assumed that this certification applies as of such date.

This certification excepts and does not relate to [ ] of such interest in the above Securities in respect of which we are not able to certify and as to which we understand exchange and delivery of definitive Securities (or, if relevant, exercise of any right or collection of any interest) cannot be made until we do so certify.

We understand that this certification is required in connection with certain tax laws and, if applicable, certain securities laws of the United States. In connection therewith, if administrative or legal proceedings or official enquiries are commenced or threatened in connection with which this certification is or would be relevant, we irrevocably authorise you to produce this certification to any interested party in such proceedings or enquiries.

Dated:                     , 200[ ]15

Name of person making certification

By:....................................


-----------------------------

15 To be dated no earlier than the fifteenth day prior to the date to which this certification relates, namely (a) the payment date or (b) the Exchange Date.

                               THE THIRD SCHEDULE

                      PROVISIONS FOR MEETING OF NOTEHOLDERS

1    (A)  As used in this Schedule the following expressions shall have the following meanings unless the context otherwise requires:

          (i) "VOTING CERTIFICATE" shall mean an English language certificate issued by a Paying Agent and dated in which it is stated;

               (a) that on the date thereof Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a block voting instruction has been issued and is outstanding in respect of the meeting specified in such voting certificate or any adjourned such meeting) were deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

                    (1) the conclusion of the meeting specified in such certificate, or, if later, of any adjourned such meeting; and

                    (2) the surrender of the certificate to the Paying Agent who issued the same; and

               (b) that the bearer thereof is entitled to attend and vote at such meeting and any adjourned such meeting in respect of the Notes represented by such certificate;

          (ii) "BLOCK VOTING INSTRUCTION" shall mean an English language document issued by a Paying Agent and dated in which:

               (a) it is certified that Notes (whether in definitive form or represented by a Global Note and not being Notes in respect of which a voting certificate has been issued and is outstanding in respect of the meeting specified in such block voting instruction and any adjourned such meeting) have been deposited with such Paying Agent or (to the satisfaction of such Paying Agent) were held to its order or under its control or blocked in an account with a clearing system and that no such Notes will cease to be so deposited or held or blocked until the first to occur of:

                    (1) the conclusion of the meeting specified in such document or, if later, of any adjourned such meeting;

                    (2) the surrender to the Paying Agent not less than 48 hours before the time for which such meeting or any adjourned such meeting is convened of the receipt issued by such Paying Agent in respect of each such deposited Note which is to be released or (as the case may require) the Note or Notes ceasing with the agreement of the Paying Agent to be held to its order or under its control or so blocked and the giving of notice by the Paying Agent to the Issuer in accordance with paragraph 17 hereof of the necessary amendment to the block voting instruction;

               (b) it is certified that each holder of such Notes or a duly authorised agent on his behalf has instructed such Paying Agent that the vote(s) attributable to the Note or Notes so deposited or held or blocked should be cast in a particular way in relation to the resolution or resolutions to be put to such meeting or any adjourned such meeting and that all such instructions are during the period commencing 48 hours prior to the time for which such meeting or any adjourned such meeting is convened and ending at the conclusion or adjournment thereof neither revocable nor capable of amendment;

               (c) the aggregate principal amount of the Notes so deposited or held or blocked are listed distinguishing with regard to each such resolution between those in respect of which instructions have been given as aforesaid that the votes attributable there should be cast in favour of the resolution and those in respect of which instructions have been so given that the votes attributable thereto should be cast against the resolution; and

               (d) one or more persons named in such document (each hereinafter called a "PROXY") is or are authorised and instructed by such Paying Agent to cast the votes attributable to the Notes so listed in accordance with the instructions referred to in (c) above as set out in such document;

          (iii) "24 HOURS" shall mean a period of 24 hours including all or part of a day upon which banks are open for business in both the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of a day upon which banks are open for business in all of the places as aforesaid;

          (iv) "48 HOURS" shall mean a period of 48 hours including all or part of two days upon which banks are open for business both in the place where the relevant meeting is to be held and in each of the places where the Paying Agents have their specified offices (disregarding for this purpose the day upon which such meeting is to be held) and such period shall be extended by one period or, to the extent necessary, more periods of 24 hours until there is included as aforesaid all or part of two days upon which banks are open for business in all of the places as aforesaid; and

     (B) A holder of a Note (whether in definitive form or represented by a Global Note) may obtain a voting certificate in respect of such Note from a Paying Agent or require a Paying Agent to issue a block voting instruction in respect of such Note by depositing such Note with such Paying Agent or (to the satisfaction of such Paying Agent) by such

          Note being held to its order or under its control or being blocked in an account with a clearing system, in each case not less than 48 hours before the time fixed for the relevant meeting and on the terms set out in sub-paragraph (A)(i)(a) or (A)(ii)(a) above (as the case may be), and (in the case of a block voting instruction) instructing such Paying Agent to the effect set out in sub-paragraph (A)(ii)(b) above. The holder of any voting certificate or the proxies named in any block voting instruction shall for all purposes in connection with the relevant meeting or adjourned meeting of Noteholders be deemed to be the holder of the Notes to which such voting certificate or block voting instruction relates and the Paying Agent with which such Notes have been deposited or the person holding the same to the order or under the control of such Paying Agent or the clearing system in which such Notes have been blocked shall be deemed for such purposes not be the holder of those Notes.

2 The Issuer, the Guarantor or the Trustee may at any time and the Issuer shall upon a requisition in writing in the English language signed by the holders of not less than one-tenth in nominal amount of the Notes for the time being outstanding convene a meeting of the Noteholders and if the Issuer makes default for a period of seven days in convening such a meeting the same may be convened by the Trustee or the requisitionists. Every such meeting shall be held at such time and place as the Trustee may appoint or approve.

3 At least 21 days' notice (exclusive of the day on which the notice is given and the day on which the meeting is to be held) specifying the place, day and hour of meeting shall be given to the holders of the Notes prior to any meeting of such holders in the manner provided by Condition 16. Such notice, which shall be in the English language, shall state generally the nature of the business to be transacted at the meeting thereby convened but (except for an Extraordinary Resolution) it shall not be necessary to specify in such notice the terms of any resolution to be proposed. Such notice shall include statements, if applicable, to the effect that Notes may, not less than 48 hours before the time fixed for the meeting, be deposited with Paying Agents or (to their satisfaction) held to their order or under their control or blocked in an account with a clearing system for the purpose of obtaining voting certificates or appointing proxies. A copy of the notice shall be sent by post to the Trustee (unless the meeting is convened by the Trustee), to the Issuer (unless the meeting is convened by the Issuer) and to the Guarantor (unless the meeting is convened by the Guarantor).

4 A person (who may but need not be a Noteholder) nominated in writing by the Trustee shall be entitled to take the chair at the relevant meeting or adjourned meeting but if no such nomination is made or if at any meeting or adjourned meeting the person nominated shall not be present within 15 minutes after the time appointed for holding the meeting or adjourned meeting the Noteholders present shall choose one of their number to be Chairman, failing which the Issuer may appoint a Chairman. The Chairman of an adjourned meeting need not be the same person as was Chairman of the meeting from which the adjournment took place.

5 At any such meeting one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-tenth of the nominal amount of the Notes for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a Chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of the relevant business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present holding Definitive Notes or voting certificates or being proxies holding or representing in the aggregate a clear majority in nominal amount of the Notes for the time being outstanding PROVIDED THAT at any meeting the business of which includes any of the following matters (each of which shall, subject only to Clause 19.2(b), only be capable of being effected after having been approved by Extraordinary Resolution) namely:

          (i) to postpone the maturity of redemption of the Notes, any Instalment Date or any date for payment of any interest or Interest Amount on the Notes;

          (ii) to reduce or cancel the principal amount of, or any Instalment Amount of, or any premium payable on redemption of, the Notes;

          (iii) to reduce the rate or rates of interest in respect of the Notes or to vary the method or basis of calculating the rate or rates or amount of interest or the basis for calculating any Interest Amount in respect of the Notes;

          (iv) if a Minimum and/or a Maximum Interest Rate, Instalment Amount or Redemption Amount relates to the Notes, to reduce any such Minimum and/or Maximum;

          (v) to vary any method of, or basis for, calculating the Redemption Amount, including the method of calculating the Amortised Face Amount;

          (vi) to vary the currency or currencies of payment or denomination of the Notes;

          (vii) alteration of this proviso or the proviso to paragraph 6 below;

          (viii) alteration of the quorum required at any meeting of Noteholders or the majority required to pass an Extraordinary Resolution; and

          (ix) the sanctioning of any such scheme or proposal as is described in paragraph 18(i) below;


          the quorum shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than two-thirds of the nominal amount of the Notes for the time being outstanding.

6 If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any such meeting a quorum is not present for the transaction of any particular business, then, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the meeting shall if convened upon the requisition of Noteholders be dissolved. In any other case it shall stand adjourned to the same day in the next week (or if such day is a public holiday the next succeeding business day) at the same time and place (except in the case of a meeting at which an Extraordinary Resolution is to be proposed in which case it shall stand adjourned for such period, being not less than 13 clear days nor more than 42 clear days, and to such place as may be appointed by the Chairman either at or subsequent to such meeting and approved by the Trustee). If within 15 minutes (or such longer period not exceeding 30 minutes as the Chairman may decide) after the time appointed for any adjourned meeting a quorum is not present for the transaction of any particular business, them, subject and without prejudice to the transaction of the business (if any) for which a quorum is present, the Chairman may either (with the approval of the Trustee) dissolve such meeting or adjourn the same for such period, being not less than 13 clear days (but without any maximum number of clear days), and to such place as may be appointed by the Chairman either at or subsequent to such adjourned meeting and approved by the Trustee, and the provisions of this sentence shall apply to all further adjourned such meetings. At any adjourned meeting one or more persons present holding Definitive Notes of the relevant one or more Series or voting certificates or being proxies (whatever the nominal amount of the Notes so held or represented by them) shall (subject as provided below) form a quorum and shall have power to pass any Extraordinary Resolution or other resolution and to decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had the requisite quorum been present PROVIDED THAT at any adjourned meeting the quorum for the transaction of business comprising any of the matters specified in the proviso to paragraph 5 above shall be one or more persons present holding Definitive Notes or voting certificates or being proxies and holding or representing in the aggregate not less than one-third of the nominal amount of the Notes for the time being outstanding.

7 Notice of any adjourned meeting at which an Extraordinary Resolution is to be submitted shall be given in the same manner as notice of an original meeting but as if 10 were substituted for 21 in paragraph 3 above and such notice shall state the relevant quorum. Subject as aforesaid it shall not be necessary to give any notice of an adjourned meeting.

8 Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the Chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) to which he may be entitled as a Noteholder or as a holder of a voting certificate or as a proxy or as a representative.

9 At any meeting unless a poll is (before or on the declaration of the result of the show of hands) demanded by the Chairman, the Issuer, the Guarantor , the Trustee or any person present holding a Definitive Note of the relevant Series or a voting certificate or being a proxy (whatever the nominal amount of the Notes so held or represented by him) a declaration by the Chairman that a resolution has been carried or carried by a particular majority or lost or not carried by a particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

10 Subject to paragraph 12 below, if at any such meeting a poll is so demanded it shall be taken in such manner and subject as hereinafter provided either at once or after an adjournment as the Chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuance of the meeting for the transaction of any business other than the motion on which the poll has been demanded.

11 The Chairman may with the consent of (and shall if directed by) any such meeting adjourn the same from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully (but for lack of required quorum) have been transacted at the meeting from which the adjournment took place.


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12        Any poll demanded at any such meeting on the election of a Chairman or on any question of adjournment shall be taken at the meeting without adjournment.

13 The Trustee and its lawyers and any director, officer or employee of a corporation being a trustee of these presents and any director or officer of the Issuer or, as the case may be, the Guarantor and its or their lawyers and any other person authorised so to do by the Trustee may attend and speak at any meeting. Save as aforesaid, but without prejudice to the proviso to the definition of "outstanding" in Clause 1, no person shall be entitled to attend and speak nor shall any person be entitled to vote at any meeting of Noteholders or join with others in requesting the convening of such a meeting or to exercise the rights conferred on Noteholders by Condition 10 unless he either produces the Definitive Note or Definitive Notes of which he is the holder or a voting certificate or is a proxy. No person shall be entitled to vote at any meeting in respect of Notes held by, for the benefit of, or on behalf of, the Issuer, the Guarantor , any Subsidiary or holding company of the Issuer or the Guarantor or any other Subsidiary of any such holding company. Nothing herein shall prevent any of the proxies named in any block voting instruction or form of proxy from being a director, officer or representative of or otherwise connected with the Issuer or the Guarantor.

14        Subject as provided in paragraph 13 hereof at any meeting:

          (a) on a show of hands every person who is present in person and produces a Definitive Note or voting certificate or is a proxy shall have one vote; and

          (b) on a poll every person who is so present shall have one vote in respect of each Euro 1 or such other amount as the Trustee may in its absolute discretion stipulate (or, in the case of meetings of holders of Notes denominated in another currency, such amount in such other currency as the Trustee in its absolute discretion may stipulate) in nominal amount of the Definitive Notes so produced or represented by the voting certificate so produced or in respect of which he is a proxy.


          Without prejudice to the obligations of the proxies named in any block voting instruction or form of proxy any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

15 The proxies named in any block voting instruction or form of proxy need not be Noteholders.

16 Each block voting instruction together (if so requested by the Trustee) with proof satisfactory to the Trustee of its due execution on behalf of the relevant Paying Agent shall be deposited by the relevant Paying Agent at such place as the Trustee shall approve not less than 24 hours before the time appointed for holding the meeting or adjourned meeting at which the proxies named in the block voting instruction propose to vote and in default the block voting instruction shall not be treated as valid unless the Chairman of the meeting decides otherwise before such meeting or adjourned meeting proceeds to business. A notarially certified copy of each block voting instruction shall be deposited with the Trustee before the commencement of the meeting or adjourned meeting but the Trustee shall not thereby be obliged to investigate or be concerned with the validity of or the authority of the proxies named in any such block voting instruction.

17 Any vote given in accordance with the terms of a block voting instruction shall be valid notwithstanding the previous revocation or amendment of the block voting instruction or of any of the


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          Noteholders' instructions pursuant to which it was executed provided that no intimation in writing of such revocation or amendment shall have been received from the relevant Paying Agent by the Issuer at its registered office (or such other place as may have been required or approved by the Trustee for the purpose) by the time being 24 hours before the time appointed for holding the meeting or adjourned meeting at which the block voting instruction is to be used.

18 A meeting of the Noteholders shall in addition to the powers hereinbefore given have the following powers exercisable only by Extraordinary Resolution (subject to the provisions relating to quorum contained in paragraphs 5 and 6 above) namely:

          (a) Power to sanction any compromise or arrangement proposed to be made between the Issuer, the Guarantor the Trustee, any Appointee and the Noteholders, Receiptholders and Couponholders or any of them.

          (b) Power to sanction any abrogation, modification, compromise or arrangement in respect of the rights of the Trustee, any Appointee, the Noteholders, the Receiptholders, Couponholders, the Issuer, the Guarantor, or against any other or others of them or against any of their property whether such rights shall arise under these presents or otherwise.

          (c) Power to assent to any modification of the provisions of these presents which shall be proposed by the Issuer, the Guarantor, the Trustee or any Noteholder.

          (d) Power to give any authority or sanction which under the provisions of these presents is required to be given by Extraordinary Resolution.

          (e) Power to appoint any persons (whether Noteholders or not) as a committee or committees to represent the interests of the Noteholders and to confer upon such committee or committees any powers or discretions which the Noteholders could themselves exercise by Extraordinary Resolution.

          (f) Power to approve of a person to be appointed a trustee and power to remove any trustee or trustees for the time being of these presents.

          (g) Power to discharge or exonerate the Trustee and/or any Appointee from all liability in respect of any act or omission for which the Trustee and/or such Appointee may have become responsible under these presents.

          (h) Power to authorise the Trustee and/or any Appointee to concur in and execute and do all such deeds, instruments, acts and things as may be necessary to carry out and give effect to any Extraordinary Resolution.

          (i)  Power to sanction the substitution of the Guarantor pursuant to
               Section 29 of the Trust Deed.

          (j) Power to sanction any scheme or proposal for the exchange or sale of the Notes for or the conversion of the Notes into or the cancellation of the Notes in consideration of shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other company formed or to be formed, or for or into or in consideration of cash, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other


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               obligations and/or securities as aforesaid and partly for or into or in consideration of cash.

19 Any resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents shall be binding upon all the Noteholders whether present or not present at such meeting and whether or not voting and upon all Receiptholders and Couponholders and each of them shall be bound to give effect thereto accordingly and the passing of any such resolution shall be conclusive evidence that the circumstances justify the passing thereof. Notice of the result of the voting on any resolution duly considered by the Noteholders shall be published in accordance with Condition 16 by the Issuer within 14 days of such result being known PROVIDED THAT the non-publication of such notice shall not invalidate such result.

20 The expression "Extraordinary Resolution" when used in these presents means (a) a resolution passed at a meeting of the Noteholders duly convened and held in accordance with these presents by a majority consisting of not less than three-fourths of the persons voting thereat upon a show of hands or if a poll is duly demanded by a majority consisting of not less than three-fourths of the votes cast on such poll; or (b) a resolution in writing signed by or on behalf of Noteholders holding, in aggregate, 95 per cent. of the nominal amount of Notes outstanding, which resolution in writing may be contained in one document or in several documents in like form each signed by or on behalf of one more of the Noteholders.

21 Minutes of all resolutions and proceedings at every meeting of the Noteholders shall be made and entered in books to be from time to time provided for that purpose by the Issuer and any such minutes as aforesaid if purporting to be signed by the Chairman of the meeting at which such resolutions were passed or proceedings transacted shall be conclusive evidence of the matters therein contained and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been made shall be deemed to have been duly held and convened and all resolutions passed or proceedings transacted thereat to have been duly passed or transacted.

22   (a)  If and whenever the Issuer shall have issued and have outstanding
          Notes of more than one Series the foregoing provisions of this Schedule shall have effect subject to the following modifications:

          (i) a resolution which in the opinion of the Trustee affects the Notes of only one Series shall be deemed to have been duly passed if passed at a separate meeting of the holders of the Notes of that Series;

          (ii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series but does not give rise to a conflict of interest between the holders of Notes of any of the Series so affected shall be deemed to have been duly passed is passed at a single meeting of the holders of the Notes of all the Series so affected;

          (iii) a resolution which in the opinion of the Trustee affects the Notes of more than one Series and gives or may give rise to a conflict of interest between the holders of the Notes or one Series or group of Series so affected shall be deemed to have been duly passed only if passed at separate meetings of the holders of the Notes of each Series or group of Series so affected; and


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          (iv) to all such meetings all the preceding provisions of this
               Schedule shall mutatis mutandis apply as though references therein to Notes and Noteholders were references to the Notes of the Series or group of Series in question or to the holders of such Notes, as the case may be.

     (b) If the Issuer shall have issued and have outstanding Notes which are not denominated in Euro in the case of any meeting of holders of Notes of more than one currency the principal amount of such Notes shall (i) for the purposes of paragraph 2 above be the equivalent in Euro at the spot rate of a bank nominated by the Trustee for the conversion of the relevant currency or currencies into Euro on the seventh dealing day prior to the day on which the requisition in writing is received by the Issuer and (ii) for the purposes of paragraphs 5, 6 and 14 above (whether in respect of the meeting or any adjourned such meeting or any poll resulting therefrom) be the equivalent at such spot rate on the seventh dealing day prior to the day of such meeting. In such circumstances, on any poll each person present shall have one vote for each Euro 1 (or such other Euro amount as the Trustee may in its absolute discretion stipulate) in principal amount of the Notes (converted as above) which he holds or represents.

23 Subject to all other provisions of these presents the Trustees may without the consent of any the Issuer, the Guarantor , the Noteholders, the Receiptholders or the Couponholders prescribe such further regulations regarding the requisitioning and/or the holding of meetings of Noteholders and attendance and voting thereat as the Trustee may in its sole discretion think fit.


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SIGNED as a deed by                )
TXU EASTERN FUNDING                )    E. J. Lean
COMPANY                            )
in the presence of:                )


Witness's signature:          Howard Brooks

Name:                         Howard Brooks

Address:                      Wherstead Park, Ipswich, Suffolk



SIGNED as a deed by                )
TXU EUROPE                         )    E. J. Lean
LIMITED                            )
in the presence of:                )


Witness's signature:          Howard Brooks

Name:                         Howard Brooks

Address:                      Wherstead Park, Ipswich, Suffolk



THE COMMON SEAL of                 )
THE LAW DEBENTURE TRUST            )
CORPORATION P.L.C. was affixed     )
to this deed in the presence of:   )

Director:      C. Rakestrow

Authorised Signatory:         Bill Rowland


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